Exhibit 10.11
Execution Version

TRANSACTION AGREEMENT
by and between
SONESTA HOLDCO CORPORATION
and
SERVICE PROPERTIES TRUST
February 27, 2020

Page

SECTION 1 DEFINITIONS	1
1.1 Definitions	1
SECTION 2 TRANSACTIONS	4
2.1 Transactions	4
2.2 Sale of Sale Properties	5
SECTION 3 CONDITIONS TO RESTRUCTURING TRANSACTIONS	5
3.1 Conditions to Obligations of SVC	5
3.2 Conditions to Obligations of Sonesta Holdco	6
SECTION 4 REPRESENTATIONS AND WARRANTIES	7
4.1 Sonesta Holdco Representations and Warranties	7
4.2 SVC Representations and Warranties	11
SECTION 5 ADDITIONAL AGREEMENTS	12
5.1 Cooperation	12
SECTION 6 MISCELLANEOUS	13
6.1 Dispute Resolution	13
6.2 Confidentiality	15
6.3 Publicity	16
6.4 Notices	16
6.5 Waivers, Etc.	17
6.6 Assignment, Successors and Assigns, Third Party Beneficiaries	17
6.7 Severability	17
6.8 Counterparts, Etc	18
6.9 Governing Law	18
6.10 Expenses	18
6.11 Section and Other Headings; Interpretation	18
6.12 SVC NON-LIABILITY OF TRUSTEES	18

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6.13 Entire Agreement	18
6.14 Survival	18
6.15 Acknowledgement of Disclaimer of Other Representations and Warranties	19
6.16 Non-Recourse	19
6.17 Further Assurances	19

Exhibits
Exhibit A-1    –    Form of Amended and Restated Management Agreement (Sale Properties)
Exhibit A-2    –    Form of Amended and Restated Management Agreement (Non-Sale
        Properties)
Exhibit B    –    Form of Amended and Restated Pooling Agreement
Exhibit C    –    Form of Registration Rights Agreement
Exhibit D    –    Form of Stockholders Agreement
Schedules
Schedule 1    –    Contributed Entities
Schedule 2    –    Existing Properties
Schedule 3    –    Non-Sale Properties Adjusted Invested Capital
Schedule 4    –    Sonesta Holdco Subsidiaries
Schedule 5    –    Sonesta Holdco Disclosure Schedule

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TRANSACTION AGREEMENT
THIS TRANSACTION AGREEMENT is made as of February 27, 2020, by and between Sonesta Holdco Corporation, a Maryland corporation (“Sonesta Holdco”), on behalf of itself and its subsidiaries, and Service Properties Trust, a Maryland real estate investment trust (“SVC”), on behalf of itself and its subsidiaries.
PRELIMINARY STATEMENTS
Sonesta Holdco, through its wholly owned subsidiary, Sonesta Hotels International Corporation, a Maryland corporation (“Sonesta”), currently manages certain real properties and improvements owned by SVC through certain of its subsidiaries, which are currently operated as Sonesta branded hotels.
SVC and Sonesta Holdco wish to restructure their existing management relationship as contemplated by this Agreement and enter into certain other agreements and transactions as contemplated by this Agreement subject to the terms and conditions set forth herein.
NOW, THEREFORE, it is agreed:
Section 1
DEFINITIONS
1.1    Definitions. Capitalized terms used in this Agreement shall have the meanings set forth below:
(1)    “AAA”: the meaning given in Section 6.1(1).
(2)    “Agreement”: this Transaction Agreement, together with the Schedules and Exhibits hereto, as it or they may be amended in accordance with the terms hereof.
(3)    “Amended and Restated Management Agreements”: the Amended and Restated Management Agreements for the Existing Properties, each in the form attached as Exhibit A-1 with respect to the Sale Properties and Exhibit A-2 with respect to the Non-Sale Properties.
(4)    “Amended and Restated Pooling Agreement”: the Amended and Restated Pooling Agreement in the form attached as Exhibit B.
(5)    “Appellate Rules”: the meaning given in Section 6.1(7).
(6)    “Award”: the meaning given in Section 6.1(5).
(7)    “Business Day”: any day other than Saturday, Sunday, or any other day on which banking institutions in the Commonwealth of Massachusetts are authorized by Law or executive action to close.

(8)    “Code”: the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
(9)    “Contributed Entities”: the Entities identified on Schedule 1.
(10)    “Contribution Agreement”: the Contribution Agreement dated as of February 26, 2020 by and among Sonesta Holdco, the Contributors and the Contributed Entities relating to the contribution by the Contributors of their interests in the Contributed Entities to Sonesta Holdco.
(11)    “Contributors”: the owners of certain membership interests in the Contributed Entities immediately prior to the consummation of the transfer of all of their membership interests to Sonesta Holdco pursuant to the Contribution Agreement.
(12)    “Disputes”: the meaning given in Section 6.1(1).
(13)    “Effective Time”: 12:01 a.m. Boston local time on the date on which the conditions set forth in Section 3 are satisfied.
(14)    “Entity”: any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.
(15)    “Existing Management Agreements”: the Management Agreements by and between Sonesta or one of its subsidiaries and a subsidiary of SVC, as identified on Schedule 2, as each is in effect immediately prior to the Effective Time.
(16)    “Existing Pooling Agreement”: the Pooling Agreement dated as of April 23, 2012, as amended, by and among Sonesta and certain of its subsidiaries and certain subsidiaries of SVC.
(17)    “Existing Properties”: the real properties and improvements owned by SVC, through its subsidiaries, identified on Schedule 2 and which are managed by Sonesta or one of its subsidiaries under an Existing Management Agreement.
(18)    “Financial Statements”: the meaning given in Section 4.1.8(a).
(19)    “GAAP”: generally accepted accounting principles in the United States applied on a consistent basis.
(20)    “Governmental Authority”: any court, agency, authority, board (including environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any state or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over any SVC Party or Sonesta Party or any Existing Property, or any portion thereof.

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(21)    “Laws”: all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of any Governmental Authority.
(22)    “Material Contract”: any contract, agreement, document or other obligation that is material to Sonesta Holdco and its subsidiaries and their business and operations taken as a whole.
(23)    “Non-Sale Properties”: the Existing Properties identified on Schedule 2 as the “Non-Sale Properties”.
(24)    “Permit”: any governmental permit, license, registration, authorization, accreditation, qualification, certification or approval.
(25)    “Person”: any individual or Entity.
(26)    “Projections”: the meaning given in Section 4.1.8(b).
(27)    “Registration Rights Agreement: the Registration Rights Agreement in the form attached as Exhibit C.
(28)    “Rules”: the meaning given in Section 6.1(1).
(29)    “Sale Properties”: the Existing Properties identified on Schedule 2 as the “Sale Properties”.
(30)    “S Elections”: the meaning given in Section 4.1.11(c).
(31)    “Securities Act”: the Securities Act of 1933, as amended from time to time and the rules and regulations promulgated and issued thereunder.
(32)    “Sonesta”: the meaning given in the Preliminary Statements to this Agreement.
(33)    “Sonesta Holdco”: the meaning given in the preamble to this Agreement.
(34)    “Sonesta Holdco Common Shares”: the meaning given in Section 4.1(2).
(35)    “Sonesta Parties”: Sonesta Holdco, Sonesta, the Contributed Entities and any other direct or indirect subsidiary of Sonesta Holdco.
(36)    “Stockholders Agreement”: the Stockholders Agreement in the form attached as Exhibit D.
(37)    “SVC”: the meaning given in the preamble to this Agreement.
(38)    “SVC Shares”: the meaning given in Section 4.1(2).
(39)    “SVC Parties”: SVC and any other direct or indirect subsidiaries of SVC.

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(40)    “Tax” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), whether federal, state, local, foreign or other, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing authority.
(41)    “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof.
(42)    “Transactions”: the meaning given in Section 2.1.
(43)    “Transaction Documents”: this Agreement, the Contribution Agreement, the Amended and Restated Management Agreements, the Amended and Restated Pooling Agreement, the Registration Rights Agreement, the Stockholders Agreement and all other documents executed in connection therewith or the transactions contemplated hereunder or thereby.

Section 2
TRANSACTIONS
2.1    Transactions. As of the Effective Time on the date the conditions set forth in Section 3 are satisfied, the following transactions (the “Transactions”) shall occur; provided, that each party hereto shall use its respective commercially reasonable efforts to cause such conditions to be satisfied as promptly as practicable on or following the date hereof:
(1)Amendment of Existing Management Agreements. Each of the Existing Management Agreements for the Existing Properties will be amended and restated to the applicable form of Amended and Restated Management Agreement.
(2) Amendment of the Existing Pooling Agreement. The Existing Pooling Agreement will be amended and restated to the form of the Amended and Restated Pooling Agreement;
(3)Share Issuances. Sonesta Holdco shall have issued to SVC the SVC Shares, subject to the terms and conditions and with the benefits of the Stockholders Agreement and the Registration Rights Agreement;
(4)Release of Documents. All documents delivered in escrow pursuant to Section 3 shall be automatically released from such escrow and deemed delivered to the applicable party or parties thereto; and
(5)Adjustment to Invested Capital. The aggregate “Invested Capital”, under and as defined in the Amended and Restated Management Agreements for the Non-Sale Properties shall be reduced by an aggregate of $375 million, allocated among the Non-Sale Properties as set forth on Schedule 3 and such allocated amounts shall be reflected in the applicable Amended and Restated Management Agreements with respect to the Non-Sale Properties.

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2.2    Sale of Sale Properties. In consideration for the Transactions, SVC shall use commercially reasonable efforts to sell, rebrand or repurpose each of the Sale Properties. The parties acknowledge and agree that upon the sale of each Sale Property, the applicable Amended and Restated Management Agreement in respect of such Sale Property and any fees, payments, amounts due or obligations in respect thereof shall terminate in accordance with its terms and that Sale Property shall thereafter no longer be included in the Amended and Restated Pooling Agreement in all respects.
Section 3
CONDITIONS TO RESTRUCTURING TRANSACTIONS
3.1    Conditions to Obligations of SVC. The obligation of SVC to consummate the Transactions is subject to the satisfaction of the following conditions at or prior to the Effective Time:
(1)    Documents to be Delivered:
(a)    Sonesta or its respective subsidiaries shall have executed and delivered to SVC in escrow an Amended and Restated Management Agreement for each Existing Property in the applicable form;
(b)    Sonesta and its respective subsidiaries shall have executed and delivered to SVC in escrow the Amended and Restated Pooling Agreement;
(c)    Sonesta Holdco shall have delivered to SVC in escrow a certificate in customary form representing the SVC Shares in the name of SVC;
(d)    Sonesta Holdco and each of the Contributors shall have executed and delivered to SVC in escrow the Stockholders Agreement;
(e)    Sonesta Holdco shall have executed and delivered to SVC in escrow the Registration Rights Agreement;
(f)    The transactions contemplated by the Contribution Agreement shall have been consummated on the terms of the Contribution Agreement, without any amendment or waiver thereof except as has been consented to by SVC;
(g)    SVC shall have received evidence reasonably satisfactory to it that each Contributed Entity has good and marketable fee title to the real estate and improvements identified on Schedule 1 as being owned by it, subject to no monetary liens or other liens, encumbrances or restrictions that would reasonably be expected to materially and adversely affect the value or use as currently used of such real estate and improvements; and

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(h)    Sonesta Holdco or its respective subsidiaries shall have executed and delivered to SVC in escrow such other agreements and documents reasonably necessary to give effect to the transactions contemplated by this Agreement or otherwise reasonably requested by SVC.
(2)    Sonesta Holdco Representations and Covenants. The representations and warranties of the Sonesta Parties in this Agreement and in each other Transaction Document shall be true, correct and complete in all material respects (or in all respects to the extent qualified by materiality or material adverse effect); provided that the representations and warranties in Section 4.1(2)(a) and (b) shall be true in all respects on and as of the Effective Time, as if made as of the Effective Time after giving effect to the contribution of the interests of the Contributed Entities to Sonesta Holdco pursuant to the Contribution Agreement (unless such representation and warranty is made as to a specific date in which case it shall be true, correct and complete in all material respects as of such date), and the Sonesta Parties shall have performed in all material respects all covenants and obligations required to be performed by them under this Agreement and such Transaction Documents on or before the Effective Time.
(3)    No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of any of the transactions contemplated by this Agreement shall be in effect.
3.2    Conditions to Obligations of Sonesta Holdco. The obligation of Sonesta Holdco to consummate the Transactions is subject to the satisfaction of the following conditions as of the Effective Time:
(1)    Documents to be Delivered:
(a)    SVC or its respective subsidiaries shall have executed and delivered to Sonesta Holdco in escrow an Amended and Restated Management Agreement for each Existing Property in the applicable form;
(b)    SVC and its respective subsidiaries shall have executed and delivered to Sonesta Holdco in escrow the Amended and Restated Pooling Agreement;
(c)    SVC shall have executed and delivered to Sonesta Holdco in escrow the Stockholders Agreement;
(d)    SVC shall have executed and delivered to Sonesta Holdco in escrow the Registration Rights Agreement; and
(e)    SVC or its respective subsidiaries shall have executed and delivered to Sonesta Holdco in escrow such agreements and documents

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reasonably necessary to give effect to the transactions contemplated by this Agreement or otherwise reasonably requested by Sonesta Holdco.
(2)    SVC Representations and Covenants. The representations and warranties of the SVC Parties in this Agreement and in each other Transaction Document shall be true, correct and complete in all material respects (or in all respects to the extent qualified by materiality or material adverse effect) on and as of the Effective Time, as if made as of the Effective Time (unless such representation and warranty is made as to a specific date in which case it shall be true, correct and complete in all material respects as of such date), and the SVC Parties shall have performed in all material respects all covenants and obligations required to be performed by them under this Agreement and such Transaction Documents on or before the Effective Time.
(3)    No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other Laws preventing or making illegal the consummation of any of the transactions contemplated by this Agreement shall be in effect.
Section 4
REPRESENTATIONS AND WARRANTIES
4.1    Sonesta Holdco Representations and Warranties. Sonesta Holdco represents and warrants to SVC that:
(1)    Organization. Sonesta Holdco and each of its subsidiaries is duly organized, validly existing and in good standing under the Laws of the state of its jurisdiction of organization or formation. Sonesta Holdco and each of its subsidiaries has the requisite power and authority under the Laws of such state and its organizational or governing documents to conduct its business as it is now being conducted and to own and operate its properties and assets (except where the failure to have such power and authority would not have a material adverse effect on the Sonesta Parties taken as a whole), to execute and deliver the Transaction Documents to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated by the Transaction Documents to which it is a party. Schedule 4 sets forth each subsidiary of Sonesta Holdco, including its jurisdiction of organization. Except as set forth in Schedule 4 each subsidiary of Sonesta Holdco is wholly owned. Sonesta Holdco is a newly formed entity of the state of Maryland, that has conducted no business other than its ownership of the equity interests of Sonesta and its subsidiaries and the Contributed Entities and the transactions contemplated by this Agreement.
(2)    Capitalization.
(a)    As of the date of this Agreement, the authorized capitalization of Sonesta Holdco is 1,000,000 shares of common stock, $0.01 par value per share (the “Sonesta Holdco Common Shares”), of which, immediately prior to the Effective Time, 261Sonesta Holdco Common Shares are issued and outstanding and held by the

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Contributors, and 134 Sonesta Holdco Common Shares are reserved for issuance to SVC pursuant to this Agreement (the reserved Sonesta Holdco Common Shares, the “SVC Shares”). When issued, the SVC Shares will constitute approximately, but not more than, 34% of the issued and outstanding Sonesta Holdco Common Shares as of such time.
(b)    All of the issued and outstanding Sonesta Holdco Common Shares are, and as of the Effective Time the SVC Shares will be, duly authorized, validly issued, fully paid and non-assessable and, other than pursuant to the Stockholders Agreement, no Person is entitled to preemptive rights in respect of the issuance of the SVC Shares. Upon issuance, the SVC Shares will not be subject to any liens, encumbrances or restrictions (including restrictions on transfer) other than pursuant to applicable securities Laws, the Stockholders Agreement or liens arising out of SVC’s ownership thereof (other than any such liens arising out of any act or omission of any Sonesta Party).
(c)    Except as set forth in the Transaction Documents or as set forth in Schedule 5, there are no outstanding subscriptions, securities, options, restricted stock units, dividend equivalent rights, warrants, call rights, profits interests, stock appreciation rights, phantom shares, convertible securities, rights of first refusal, preemptive rights or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which Sonesta Holdco or any of its subsidiaries is a party or by which any of them is bound obligating Sonesta Holdco or any of its subsidiaries to (i) issue, deliver, transfer, sell or create, or cause to be issued, delivered, transferred, sold or created, additional shares of capital stock or other equity interests, or phantom shares or other contractual rights, the value of which is determined in whole or in part by the value of any equity security of Sonesta Holdco or any of its subsidiaries, or securities convertible into or exchangeable for such shares of capital stock or other equity interests, (ii) issue, grant, extend or enter into any such subscriptions, securities, options, restricted stock units, dividend equivalent rights, warrants, calls, rights, profits interests, stock appreciation rights, phantom shares, convertible securities, rights of first refusal, preemptive rights or other similar rights, agreements, arrangements, undertakings or commitments, or (iii) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests of Sonesta Holdco or any subsidiary of Sonesta Holdco.
(d)    Except as set forth in the Registration Rights Agreement, Sonesta Holdco is not under any obligation, contingent or otherwise, by reason of any contract to register the offer and sale or resale of any of its securities under the Securities Act.
(3)    Authorization. The execution and delivery by the Sonesta Parties of the Transaction Documents to which they are a party and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary trust, corporate or limited liability company, as applicable, action on the part of the Sonesta Parties. Each of the Transaction Documents, upon execution and delivery by a Sonesta Party, will be duly and validly executed by such Sonesta Party and will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar Laws relating to creditors’ rights generally, (b) general principles of equity (whether

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applied in a proceeding at Law or in equity) and (c) any implied covenant of good faith and fair dealing.
(4)    No Violation. The execution and delivery of the Transaction Documents by the Sonesta Parties does not, and the consummation of the transactions contemplated by the Transaction Documents, including the issuance of the SVC Shares, will not, (a) conflict with, or result in any violation of or default under, any provision of any Sonesta Party’s organizational documents, (b) conflict with, or result in any violation of or default under, any Law or judgment applicable to any Sonesta Party or to which any of their properties or assets are subject, or (c) conflict with, or, with or without notice or the lapse of time, result in a breach, termination (or right of termination) or violation of or default under the terms of any agreement, contract, indenture or other instrument to which any Sonesta Party is a party or subject or to which any of their properties or assets are subject, except, with respect to the foregoing clauses (b) and (c), where such conflict, violation, termination or default would not impair or delay the consummation of any of the transactions contemplated by the Transaction Documents or reasonably be expected to have a material adverse effect on the Sonesta Parties taken as a whole.
(5)    Approvals. The execution and delivery by each Sonesta Party of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by the Transaction Documents do not (a) require the consent, approval, order or authorization of any Person under any agreement, contract, indenture or other instrument or applicable Laws to which any Sonesta Party is a party or to which any Sonesta Party or any of their properties or assets are subject or (b) require any declaration, filing or registration with any Governmental Authority, except those that have been obtained and those the failure of which to receive would not impair or delay the consummation of any of the transactions contemplated by the Transaction Documents or reasonably be expected to have a material adverse effect on the Sonesta Parties taken as a whole.
(6)    Litigation. No investigation, action or proceeding is pending and, to Sonesta Holdco’s knowledge, no action or proceeding is threatened in writing, with respect to any Sonesta Party (a) which questions the validity of any of the Transaction Documents or any action taken or to be taken pursuant thereto or would otherwise materially impair or delay the consummation of any of the Transactions or (b) would reasonably be expected to have material adverse effect on the Sonesta Parties taken as a whole.
(7)    Compliance with Laws; Permits. Each Sonesta Party is in compliance in all material respects with all applicable Laws and possesses all material Permits necessary for the conduct of its business as currently conducted and all such material Permits are in full force and effect in all material respects.
(8)    Financial Information.
(a)     The audited consolidated financial statements for the year ended December 31, 2018 and the unaudited consolidated financial statements for the year ended December 31, 2019 with respect to Sonesta and the unaudited financial statements for the years ended December 31, 2019 and December 31, 2018 for each of the

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Contributed Entities (the “Financial Statements”) have been furnished to the SVC Parties or their representatives in connection with the Transactions and such Financial Statements, when furnished, were true, complete and correct in all material respects and fairly presented in all material respects the financial position and results of operations of such Sonesta Parties set forth therein as of their respective dates and for the respective periods presented, and were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, except in the case of any unaudited financial statements, for the absence of footnotes and subject to customary year-end adjustments.
(b)    All financial information constituting projections, financial estimates, budgets, forecasts or other forward looking statements (“Projections”) with respect to any Sonesta Party furnished to the SVC Parties or their representatives in connection with the Transactions were prepared in good faith based on assumptions that are believed by the Sonesta Parties to have been reasonable at the time furnished (it being understood that such Projections are subject to significant uncertainties and contingencies and that no assurance can be given that any particular Projections will be realized and that actual results may differ from the Projections and that such differences may be material).
(9)    Absence of Certain Changes. Each Sonesta Party has operated its business in the ordinary course consistent with past practice since December 31, 2019, and other than as previously disclosed in writing to SVC, there has not occurred any change, event, occurrence, circumstance, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Sonesta Parties taken as a whole.
(10)    Absence of Undisclosed Liabilities; Indebtedness. The Sonesta Parties have no liabilities or obligations of any nature, whether accrued, contingent or otherwise, except for liabilities or obligations (i) reflected in the Financial Statements, (ii) that were incurred in the ordinary course of business, none of which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Sonesta Parties taken as a whole or (iii) that were incurred in connection with the Transactions.
(11)    Taxes.
(a)    All material Tax Returns required to be filed by or on behalf of each Sonesta Party have been timely filed with the appropriate Governmental Authority (taking into account any extensions of time within which to file such Tax Returns). All such Tax Returns are true, complete, and correct in all material respects. Each Sonesta Party has duly paid (or there has been paid on its behalf), or made adequate provisions in accordance with GAAP for, all material Taxes required to be paid by it, whether or not shown on any Tax Return.
(b)    (i) there are no audits, investigations by any Governmental Authority, or other proceedings pending or threatened in writing with regard to any Taxes or Tax Returns of any Sonesta Party; (ii) no material deficiency for Taxes of any Sonesta Party has been claimed, proposed, or assessed in writing by any Governmental Authority; and

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(iii) no Sonesta Party has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open Tax year.
(c)    Giving effect to the principles of Rev. Rul. 2008-18, 2008-1 C.B. 674, Sonesta Holdco and its shareholders made (i) a valid election for Sonesta Holdco to be treated as an “S corporation”, as that term is defined in Section 1361(a) of the Code, for federal income Tax purposes, and (ii) similar valid elections under the Laws of any applicable states or other jurisdictions where any Sonesta Party is, was, or may be subject to Tax, and all such elections will be in effect at the Effective Time (such elections in (i) and (ii) are collectively referred to herein as “S Elections”). Each S Election has been in effect with respect to Sonesta Holdco and any predecessor corporation (within the meaning of Section 1374(c) of the Code) for each taxable year from the date of such S Election and will continue until the Effective Time.
(d)    There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving any Sonesta Party, and after the Effective Time no Sonesta Party shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Effective Time.
(12)    No Default. No Sonesta Party is in default in any material respect with respect to any of its indebtedness for borrowed money or under any Material Contract.
4.2    SVC Representations and Warranties. SVC represents and warrants to Sonesta Holdco that:
(1)    Organization. Each SVC Party is duly organized, validly existing and in good standing under the Laws of the state of its jurisdiction of organization or formation and has the requisite power and authority under the Laws of such state and its organizational or governing documents to conduct its business as it is now being conducted and to own, lease and, to the extent applicable, operate its properties and assets (except where the failure to have such power and authority would not have a material adverse effect on the SVC Parties taken as a whole) and to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder and consummate the transactions contemplated by the Transaction Documents.
(2)    Authorization. The execution and delivery by the SVC Parties of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary trust, corporate or limited liability company, as applicable, action on the part of the SVC Parties. Each of the Transaction Documents, upon execution and delivery by an SVC Party, will be duly and validly executed by such SVC Party and will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar Laws relating to creditors’ rights generally, (b) general

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principles of equity (whether applied in a proceeding at Law or in equity) and (c) any implied covenant of good faith and fair dealing.
(3)    No Violation. The execution and delivery of the Transaction Documents by the SVC Parties does not, and the consummation of the transactions contemplated by the Transaction Documents will not, (a) conflict with, or result in any violation of or default under, any provision of any SVC Party’s organizational documents, (b) conflict with, or result in any violation of or default under, any Law or judgment applicable to any SVC Party or to which any of their properties or assets are subject, or (c) conflict with, or, with or without notice or the lapse of time, result in a breach, termination (or right of termination) or violation of or default under the terms of any agreement, contract, indenture or other instrument to which any SVC Party is a party or subject or to which any of their properties or assets are subject, except, with respect to the foregoing clauses (b) and (c), where such conflict, violation, termination or default would not impair or delay the consummation of any of the transactions contemplated by the Transaction Documents or reasonably be expected to have a material adverse effect on the SVC Parties taken as a whole.
(4)    Approvals. The execution and delivery by the SVC Parties of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents do not (a) require the consent, approval, order or authorization of any Person under any agreement, contract, indenture or other instrument or applicable Laws to which any SVC Party is a party or to which any SVC Party or any of their properties or assets are subject or (b) require any declaration, filing or registration with any Governmental Authority except those that have been obtained and those the failure of which to receive would not impair or delay the consummation of any of the transactions contemplated by the Transaction Documents or reasonably be expected to have a material adverse effect on the SVC Parties taken as a whole.
(5)    Litigation. No investigation, action or proceeding is pending and, to SVC’s knowledge, no action or proceeding is threatened in writing in respect of SVC or any of its subsidiaries which questions the validity of any of the Transaction Documents or any action taken or to be taken pursuant thereto that impair or delay the consummation of any of the transactions contemplated by the Transaction Documents.
Section 5
ADDITIONAL AGREEMENTS
5.1    Cooperation. The Sonesta Parties and SVC Parties shall reasonably cooperate with each other to consummate the transactions contemplated by this Agreement.

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Section 6
MISCELLANEOUS
6.1    Dispute Resolution.
(1)    Disputes. Any disputes, claims or controversies arising out of or relating to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, including any disputes, claims or controversies brought by or on behalf of a party hereto, a direct or indirect parent of a party, or any holder of equity interests (which, for purposes of this Section 6.1, shall mean any holder of record or any beneficial owner of equity interests, or any former holder of record or beneficial owner of equity interests) of a party, either on its own behalf, on behalf of a party or on behalf of any series or class of equity interests of a party or holders of any equity interests of a party against a party, or any of their respective trustees, directors, members, officers, managers (including The RMR Group LLC or its parent and their respective successor), agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance, application or enforcement of this Agreement, including the agreements set forth in this Section 6.1, or any other Transaction Document, or the governing documents of a party (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) then in effect, except as those Rules may be modified in this Section 6.1. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the trustees, directors, officers or managers of a party and class actions by a holder of equity interests against those Persons and a party. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.
(2)    Selection of Arbitrators. There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of a demand for arbitration. Such arbitrators may be affiliated or interested persons of such parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date the AAA provides such list to select one (1) of the three (3) arbitrators proposed by the AAA.

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If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by the AAA to be the second (2nd) arbitrator; and, if they should fail to select the second (2nd) arbitrator by such time, the AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator. If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.
(3)    Location of Arbitration. Any arbitration hearings shall be held in Boston, Massachusetts, unless otherwise agreed by the parties, but the seat of arbitration shall be Maryland.
(4)    Scope of Discovery. There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators. For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.
(5)    Arbitration Award. In rendering an award or decision (an “Award”), the arbitrators shall be required to follow the Laws of the State of Maryland, without regard to principles of conflicts of law. Any arbitration proceedings or Award rendered hereunder, and the validity, effect and interpretation of the agreements set forth in this Section 6.1 shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. An Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of Law on which it is based. Any monetary Award shall be made and payable in U.S. dollars free of any tax, deduction or offset. Subject to Section 6.1(7), each party against which an Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of such Award or such other date as such Award may provide.
(6)    Costs. Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties thereto, to the maximum extent permitted by Maryland Law, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an Award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s Award to the claimant or the claimant’s attorneys. Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.

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(7)    Appeals. Notwithstanding any language to the contrary in this Agreement, any Award, including but not limited to any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”). An Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 6.1 shall apply to any appeal pursuant to this Section 6.1 and the appeal tribunal shall not render an Award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.
(8)    Final Judgment. Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 6.1(7), an Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon an Award may be entered in any court having jurisdiction. To the fullest extent permitted by Law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any Award made, except for actions relating to enforcement of the agreements set forth in this Section 6.1 or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.
(9)    Intended Beneficiaries. This Section 6.1 is intended to benefit and be enforceable by the parties hereto and their respective shareholders, stockholders, members, beneficial interest owners, direct and indirect parents, trustees, directors, officers, managers (including The RMR Group LLC or its parent and their respective successor), members, agents or employees and their respective successors and assigns and shall be binding on the parties, and such Persons and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such Persons may have by contract or otherwise.
6.2    Confidentiality. Each party shall use commercially reasonable efforts to maintain the confidentiality of any information concerning the parties or any subsidiary of another party provided to or discovered by it or its representatives as a result of the transactions contemplated by the Transaction Documents and which is not otherwise available on a nonconfidential basis to such party and shall not (except as may otherwise be appropriate or required under applicable Law or the rules and regulations of the Securities Exchange Commission, The Nasdaq Stock Market LLC or the Financial Industry Regulatory Authority) disclose such information, subject to the provisions of this Section 6.2, to anyone other than those Persons who have a need to know such information in connection with the conduct of such party’s business, including its attorneys, accountants and other representatives and agents or during the course of or in connection with any litigation or other action, arbitration, investigation or other proceeding based upon or in connection with the subject matter of this Agreement or the transactions contemplated hereby.

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6.3    Publicity. The parties agree that, except as may be appropriate or required under applicable Law (including, without limitation, the rules and regulations of the Securities Exchange Commission, The Nasdaq Stock Market LLC or the Financial Industry Regulatory Authority), no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated hereby to any third party without the consent of the other party, which consent shall not be unreasonably withheld or delayed.
6.4    Notices.
(1)    All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of electronic confirmation of delivery sent by the sender’s computer, in the case of a notice by electronic mail, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.
(2)    All such notices shall be addressed,
if to any Sonesta Party, to:
Sonesta Holdco Corporation
400 Centre Street
Newton, Massachusetts 02458
Attn: Jennifer B. Clark
E-Mail: jclark@rmrgroup.com
with a copy to:
Skadden Arps Meagher & Flom LLP
One Rodney Square
920 N. King Street
Wilmington, DE 19801
Attn: Faiz Ahmad
E-Mail: faiz.ahmad@skadden.com
If to any SVC Party, to:
Service Properties Trust
Two Newton Place, Suite 300
255 Washington Street
Newton, Massachusetts 02458

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Attn: John G. Murray
E-Mail: jmurray@rmrgroup.com
with a copy to:
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Attn: Nicole Rives
E-Mail: nrives@sullivanlaw.com
(3)    By notice given as herein provided, the parties and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other Parties of such notice.
6.5    Waivers, Etc. No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such party’s rights hereunder shall release the other parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any party hereto any right, power or privilege of such party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such party. Except as otherwise provided herein, this Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.
6.6    Assignment, Successors and Assigns; Third Party Beneficiaries. This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except to a successor to such party by merger or consolidation or an assignee of substantially all of the assets of such party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as specified in Section 6.1, this Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other Person.
6.7    Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

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6.8    Counterparts, Etc. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
6.9    Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the Laws of State of Maryland applicable to contracts between residents of Maryland which are to be performed entirely within Maryland subject to the provisions of Section 6.1.
6.10    Expenses. The SVC Parties and the Sonesta Parties shall each be responsible for their own out of pocket costs, expenses and attorneys’ fees incurred in connection with the consummation of the transactions contemplated by this Agreement, and, in the case of attorneys’ fees, as incurred by any of them in connection with the negotiation, execution and delivery of Transaction Documents. Notwithstanding anything in the Existing Management Agreements, the Amended and Restated Management Agreements, Existing Pooling Agreement or the Amended and Restated Pooling Agreement, out of pocket costs, expenses and attorneys’ fees paid by a Sonesta Party pursuant to this Section 6.10 will not constitute “Invested Capital,” as defined in the Amended and Restated Management Agreements, or “Aggregate Invested Capital,” as defined in the Amended and Restated Pooling Agreement.
6.11    Section and Other Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references are to this Agreement, unless otherwise specified. The singular and plural use of a defined term shall have the correlative meaning. The words “including” and “include” shall be deemed to be followed by the words “without limitation.”
6.12    SVC NON-LIABILITY OF TRUSTEES. THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SVC, DATED AUGUST 21, 1995, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SVC SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SVC. ALL PERSONS DEALING WITH SVC IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SVC FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.
6.13    Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all previous contracts and understandings between the parties with respect to the subject matter hereof and thereof.
6.14    Survival. The representations of Sonesta Holdco in Sections 4.1(1), 4.1(2) and 4.1(3) and of SVC in Section 4.2(1) and 4.2(2) shall survive for the applicable statute of limitations with respect to a claim for breach of such representation, and all other representations and warranties of the parties set forth in this Agreement shall survive for nine (9) months after the Effective Time. All covenants and other

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agreements of the parties in this Agreement shall survive until fully performed or terminated in accordance with their terms.
6.15    Acknowledgement of Disclaimer of Other Representations and Warranties. Each of the parties acknowledge and agree that, except for the representations and warranties expressly set forth in Section 4.1, in the case of Sonesta Holdco, and expressly set forth in Section 4.2 in the case of SVC, no party makes, or has made, any representation or warranty relating to itself or its business or otherwise, and SVC is not relying on any representation or warranty by the Sonesta Holdco except for those expressly set forth in Section 4.1 and Sonesta Holdco is not relying on any representation or warranty by SVC except for those expressly set forth in Section 4.2. SVC acknowledges that is has conducted, to its satisfaction, its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Sonesta Parties and whether to proceed with the transactions contemplated by this Agreement.
6.16    Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against Sonesta Holdco or SVC, then in each case only with respect to the specific obligations set forth herein with respect to such party. No trustee, director, officer, stockholder employee or agent of a Sonesta Party or an SVC Party shall have any liability for any obligations or liabilities of a Sonesta Party on the one hand, or an SVC Party, on the other hand, for any claim based on, in respect of, or by reason of, the transactions contemplated by this Agreement, any failure of the transactions contemplated by this Agreement to be consummated or any breach or failure to perform hereunder.
6.17    Further Assurances. The parties shall use all reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable, and to execute and deliver such documents and other papers, as SVC may reasonably deem necessary or desirable, in each case at SVC’s sole expense, to effect the Transactions consistent with the requirements for SVC to maintain its qualification for taxation as a “real estate investment trust” under the Code.
[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

SERVICE PROPERTIES TRUST, on behalf of itself and the other SVC Parties
By:    /s/ John G. Murray
        John G. Murray
        President and Chief Executive Officer

SONESTA HOLDCO CORPORATION, on behalf of itself and the other Sonesta Parties
By:    /s/ Carlos R. Flores
        Carlos R. Flores
        President and Chief Executive Officer

[Signature Page to Sonesta Transaction Agreement]

EXHIBIT A-1
FORM OF AMENDED AND RESTATED MANAGEMENT AGREEMENT
(SALE PROPERTIES)

Final Form – Sale Properties

[For Sale Properties]
[Property Name]

AMENDED AND RESTATED
MANAGEMENT AGREEMENT
BY AND BETWEEN
SONESTA INTERNATIONAL HOTELS CORPORATION
AS “MANAGER”

AND
[PROPERTY OWNER]
AS “OWNER”
DATED AS OF FEBRUARY 27, 2020

ARTICLE 1 APPOINTMENT OF MANAGER	1

1.01 Appointment	1
1.02 Management of the Hotel	1
1.03 Services Provided by Manager	4
1.04 Employees	4
1.05 Right to Inspect	5

ARTICLE II TERM	5

2.01 Term	5
2.02 Early Termination	5

ARTICLE III COMPENSATION OR MANAGER; DISBURSEMENTS	6

3.01 Fees	6
A. Base Management Fee;	6
B. Reservation Fee;	6
C. System Fee;	6
D. Procurement and Construction Supervision Fee;	6
E. Loyalty Program Fee;	6
F. Marketing Program Fee; and	6
G. Incentive Management Fee	6
3.02 Disbursements	6
3.03 Timing of Payments	7

ARTICLE IV ACCOUNTING, BOOKKEEPING AND BANK ACCOUNTS;	7
WORKING CAPITAL AND OPERATING LOSSES

4.01 Accounting, Interim Payment and Annual Reconciliation	7
4.02 Books and Records	8
4.03 Accounts	9
4.04 Annual Operating Projection	9
4.05 Working Capital	9
4.06 Operating Losses	10

ARTICLE V REPAIRS; MAINTENANCE AND REPLACEMENTS	10

5.01 Manager's Maintenance Obligation	10
5.02 Repairs and Maintenance to be Paid from Gross Revenues	11
5.03 Repairs and Maintenance to be Paid by Owner or Landlord	11
5.04 [Reserved]	11
5.05 Capital Estimate	11
5.06 Additional Requirements	12
5.07 Ownership of Replacements	12

ARTICLE VI INSURANCE, DAMAGE, CONDEMNATION, AND
FORCE MAJEURE	13

6.01 General Insurance Requirements	13
6.02 Waiver of Subrogation	13
6.03 Risk Management	13
6.04 Damage and Repair	13
6.05 Damage Near End of Term	14
6.06 Condemnation	14
6.07 Partial Condemnation	15
6.08 Temporary Condemnation	15
6.09 Allocation of Award	16
6.10 Effect of Condemnation	16

ARTICLE VII TAXES	16

7.01 Real Estate and Personal Property Taxes	16

ARTICLE VIII OWNERSHIP OF THE HOTEL	17

8.01 Ownership of the Hotel	17
8.02 No Covenants, Conditions or Restrictions	17
8.03 Liens; Credit	18
8.04 Financing	18

ARTICLE IX DEFAULTS	19

9.01 Manager Events of Default	19

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9.02 Remedies for Manager Events of Default	20
9.03 Owner Events of Default	22
9.04 Remedies for Owner Events of Default	22

ARTICLE X ASSIGNMENT AND SALE	23

10.01 Assignment	23
10.2 [Reserved]	23
10.03 Amendment of the Lease	23

ARTICLE XI MISCELLANEOUS	24

11.01 Right to Make Agreement	24
11.02 Actions By Manager	25
11.03 Relationship	25
11.04 Applicable Law	25
11.05 Notices	25
11.06 Environmental Matters	26
11.07 Confidentiality	27
11.08 Projections	27
11.09 Actions to be Taken Upon Termination	27
11.10 Trademarks, Trade Names and Service Marks	29
11.11 Waiver	30
11.12 Partial Invalidity	30
11.13 Survival	30
11.14 Negotiation of Agreement	30
11.15 Entire Agreement	30
11.16 Affiliates	30
11.17 Disputes	31
A. Disputes	31
B. Selection of Arbitrators	31
C. Location of Arbitrators	32
D. Scope of Discovery	32
E. Arbitration Award	32
F. Costs	32

iii

G. Appeals	33
H. Final Judgment	33
I. Intended Beneficiaries	33
11.18 Permitted Contests	33
11.19 Estoppel Certificates	34
11.20 Indemnification	34
11.21 Remedies Cumulative	35
11.22 Amendments and Modifications	35
11.23 Claims; Binding Effect; Time of the Essence; Nonrecourse	35
11.24 Counterparts; Headings	35
11.25 No Political Contributions	35
11.26 REIT Qualifications	36
11.27 Adverse Regulatory Event	36
11.28 Tax Matters	37
11.29 Third Party Beneficiaries	37

ARTICLE XII DEFINITION OF TERMS; CONSTRUCTION	37

12.01 Definition of Terms	37
12.02 Construction	47
Exhibit A    The Site

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THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Agreement”) is executed as of February 27, 2020 (the “Effective Date”), by [Property Owner], [a Maryland corporation][a Maryland limited liability company] (“Owner”), and Sonesta International Hotels Corporation, a Maryland corporation (“Manager”).
R E C I T A L S:
A.[Property Landlord] (“Landlord”) is the owner of fee title to the real property (the “Site”) described on Exhibit A to this Agreement on which certain improvements have been constructed consisting of a building or buildings containing [ # of Rooms] Guest Rooms, and certain other amenities and related facilities (collectively, the “Building”). The Site and the Building, in addition to certain other rights, improvements, and personal property, are referred to as the “Hotel” and more particularly described in the definition in Section 12.01. Pursuant to the Lease, Landlord has leased the Hotel to Owner.
B.    Owner and Manager have previously entered into a Management Agreement, dated as of [Date of Prior Management Agreement] (the “Initial Effective Date”), as amended, pursuant to which Owner engaged Manager to manage and operate the Hotel (the “Prior Management Agreement”). Manager and Owner desire to amend and restate the terms and provisions of the Prior Management Agreement in their entirety and replace them with the terms and provisions of this Agreement effective as of 12:01 a.m. on the Effective Date.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, Owner and Manager agree as follows:
Article I

APPOINTMENT OF MANAGER
1.01    Appointment. Subject to the provisions of this Agreement, Owner hereby engages Manager to supervise, direct and control the management and operation of the Hotel during the Term. Manager accepts such engagement and agrees to manage and operate the Hotel during the Term in accordance with the terms and conditions of this Agreement. The Hotel shall be known as [Property Name]. All capitalized terms shall have the meaning ascribed to them in Article XII.
1.02    Management of the Hotel.
A.    The management and operation of the Hotel shall be under the exclusive supervision and control of Manager except as otherwise specifically provided in this Agreement. Manager shall manage and operate the Hotel in an efficient and economical manner consistent with standards prevailing in other hotels in the System, including all activities in connection therewith which are customary and usual to such an operation (provided, however, that if the market area or the physical peculiarities of the Hotel warrant, in the reasonable judgment of Manager, a deviation from such standards shall be permitted (the “Operating Standards”)). Manager shall, in accordance with the System Standards, the Operating Standards and the terms of this Agreement:

1.    Recruit, employ, supervise, direct and (when appropriate) discharge the employees at the Hotel.
2.    Establish Guest Room rates and prices, rates and charges for services provided in the Hotel.
3.    Establish administrative policies and procedures, including policies and procedures for employment, control of revenue and expenditures, maintenance of bank accounts for the purchasing of supplies and services, control of credit, and scheduling of maintenance and verify that the foregoing procedures are operating in a sound manner.
4.    Manage expenditures to replenish Inventories and Fixed Asset Supplies, make payments on accounts payable and collect accounts receivable.
5.    Arrange for and supervise public relations and advertising and prepare marketing plans.
6.    Procure all Inventories and replacement Fixed Asset Supplies.
7.    Prepare and deliver Monthly Statements, Annual Operating Statements, Annual Operating Projections, Capital Estimates, Capital Statements and such other information required by this Agreement or as Owner may reasonably request.
8.    Plan, execute and supervise repairs, maintenance, alterations and improvements at the Hotel.
9.    Provide, or cause to be provided, risk management services relating to the types of insurance required to be obtained or provided by Manager under this Agreement and provide such information related to risk management as Owner may from time to time reasonably request.
10.    Obtain and keep in full force and effect, either in its own name or in Owner’s and/or Landlord’s name, as may be required by applicable law, any and all licenses and permits to the extent within the control of Manager (or, if not within the control of Manager, Manager shall use commercially reasonable efforts to obtain and keep same in full force and effect).
11.    Reasonably cooperate in a Sale of the Hotel or in obtaining a Mortgage.
12.    On behalf of Owner, negotiate, enter into and administer leases, subleases, licenses and concession agreements for all public space at the Hotel (including all retail, office and lobby space and antenna leases on rooftop areas) and administer, comply with and arrange for extensions of any ground lease or common interest realty associations as necessary.
13.    On behalf of Owner, negotiate, enter into and administer service contracts and licenses for the operation of the Hotel, including contracts and licenses for health and safety, systems maintenance, electricity, gas, telephone, cleaning, elevator and boiler maintenance, air conditioning maintenance, laundry and dry cleaning, master television service, internet service, use

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of copyrighted materials (such as music and videos), entertainment and other services as Manager deems advisable.
14.    Negotiate, enter into and administer contracts for the use of banquet and meeting facilities and Guest Rooms by groups and individuals.
15.    Take reasonable action to collect and institute in its own name or in the name of Owner or the Hotel, in each instance as Manager in its reasonable discretion deems appropriate, legal actions or proceedings to collect charges, rent or other income derived from the operation of the Hotel or to oust or dispossess guests, tenants, members or other persons in possession therefrom, or to cancel or terminate any lease, license or concession agreement for the breach thereof or default thereunder by Owner, licensee or concessionaire.
16.    Make representatives available to consult with and advise Owner, at Owner’s reasonable request, concerning policies and procedures affecting the conduct of the business of the Hotel.
17.    Collect on behalf of Owner and account for and remit to governmental authorities all applicable excise, sales, occupancy and use taxes or similar governmental charges collected by or at the Hotel directly from guests, members or other patrons, or as part of the sales price of any goods, services or displays, such as gross receipts, admission or similar or equivalent taxes, duties, levies or charges.
18.    Keep Owner advised of significant events which occur with respect to the Hotel which might reasonably be expected to have a material adverse effect on the financial performance or value of the Hotel.
19.    Perform such other tasks with respect to the Hotel as are customary and consistent with the Operating Standards and the System Standards.
B.    Manager shall use commercially reasonable efforts to comply with all Legal Requirements and Insurance Requirements pertaining to its operation of the Hotel.
C.    Manager shall use commercially reasonable efforts to obtain and maintain all approvals necessary to use and operate the Hotel in accordance with the System Standards, Operating Standards and Legal Requirements. Owner shall cooperate with Manager and shall (or cause Landlord to) execute all applications and consents reasonably required to be executed by Owner in order for Manager to obtain and maintain such approvals.
D.    Manager shall not use, and shall exercise commercially reasonable efforts to prevent the use of, the Hotel and Owner’s Personal Property, if any, for any unlawful purpose. Manager shall not commit, and shall use commercially reasonable efforts to prevent the commission of, any waste at the Hotel. Manager shall not use, and shall use commercially reasonable efforts to prevent the use of, the Hotel in such a manner as will constitute an unlawful nuisance. Manager shall use commercially reasonable efforts to prevent the use of the Hotel in such a manner as might reasonably be expected to impair Owner’s or Landlord’s title thereto or any portion thereof or might reasonably be expected to give rise for a claim or claims for adverse

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use or adverse possession by the public, or of implied dedication of the Hotel or any portion thereof.
1.03    Services Provided by Manager.
A.    Manager shall furnish certain services, from time to time during the Term, which are furnished generally on a central or regional basis to other hotels in the System which are managed by Manager, and which benefit the Hotel as a participant in the System, such as: national sales office services; central operational support for rooms, food and beverage and engineering; central training services; career development; management personnel relocation; central safety and loss prevention services; central advertising and promotion (including direct and image media and advertising administration); consumer affairs to the extent not charged or allocated directly to the Hotel; the national reservations system service and inventory and revenue management services; centralized payroll and accounting services; computer system development, support and operating costs; and central monitoring and management support from “line management” personnel such as area managers.
Other than the charges for the national reservation system services, for which Manager receives the Reservation Fee, the Loyalty Program Fee and the Marketing Program Fee, the charges for the services listed in this Section 1.03.A. shall not be separately compensated and are included in the System Fee.
B.    Notwithstanding the foregoing, if after Effective Date it is determined that there are central or regional services which may be furnished for the benefit of hotels in the System or in substitution for services now performed at individual hotels which may be more efficiently or effectively performed on a group basis, Manager shall furnish such services and Owner and Manager shall reasonably agree on the allocation of the costs thereof to the affected Hotels, which agreement shall be reflected in an approved Annual Operating Projection.
1.04    Employees.
A.    All personnel employed at the Hotel shall at all times be the employees of Manager. Subject to the terms of this Agreement, Manager shall have absolute discretion with respect to all personnel employed at the Hotel, including, without limitation, decisions regarding hiring, promoting, transferring, compensating, supervising, terminating, directing and training all employees at the Hotel, and, generally, establishing and maintaining all policies relating to employment; provided Manager shall not enter into any written employment agreements with any person which purport to bind Owner and/or purport to be effective regardless of a termination, without obtaining Owner’s consent. Manager shall comply with all Legal Requirements regarding labor relations; if either Manager or Owner shall be required, pursuant to any such Legal Requirement, to recognize a labor union or to enter into a collective bargaining with a labor union, the party so required shall promptly notify the other party. Manager shall have the authority to negotiate and settle labor union contracts with union employees and union representatives and Manager is authorized to settle labor disputes and administrative claims as may be routinely necessary in the daily management of the Hotel, provided Owner shall be given prompt notice of any negotiations which could reasonably be expected to result in contracts which would bind

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Owner and shall be provided with any written materials in connection therewith and at least ten (10) days prior to execution of any contract or amendment. Manager shall indemnify Owner and Landlord for all costs and expenses (including reasonable attorneys’ fees) incurred by either of them if either of them are joined in or made party to any suit or cause of action alleging that Manager has failed to comply with all Legal Requirements pertaining to the employment of Manager’s employees at the Hotel.
B.    Manager shall have the authority to hire, dismiss or transfer the Hotel’s general manager, provided Manager shall keep Owner reasonably informed with respect to such actions. Upon Owner’s request, Manager will provide the Owner the opportunity to interview general manager candidates before they are hired.
C.    Manager shall decide which, if any, of the employees of the Hotel shall reside at the Hotel (provided that Owner’s prior approval shall be obtained if more than two (2) such employees and their immediate families reside at the Hotel), and shall be permitted to provide free accommodations and amenities to its employees and representatives living at or visiting the Hotel in connection with its management or operation consistent with Manager’s usual practices for hotels in the System. No person shall otherwise be given gratuitous accommodations or services without prior approval of Owner and Manager, except in accordance with usual practices of the hotel and travel industry.
1.05    Right to Inspect. Manager shall permit Owner and Landlord and their respective authorized representatives to inspect or show the Hotel during usual business hours upon not less than twenty-four (24) hours’ notice and to make such repairs as Owner and Landlord are permitted or required to make pursuant to the terms of the Lease, provided that any inspection or repair by Owner or Landlord or their representatives shall not unreasonably interfere with the use and operation of the Hotel and further provided that in the event of an emergency as determined by Owner or Landlord in its reasonable discretion, prior notice shall not be required.
ARTICLE II

TERM
2.01    Term.
A.    The term of this Agreement (the “Term”) shall begin on the Effective Date and shall continue until January 31, 2037.
2.02    Early Termination. Without limiting either party’s right to terminate this Agreement under any other provision of this Agreement:
A.    Owner may terminate this Agreement without cause at any time upon sixty (60) days’ notice to Manager and such termination shall otherwise be in accordance with the provisions of Section 11.09.

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ARTICLE III

COMPENSATION OF MANAGER; DISBURSEMENTS
3.01    Fees. In consideration of the management services to be performed during the Term, Manager shall be paid the sum of the following:
A.    Base Management Fee;
B.    Reservation Fee;
C.    System Fee;
D.    Procurement and Construction Supervision Fee;
E.    Loyalty Program Fee;
F.    Marketing Program Fee; and
G.    Incentive Management Fee.
3.02    Disbursements. Gross Revenues shall be distributed in the following order of priority:
A.    First, to pay all Deductions (excluding the Base Management Fee, the Reservation Fee and the System Fee);
B.    Second, to Manager, an amount equal to the Base Management Fee, the Reservation Fee and the System Fee;
C.    Third, to Owner, an amount equal to Owner’s Priority;
D.    Fourth, pari passu, (i) to Owner, in an amount necessary to reimburse Owner for all Owner Working Capital Advances and Owner Operating Loss Advances (collectively, “Owner Advances”) which have not yet been repaid pursuant to this Section 3.02, and (ii) to Manager, in an amount necessary to reimburse Manager for all Additional Manager Advances which have not yet been repaid pursuant to this Section 3.02. If at any time the amounts available for distribution to Owner and Manager pursuant to this Section 3.02 are insufficient (a) to repay all outstanding Owner Advances, and (b) all outstanding Additional Manager Advances, then Owner and Manager shall be paid from such amounts the amount obtained by multiplying a number equal to the amount of the funds available for distribution by a fraction, the numerator of which is the sum of all outstanding Owner Advances, or all outstanding Additional Manager Advances, as the case may be, and the denominator of which is the sum of all outstanding Owner Advances plus the sum of all outstanding Additional Manager Advances;
E.    Fifth, to Manager, an amount equal to the Incentive Management Fee; and
F.    Finally, to Owner, the Owner’s Residual Payment.

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3.03    Timing of Payments.
A.    Payment of the Deductions, excluding the Base Management Fee, the Reservation Fee and the System Fee, shall be made in the ordinary course of business. The Base Management Fee, the Reservation Fee, the System Fee, the Owner’s Priority, the Incentive Management Fee and the Owner’s Residual Payment shall be paid on or before the twentieth (20th) day after close of each calendar month, based upon Gross Revenues or Gross Room Revenues, as the case may be, as reflected in the Monthly Statement for such month. The Owner’s Priority shall be determined based upon Invested Capital most recently reported to Manager by Owner. If any installment of the Base Management Fee, the Reservation Fee, the System Fee or the Owner’s Priority is not paid when due, it shall accrue interest at the Interest Rate. Calculations and payments of the Incentive Management Fee and/or the Owner’s Residual Payment with respect to each calendar month within a calendar year shall be accounted for cumulatively based upon the year-to-date Operating Profit as reflected in the Monthly Statement for such calendar month and shall be adjusted to reflect distributions for prior calendar months in such year. Additional adjustments to all payments will be made on an annual basis based upon the Annual Operating Statement for the Year and any audit conducted pursuant to Section 4.02.B.
B.    Subject to Section 3.03.C, if the portion of Gross Revenues to be distributed to Manager or Owner pursuant to Section 3.02 is insufficient to pay amounts then due in full, any amounts left unpaid shall be paid from and to the extent of Gross Revenues available therefor at the time distributions are made in successive calendar months until such amounts are paid in full, together with interest thereon, if applicable, and such payments shall be made from such available Gross Revenues in the same order of priority as other payments made on account of such items in successive calendar months.
C.    Other than with respect to Reimbursable Advances, calculations and payments of the fees and other payments in Section 3.02 and distributions of Gross Revenues within a Year shall be accounted for cumulatively within a Year, but shall not be cumulative from one Year to the next. Calculations and payments of Reimbursable Advances shall be accounted for cumulatively within a Year and shall be cumulative from one Year to the next.
ARTICLE IV

ACCOUNTING, BOOKKEEPING AND BANK ACCOUNTS; WORKING CAPITAL AND OPERATING LOSSES
4.01    Accounting, Interim Payment and Annual Reconciliation.
A.    Within fifteen (15) days after the close of each calendar month, Manager shall deliver an accounting (the “Monthly Statement”) to Owner showing Gross Revenues, Gross Room Revenues, occupancy percentage and average daily rate, Deductions, Operating Profit, and applications and distributions thereof for the preceding calendar month and year-to-date.
B.    Within forty-five (45) days after the end of each Year, Manager shall deliver to Owner and Landlord a statement (the “Annual Operating Statement”) in reasonable detail summarizing the operations of the Hotel for the immediately preceding Year and an Officer’s

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Certificate setting forth the totals of Gross Revenues, Deductions, and the calculation of the Incentive Management Fee and Owner’s Residual Payment for the preceding Year and certifying that such Annual Operating Statement is true and correct. Manager and Owner shall, within ten (10) Business Days after Owner’s receipt of such statement, make any adjustments, by cash payment, in the amounts paid or retained for such Year as are required because of variances between the Monthly Statements and the Annual Operating Statement. Any payments shall be made together with interest at the Interest Rate from the date such amounts were due or paid, as the case may be, until paid or repaid. The Annual Operating Statement shall be controlling over the Monthly Statements and shall be final, subject to adjustments required as a result of an audit requested by Owner or Landlord pursuant to Section 4.02.B.
C.    (%4) In addition, Manager shall provide such information relating to the Hotel and public information relating to Manager and its Affiliates that (a) may be reasonably required in order for Landlord, Owner or SVC, to prepare financial statements in accordance with GAAP or to comply with applicable securities laws and regulations and the SEC’s interpretation thereof, (b) may be reasonably required for Landlord, Owner or SVC, as applicable, to prepare federal, state or local tax returns, or (c) is of the type that Manager customarily prepares for other hotel owners. The foregoing does not constitute an agreement by Manager either to join Landlord, Owner or SVC, as applicable, in a filing with or appearance before the SEC or any other regulatory authority or to take or consent to any other action which would cause Manager to be liable to any third party for any statement or information other than those statements incorporated by reference pursuant to clause (a) above.
1.    Owner may at any time, and from time to time, provide copies of any of the statements furnished under this Section 4.01 to any Person which has made or is contemplating making a Mortgage, or a prospective purchaser in connection with a Sale of the Hotel, subject to such Person entering into a confidentiality agreement with Manager as Manager may reasonably require.
2.    In addition, Owner or Landlord shall have the right, from time to time at Owner’s or Landlord’s as the case may be, sole cost and expense, upon reasonable notice, during Manager’s customary business hours, to cause Manager’s books and records with respect to the Hotel to be audited by auditors selected by Owner or Landlord, as applicable, at the place or places where such books and records are customarily kept.
4.02    Books and Records.
A.    Books of control and account pertaining to operations at the Hotel shall be kept on the accrual basis and in all material respects in accordance with the Uniform System of Accounts and with GAAP (provided that, to the extent of a conflict, GAAP shall control over the Uniform System of Accounts), or in accordance with such industry standards or such other standards with which Manager is required to comply from time to time, with the exceptions, if any, provided in this Agreement, to the extent applicable which will accurately record the Gross Revenues and the application thereof. Manager shall retain, for at least three (3) years after the expiration of each Year, reasonably adequate records showing Gross Revenues and the application thereof for such Year. The provisions of this Section 4.02.A shall survive termination.

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B.    Owner and Landlord may at reasonable intervals during Manager’s normal business hours, examine such books and records including, without limitation, supporting data and sales and excise tax returns. If Owner or Landlord desires, at its own expense, to audit, examine, or review the Annual Operating Statement, it shall notify Manager in writing within one (1) year after receipt of such statement of its intention to audit and begin such audit within such one (1) year after Manager’s receipt of such notice. Owner or Landlord, as the case may be, shall use commercially reasonable efforts to complete such audit as soon as practicable after the commencement thereof, subject to reasonable extension if Landlord’s or Owner’s accountant’s inability to complete the audit within such time is caused by Manager. If neither Landlord nor Owner makes such an audit, then such statement shall be deemed to be conclusively accepted by Owner as being correct, and neither Landlord nor Owner shall have any right thereafter, except in the event of fraud by Manager, to question or examine the same. If any audit by Owner or Landlord discloses an understatement or overpayment of any net amounts due Owner or Manager, Manager shall promptly after completion of the audit, render a statement to Owner and Landlord setting forth the adjustments required to be made to the distributions under Section 3.02 for such Year as a result of such audit and Owner and Manager, as the case may be, shall make any additional payments required to comply with such revised statement together with interest at the Interest Rate from the date when due or overpaid. Any dispute concerning the correctness of an audit shall be settled by arbitration. Manager shall pay the cost of any audit revealing understatement of Operating Profit by more than three percent (3%), and such amount shall not be a Deduction. The provisions of this Section 4.02.B shall survive termination.
4.03    Accounts. All funds derived from the operation of the Hotel shall be deposited by Manager in a bank account(s) in a bank designated by Manager. Withdrawals from such accounts shall be made solely by representatives of Manager whose signatures have been authorized. Reasonable petty cash shall be maintained at the Hotel.
4.04    Annual Operating Projection. Manager shall furnish to Owner for its review and comment, at least sixty (60) days prior to the beginning of each Year, a statement of the estimated financial results of the operation of the Hotel for the forthcoming Year (“Annual Operating Projection”). Such projection shall project the estimated Gross Revenues, Deductions, and Operating Profit. Manager agrees to make qualified personnel from Manager’s staff available to explain such Annual Operating Projections, at Owner’s request. Manager will at all times give good faith consideration to Owner’s suggestions regarding any Annual Operating Projection. Manager shall thereafter submit to Owner, by no later than January 2nd of such Year, a modified Annual Operating Projection if any changes are made following receipt of comments from Owner. Manager shall endeavor to adhere to the Annual Operating Projection. It is understood, however, that the Annual Operating Projection is an estimate only and that unforeseen circumstances including the costs of labor, material, services and supplies, casualty, operation of law, or economic and market conditions may make adherence to the Annual Operating Projection impracticable, and Manager shall be entitled to depart therefrom due to causes of the foregoing nature; provided, however, that nothing herein shall be deemed to authorize Manager to take any action prohibited by this Agreement or to reduce Manager’s other rights or obligations hereunder.

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4.05    Working Capital. On the Initial Effective Date, Owner advanced to Manager, as Working Capital, an amount equal to [Full Service: $1,500 OR Limited Service: $750] multiplied by the number of Guest Rooms. Upon notice from Manager, Owner shall have the right, without any obligation and in its sole discretion, to advance additional funds necessary to maintain Working Capital (“Additional Working Capital”) at levels determined by Manager to be reasonably necessary to satisfy the needs of the Hotel as its operation may from time to time require within ten (10) Business Days of such request. Any such request by Manager shall be accompanied by a reasonably detailed explanation of the reasons for the request. If Owner does not advance such Additional Working Capital, Manager shall have the right, without any obligation and in its sole discretion, to fund Additional Working Capital within ten (10) Business Days after such initial ten (10) day period. All such advances shall be Owner Working Capital Advances or Additional Manager Advances, as applicable. If neither party elects to fund Additional Working Capital, Manager may elect, by notice to Owner given within thirty (30) days thereafter, to terminate this Agreement, which termination shall be effective thirty (30) days after the date such notice is given.
4.06    Operating Losses. To the extent there is an Operating Loss for any calendar month, Owner shall have the right, without any obligation and in its sole discretion, to fund such Operating Loss within twenty (20) days after Manager has delivered notice thereof to Owner and any Operating Loss funded by Owner shall be a “Owner Operating Loss Advance.” If Owner does not fund such Operating Loss, Manager shall have the right, without any obligation and in its sole discretion, to fund such Operating Loss within twenty (20) days after such initial twenty (20) day period, and any Operating Loss so funded by Manager shall be an Additional Manager Advance. If neither party elects to fund such Operating Loss, Manager may elect, by notice to Owner given within thirty (30) days thereafter, to terminate this Agreement, which termination shall be effective thirty (30) days after the date such notice is given.
ARTICLE V

REPAIRS, MAINTENANCE AND REPLACEMENTS
5.01    Manager’s Maintenance Obligation. Manager shall maintain the Hotel, including all private roadways, sidewalks and curbs located thereon, in good order and repair, reasonable wear and tear excepted, and in conformity with Legal Requirements, Insurance Requirements, System Standards and any Existing CC&Rs or Future CC&Rs. Manager shall promptly make or cause to be made all necessary and appropriate repairs, replacements, renewals, and additions thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term. All repairs, renovations, alterations, improvements, renewals, replacements or additions shall be made in a good, workmanlike manner, consistent with Manager’s and industry standards for like hotels in like locales, in accordance with all applicable federal, state and local statutes, ordinances, by‑laws, codes, rules and regulations relating to any such work. Manager shall not take or omit to take any action, with respect to the Hotel the taking or omission of which would materially and adversely impair the value of the Hotel or any part thereof for its use as a hotel. The cost and expense incurred in connection with Manager’s obligations hereunder shall be paid either from Gross Revenues or Working Capital or from funds provided by Owner or Landlord, as the case may be.

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5.02    Repairs and Maintenance to be Paid from Gross Revenues. Manager shall promptly make or cause to be made, such routine maintenance, repairs and minor alterations as it determines are necessary to comply with Manager’s obligations under Section 5.01. The phrase “routine maintenance, repairs, and minor alterations” shall include only those which are normally expensed under GAAP. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenue or Working Capital.
5.03    Repairs and Maintenance to be Paid by Owner or Landlord. To the extent funds are provided by Owner or Landlord under Section 5.05, Manager shall promptly make or cause to be made, all of the items listed below as are necessary to comply with Manager’s obligations under Section 5.01:
1.    Replacements, renewals and additions related to the FF&E;
2.    Routine or non‑major repairs, renovations, renewals, additions, alterations, improvements or replacements and maintenance which are normally capitalized (as opposed to expensed) under GAAP, such as exterior and interior repainting; resurfacing building walls, floors, roofs and parking areas; and replacing folding walls and the like (but which are not major repairs, alterations, improvements, renewals, replacements, or additions to the Hotel’s structure, roof, or exterior façade, or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems); and
3.    Major repairs, renovations, additions, alterations, improvements, renewals or replacements to the Hotel including, without limitation, with respect to its structure, roof, or exterior façade, and to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems.
In consideration for Manager’s services under this Section 5.03, Manager shall receive the Procurement and Construction Supervision Fee which shall be paid on the last Business Day of the calendar month following the calendar quarter to which the Procurement and Construction Supervision Fee relates, in arrears, based upon the prior month’s Capital Statement.
5.04    [Reserved].
5.05    Capital Estimate.
A.    Manager shall prepare and deliver to Owner and Landlord for their review and approval, at the same time the Annual Operating Projection is submitted, an estimate for the Hotel of the capital expenditures necessary during the forthcoming Year for replacements, renewals, and additions to the FF&E of the Hotel and repairs, renovations, additions, alterations, improvements, renewals or replacements to the Hotel of the nature described in Section 5.03 (a “Capital Estimate”). Manager agrees to make qualified personnel from Manager’s staff available to explain each Capital Estimate, at Owner’s request. Failure of Owner or Landlord to approve or disapprove a Capital Estimate within twenty (20) Business Days after receipt of all information and materials requested by Owner or Landlord in connection therewith shall be deemed to constitute approval.

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B.    If any dispute shall arise with respect to the approval by either Owner or Landlord of a Capital Estimate, Manager shall meet with Owner and Landlord to discuss the objections, and Manager, Owner and Landlord shall attempt in good faith to resolve any disagreement relating to the Capital Estimate. If after sixty (60) days such disagreement has not been resolved, any party may submit the issue to arbitration.
C.    Provided that there then exists no Manager Event of Default, and Manager shall otherwise comply with the provisions of Section 5.06, as applicable, Owner shall, within ten (10) Business Days after notice given not more often than monthly, disburse (or cause Landlord to disburse) such funds as are required to fund the capital expenditures in an approved Capital Estimate to Manager.

D.    A failure or refusal by Owner or Landlord to provide the additional funds required under an approved Capital Estimate (including after resolution by arbitration, if applicable) shall entitle Manager, at its option, to notify Owner and Landlord that Manager will terminate this Agreement. If Owner or Landlord does not make the funds available within thirty (30) days after receipt of such notice of intent to terminate, Manager may, without obligation and in its sole discretion, fund all or a portion of the amounts required and any amounts funded by Manager shall constitute an Additional Manager Advance, or elect to terminate this Agreement by notice to Owner given within thirty (30) days thereafter and this Agreement shall terminate as of the date that is one hundred eighty (180) days after the date of Owner’s receipt of Manager’s notice.
5.06    Additional Requirements.
A.    All expenditures from the amounts funded pursuant to the Capital Estimate shall be (as to both the amount of each such expenditure and the timing thereof) both reasonable and necessary given the objective that the Hotel will be maintained and operated to a standard comparable to competitive properties and in accordance with the System Standards.
B.    Manager shall provide to Owner and Landlord within twenty (20) days after the end of each calendar month, a statement (“Capital Statement”) setting forth, on a line item basis, expenditures made to date and any variances or anticipated variances and/or amendments from the applicable Capital Estimate.
C.    Owner and Landlord may not withhold their approval of a Capital Estimate with respect to such items as are (1) required in order for the Hotel to comply with System Standards, except during the last two (2) years of the Term, during which time approval may be withheld in Owner’s or Landlord’s discretion; or (2) required by reason of or under any Insurance Requirement or Legal Requirement, or otherwise required for the continued safe and orderly operation of the Hotel.
5.07    Ownership of Replacements. All repairs, renovations, additions, alterations, improvements, renewals or replacements made pursuant to this Agreement, shall, except as otherwise provided in this Agreement, be the property of Landlord or Owner, as applicable, as provided under the Lease.

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ARTICLE VI

INSURANCE, DAMAGE, CONDEMNATION, AND FORCE MAJEURE
6.01    General Insurance Requirements. Manager shall, at all times during the Term, keep (or cause to be kept) the Hotel and all property located therein or thereon, insured against the risks, including business interruption, and in such amounts as Owner and Manager shall agree and as may be commercially reasonable. Any disputes regarding such matters not resolved by the parties within ten (10) Business Days (which period may be extended upon mutual agreement of the parties) shall be resolved by arbitration.
6.02    Waiver of Subrogation. Owner and Manager agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in the State) with respect to any property loss which is covered by insurance then being carried by Owner or Manager, the party carrying such insurance and suffering said loss releases the others of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies (and, if Owner or Manager shall self insure in accordance with the terms hereof, Owner or Manager, as the case may be) shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom. If any extra premium is payable by Manager as a result of this provision, Owner shall not be liable for reimbursement to Manager for such extra premium.
6.03    Risk Management. Manager shall be responsible for the provision of risk management oversight at the Hotel.
6.04    Damage and Repair.
A.    If, during the Term, the Hotel shall be totally or partially destroyed and the Hotel is thereby rendered Unsuitable for Its Permitted Use, (1) Manager may terminate this Agreement by sixty (60) days notice to Owner and Landlord, or (2) Owner may terminate this Agreement by sixty (60) days notice to Manager and Landlord, whereupon, this Agreement, shall terminate and Landlord shall be entitled to retain the insurance proceeds payable on account of such damage.
B.    If, during the Term, the Hotel is damaged or destroyed by fire, casualty or other cause but is not rendered Unsuitable for Its Permitted Use, subject to Sections 6.04.C and 6.04.D, Manager shall cause the Hotel to be repaired and restored, in compliance with all Legal Requirements and Insurance Requirements and so that the Hotel shall be, to the extent practicable, substantially equivalent in value and general utility to its general utility and value immediately prior to such damage or destruction and in compliance with System Standards in consideration of the Procurement and Construction Supervision Fee.
C.    (1)     If the cost of the repair or restoration of the Hotel is less than the sum of the amount of insurance proceeds received by Owner and Landlord plus the deductible amount, Owner shall (or shall cause Landlord to) make the funds necessary to cause the Hotel to be repaired and restored available to Manager.

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2.    If the amount of insurance proceeds received by Landlord and Owner plus the deductible amount, is less than the cost of the repair or restoration of the Hotel, Manager shall give notice to Owner and Landlord setting forth the deficiency in reasonable detail. Owner shall have the right, without any obligation and in its sole discretion, to fund the deficiency and shall give Manager and Landlord notice within twenty (20) days after notice from Manager. If Owner elects not to fund the deficiency, Landlord shall have the right, without obligation and in its sole discretion, to fund the deficiency and shall give Manager and Owner notice within twenty (20) days after notice from Owner. If neither Landlord nor Owner elect to fund the deficiency, this Agreement shall terminate and Landlord shall be entitled to retain the insurance proceeds payable on account of such damage.
D.    If Owner is required or if Owner or Landlord elects to make the funds necessary to cause the Hotel to be repaired and restored available to Manager, Owner shall (or shall cause Landlord to) advance the insurance proceeds and any additional amounts payable by Owner or Landlord to Manager regularly during the repair and restoration period. Any such advances shall be made not more frequently than monthly within ten (10) Business Days after Manager submits to Owner a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Owner and Landlord). Owner or Landlord may condition advancement of the insurance proceeds and other amounts on (i) the absence of an event of default under the Lease, (ii) approval of plans and specifications of an architect satisfactory to Landlord and Owner (which approval shall not be unreasonably withheld or delayed), (iii) general contractors’ estimates, (iv) architect’s certificates, (v) unconditional lien waivers of general contractors, if available, (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required and (vii) such other certificates as Landlord and Owner may, from time to time, reasonably require. The Procurement and Construction Supervision Fee shall be paid on the last Business Day of the calendar month following the calendar quarter to which the Procurement and Construction Supervision Fee relates, in arrears, based upon requisitions submitted in such calendar quarter.
E.    All business interruption insurance proceeds shall be paid to Manager and included in Gross Revenues. Any casualty which does not result in a termination of this Agreement shall not excuse the payment of sums due to Owner hereunder.
F.    Manager hereby waives any statutory rights of termination which may arise by reason of any damage to or destruction of the Hotel.
6.05    Damage Near End of Term. Notwithstanding any provisions of Section 6.04 to the contrary, if damage to or destruction of the Hotel occurs during the last twelve (12) months of the Term and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is nine (9) months prior to the end of the Term, the provisions of Section 6.04.A shall apply as if the Hotel had been totally or partially destroyed and rendered Unsuitable for Its Permitted Use.
6.06    Condemnation. If, during the Term, either the whole of the Hotel shall be taken by Condemnation, or a partial Condemnation renders the Hotel Unsuitable for Its Permitted Use, this Agreement shall terminate and Owner and Landlord shall seek the Award for their interests in the Hotel as provided in the Lease. In addition, Manager shall have the right to initiate such

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proceedings as it deems advisable to recover any damages to which Manager may be entitled; provided, however, that Manager shall be entitled to retain any Award it may obtain through such proceedings which are conducted separately from those of Owner and Landlord only if such Award does not reduce the Award otherwise available to Owner and Landlord. Any Award received by any Mortgagee under a Mortgage on the Hotel shall be deemed to be an award of compensation received by Landlord.
6.07    Partial Condemnation. If, during the Term, there is a partial Condemnation but the Hotel is not rendered Unsuitable for Its Permitted Use, subject to Section 6.07.A and 6.07.B, Manager shall cause the untaken portion of the Hotel to be repaired and restored, in compliance with all Legal Requirements and Insurance Requirements and so that the untaken portion of the Hotel shall constitute a complete architectural unit of the same general character and condition, to the extent practicable, as the Hotel immediately prior to such partial Condemnation and in compliance with System Standards in consideration of the Procurement and Construction Supervision Fee.
A.    If the amount of the Award is less than the cost of the repair and restoration of the Hotel, Manager shall give notice to Owner and Landlord setting forth the deficiency in reasonable detail. Owner shall have the right without any obligation and in its sole discretion, to fund the deficiency and shall give Manager and Landlord notice within twenty (20) days after notice from Manager. If Owner elects not to fund the deficiency, Landlord shall have the right without obligation and in its sole discretion, to fund the deficiency and shall give Manager and Owner notice within twenty (20) days after notice from Owner. If neither Landlord nor Owner elect to fund the deficiency, this Agreement shall terminate and Owner and Landlord shall be entitled to retain the Award.
B.    If Owner or Landlord elects to make the funds necessary to cause the Hotel to be repaired and restored available to Manager, Owner shall (or shall cause Landlord to) advance the Award and any additional amounts payable by Owner or Landlord to Manager regularly during the repair and restoration period. Any such advances shall be made not more frequently than monthly within ten (10) Business Days after Manager submits to Owner a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Owner and Landlord). Owner or Landlord may condition advancement of the insurance proceeds and other amounts on (i) the absence of an event of default under the Lease, (ii) approval of plans and specifications of an architect satisfactory to Landlord and Owner (which approval shall not be unreasonably withheld or delayed), (iii) general contractors’ estimates, (iv) architect’s certificates, (v) unconditional lien waivers of general contractors, if available, (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required and (vii) such other certificates as Landlord and Owner may, from time to time, reasonably require. The Procurement and Construction Supervision Fee shall be paid on the last Business Day of the calendar month following the calendar quarter to which the Procurement and Construction Supervision Fee relates, in arrears, based upon requisitions submitted in such calendar quarter.
6.08    Temporary Condemnation. In the event of any temporary Condemnation of the Hotel or Owner’s interest therein, this Agreement shall continue in full force and effect. The entire amount of any Award made for such temporary Condemnation allocable to the Term,

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whether paid by way of damages, rent or otherwise, shall be paid to Manager and shall constitute Gross Revenues. A Condemnation shall be deemed to be temporary if the period of such Condemnation is not expected to, and does not, exceed twelve (12) months.
6.09    Allocation of Award. Except as provided in Sections 6.06, 6.08 and this Section 6.09, the total Award shall be solely the property of and payable to Landlord. Any portion of the Award made for the taking of Owner’s leasehold interest in the Hotel, loss of business, the taking of Owner’s Personal Property, or Owner’s removal and relocation expenses shall be the sole property of, and payable to, Owner. Any portion of the Award made for the taking of Manager’s interest in the Hotel or Manager’s loss of business during the remainder of the Term shall be the sole property of, and payable to, Manager, subject to the provisions of Section 6.06. In any Condemnation proceedings, Landlord, Owner, and Manager shall each seek its own Award in conformity herewith, at its own expense.
6.10    Effect of Condemnation. Any Condemnation which does not result in a termination of this Agreement in accordance with its terms with respect to the Hotel shall not excuse the payment of sums due to Owner hereunder with respect to the Hotel and this Agreement shall remain in full force and effect.
ARTICLE VII

TAXES
7.01    Real Estate and Personal Property Taxes.
A.    Subject to Section 11.18 relating to permitted contests, Manager shall pay, from Gross Revenues, all Impositions with respect to the Hotel, before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord and Owner copies of official receipts or other reasonably satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Manager may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Manager shall, upon request, provide such data as is maintained by Manager with respect to the Hotel as may be necessary to prepare any required returns and reports by Owner or Landlord.
Owner shall give, and will use reasonable efforts to cause Landlord to give, copies of official tax bills and assessments which it may receive with respect to the Hotel and prompt notice to Owner and Manager of all Impositions payable by Owner under the Lease of which Owner or Landlord, as the case may be, at any time has knowledge; provided, however, that Landlord’s or Owner’s failure to give any such notice shall in no way diminish Manager’s obligation hereunder to pay such Impositions (except that Owner or Landlord, as applicable, shall be responsible for any interest or penalties incurred as a result of Landlord’s or Owner’s, as applicable, failure promptly to forward the same).

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B.    Notwithstanding anything herein to the contrary, each of Owner and Manager shall pay from its own funds (and not from Gross Revenues of the Hotel) any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax imposed on Owner or Manager, as applicable, or any income tax imposed (but not gross receipt or general excise taxes) on any income of Owner or Manager (including distributions pursuant to Article III).
ARTICLE VIII

OWNERSHIP OF THE HOTEL
8.01    Ownership of the Hotel.
A.    Owner and Landlord hereby covenant that neither will hereafter impose or consent to the imposition of any liens, encumbrances or other charges, except as follows:
1.    easements or other encumbrances that do not adversely affect the operation of the Hotel by Manager and that are not prohibited pursuant to Section 8.02;
2.    Mortgages and related security instruments;
3.    liens for taxes, assessments, levies or other public charges not yet due or due but not yet payable; or
4.    equipment leases for office equipment, telephone, motor vehicles and other property approved by Manager.
B.    Subject to liens permitted by Section 8.01.A, Owner and Landlord covenant that, so long as there then exists no Manager Event of Default, Manager shall quietly hold, occupy and enjoy the Hotel throughout the Term free from hindrance, ejection or molestation by Owner or Landlord or other party claiming under, through or by right of Owner or Landlord. Owner agrees to pay and discharge any payments and charges and, at its expense, to prosecute all appropriate actions, judicial or otherwise, necessary to assure such free and quiet occupation as set forth in the preceding sentence.
8.02    No Covenants, Conditions or Restrictions.
A.    Owner and Landlord agree that during the Term, any covenants, conditions or restrictions, including reciprocal easement agreements or cost‑sharing arrangements affecting the Site or Hotel (collectively “Future CC&Rs”) which would (i) prohibit or limit Manager from operating the Hotel in accordance with System Standards, including related amenities of the Hotel; (ii) allow the Hotel facilities (for example, parking spaces) to be used by persons other than guests, invitees or employees of the Hotel; (iii) allow the Hotel facilities to be used for specified charges or rates that have not been approved by Manager; or (iv) subject the Hotel to exclusive arrangements regarding food and beverage operation or retail merchandise, will not be entered into unless Manager has given its prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Manager hereby consents to any easements, covenants, conditions or restrictions, including without limitation any reciprocal easement

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agreements or cost-sharing agreements, existing as of the Initial Effective Date (collectively, the “Existing CC&Rs”).
B.    All financial obligations imposed on Owner or on the Hotel pursuant to any Future CC&Rs for which Manager’s consent was required under Section 8.02.A, but not obtained, shall be paid by Owner.
C.    Manager shall manage, operate, maintain and repair the Hotel in compliance with all obligations imposed on Owner, Landlord or the Hotel pursuant to any Existing CC&Rs or Future CC&Rs (unless Manager’s consent was required under Section 8.02.A, but not obtained) to the extent such Existing CC&Rs and Future CC&Rs relate to the management, operation, maintenance and repair of the Hotel.
8.03    Liens; Credit. Manager and Owner shall use commercially reasonable efforts to prevent any liens from being filed against the Hotel which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to the Hotel. Manager and Owner shall cooperate, and Owner shall cause Landlord to cooperate, in obtaining the release of any such liens. In no event shall any party borrow money in the name of, or pledge the credit of, any other party. Manager shall not allow any lien to exist with respect to its interest in this Agreement.
Subject to encumbrances permitted under Section 8.01, Manager shall not, to the extent funds to pay the same are available or provided on a timely basis as required hereunder, directly or indirectly, create or allow to remain and shall promptly discharge any lien, encumbrance, attachment, title retention agreement or claim upon the Hotel, except (a) existing liens for those taxes of Landlord which Manager is not required to pay hereunder, (b) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with Section 11.18, (c) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Section 11.18 and (d) any Mortgages or other liens which are the responsibility of Landlord.
8.04    Financing. Landlord shall be entitled to encumber the Hotel with a Mortgage on commercially reasonable terms and in such event, Landlord, Owner and Manager shall be required to execute and Landlord agrees to require Mortgagee to execute and deliver an instrument (a “Subordination Agreement”) which shall be recorded in the jurisdiction where the Hotel is located, which provides:
(i)    This Agreement and any extensions, renewals, replacements or modifications thereto, and all right and interest of Manager in and to the Hotel, shall be subject and subordinate to the Mortgage; and
(ii)    If there is a foreclosure of the Mortgage in connection with which title or possession of such Hotel is transferred to the Mortgagee (or its designee) or to a purchaser at foreclosure or to a subsequent purchaser from the Mortgagee (or from its designee) (each of the foregoing, a “Subsequent Holder”), Manager shall not be disturbed in its rights under this Agreement, so long as (a) no Manager Event of Default (beyond the applicable notice and cure period, if any) has occurred thereunder which entitles Owner to terminate this Agreement, and (b) the Lease has not been terminated as

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a result of a monetary default which arises from acts or failure to act by Manager pursuant to this Agreement, provided, however, that such Subsequent Holder shall not be (a) liable in any way to Manager for any act or omission, neglect or default of the prior Landlord or Owner (b) responsible for any monies owing or on deposit with any prior Landlord or Owner to the credit of Manager (except to the extent actually paid or delivered to such Subsequent Holder), (c) subject to any counterclaim or setoff which theretofore accrued to Manager against any prior Landlord or Owner, (d) bound by any modification of this Agreement subsequent to such Mortgage which was not approved by the Mortgagee, (e) liable to Manager or beyond such Subsequent Holder’s interest in the Hotel and the rents, income, receipts, revenues, issues and profits issuing from the Hotel, or (f) required to remove any Person occupying the Hotel or any part thereof, except if such person claims by, through or under such Subsequent Holder. If the Lease is terminated as a result of a non-monetary default which was not caused by Manager Event of Default pursuant to the terms of this Agreement or such Subsequent Holder succeeds to the interest of Owner thereunder, the Mortgagee or Subsequent Holder, as applicable, and Manager shall agree that the Hotel will continue to be subject to this Agreement (but neither the Mortgagee nor Subsequent Holder will not be responsible to pay past due amounts hereunder).
ARTICLE IX

DEFAULTS
9.01    Manager Events of Default. Each of the following shall constitute a “Manager Event of Default”:
A.    The filing by Manager of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law, or the admission by Manager that it is unable to pay its debts as they become due, or the institution of any proceeding by Manager for its dissolution or termination.
B.    The consent by Manager to an involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by Manager.
C.    The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating Manager as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of Manager’s assets, and such order, judgment or decree’s continuing unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive).
D.    At Owner’s election, the failure of Manager to make any payment required to be made in accordance with the terms of this Agreement, on or before the date due which failure continues for five (5) Business Days after notice from Owner.

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E.    At Owner’s election, the failure of Manager to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, on or before the date required for the same, which failure continues for thirty (30) days after notice from Owner, or, if the Manager Event of Default is susceptible of cure, but such cure cannot be accomplished within such thirty (30) day period, if Manager fails to commence the cure of such Manager Event of Default within fifteen (15) days of such notice or thereafter fails to diligently pursue such efforts to completion, provided in no event shall such additional time exceed ninety (90) days.
F.    At Owner’s election, the failure of Manager to maintain insurance coverages required to be maintained by Manager under Article VI, which failure continues for five (5) Business Days after notice from Owner (except that no notice shall be required if any such insurance coverage shall have lapsed).
9.02    Remedies for Manager Events of Default.
A.    In the event of a Manager Event of Default, Owner shall have the right to: (1) terminate this Agreement by notice to Manager, which termination shall be effective as of the date set forth in the notice, which shall be at least thirty (30) days after the date of the notice; (2) institute any and all proceedings permitted by law or equity, including, without limitation, actions for specific performance and/or damages; or (3) avail itself of any remedy described in this Section 9.02.
B.    None of (i) the termination of this Agreement in connection with a Manager Event of Default, (ii) the repossession of the Hotel or any portion thereof, (iii) the failure of Owner to engage a replacement manager, nor (iv) the engagement of any replacement manager for all or any portion of the Hotel, shall relieve Manager of its liability and obligations hereunder, all of which shall survive any such termination, repossession or engagement. In the event of any termination of this Agreement as a result of a Manager Event of Default, Manager shall forthwith pay to Owner all amounts due and payable through and including the date of such termination. Thereafter, Manager shall be liable to Owner for, and shall pay to Owner, as current damages, the amounts which Owner would have received hereunder for the remainder of the Term had such termination not occurred, less the net amounts, if any, received from a replacement manager, after deducting all reasonable expenses in connection with engaging such replacement, including, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such engagement and in the case of Owner’s Priority and Owner’s Residual Payment, calculated based upon the average of each of such payments made in each of the three (3) calendar years ended prior to the date of termination. Manager shall pay such current damages to Owner as soon after the end of each calendar month as practicable to determine the amounts.
C.    At any time after such termination, whether or not Owner shall have collected any amounts owing and due up to and including the date of termination of this Agreement, as liquidated final damages and in lieu of Owner’s right to receive any other damages due to the termination of this Agreement, at Owner’s election, Manager shall pay to Owner an amount equal to the present value of the payments which have been made to Owner between the date of termination and the scheduled expiration of the Term as Owner’s Priority and the Owner’s

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Residual Payment if this Agreement had not been terminated, calculated based upon the average of each of such payments made in each of the three (3) calendar years ended prior to the date of termination, discounted at an annual rate equal to the Discount Rate. Nothing contained in this Agreement shall, however, limit or prejudice the right of Owner to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.
D.    In case of any Manager Event of Default resulting in Manager being obligated to vacate the Hotel, Owner may (i) engage a replacement manager for the Hotel or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms which may at Owner’s option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or other accommodations to the extent that Owner reasonably considers advisable and necessary to engage such replacement manager(s), and (ii) may make such reasonable alterations, repairs and decorations in the Hotel or any portion thereof as Owner, in its sole and absolute discretion, considers advisable and necessary for the purpose of engaging a replacement manager for the Hotel; and the making of such alterations, repairs and decorations shall not operate or be construed to release Manager from liability hereunder. Subject to the last sentence of this paragraph, Owner shall in no event be liable in any way whatsoever for any failure to engage a replacement manager for the Hotel, or, in the event a replacement manager is engaged, for failure to collect amounts due Owner. To the maximum extent permitted by law, Manager hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Manager being evicted or dispossessed, or in the event of Owner obtaining possession of the Hotel, by reason of the occurrence and continuation of a Manager Event of Default hereunder. Owner covenants and agrees, in the event of any termination of this Agreement as a result of a Manager Event of Default, to use reasonable efforts to mitigate its damages.
E.    Any payments received by Owner under any of the provisions of this Agreement during the existence or continuance of a Manager Event of Default shall be applied to Manager’s current and past due obligations under this Agreement in such order as Owner may determine or as may be prescribed by applicable law.
F.    If a Manager Event of Default shall have occurred and be continuing, Owner, after notice to Manager (which notice shall not be required if Owner shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Manager and without waiving or releasing any Manager Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Manager, and may, to the maximum extent permitted by law, enter upon the Hotel or any portion thereof for such purpose and take all such action thereon as, in Owner’s sole and absolute discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Manager or result in the termination hereof. All reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Owner in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Owner until repaid, shall be paid by Manager to Owner, on demand.

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9.03    Owner Events of Default. Each of the following shall constitute an “Owner Event of Default” to the extent permitted by applicable law:
A.    The filing by Owner or SVC of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law, or the admission by Owner that it is unable to pay its debts as they become due, or the institution of any proceeding by Owner for its dissolution or termination.
B.    The consent by Owner or SVC to an involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by Owner.
C.    The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating Owner or SVC as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of Owner’s or SVC’s assets, and such order, judgment or decree’s continuing unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive).
D.    At Manager’s option, the failure of Owner to make any payment required to be made in accordance with the terms of this Agreement on or before the due date which failure continues for five (5) Business Days after notice from Manager.
E.    At Manager’s option, the failure of Owner to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement which failure continues for thirty (30) days after notice from Manager, or, if the Owner Event of Default is susceptible of cure, but such cure cannot be accomplished within such thirty (30) day period, if Owner fails to commence the cure of such Owner Event of Default within fifteen (15) days of such notice or thereafter fails to diligently pursue such efforts to completion, provided that in no event shall such additional time exceed ninety (90) days.
F.    The occurrence of an event of default beyond any applicable notice and cure period under any obligation, agreement, instrument or document which is secured in whole or in part by Owner’s or Landlord’s interest in the Hotel or the acceleration of the indebtedness secured thereby or the commencement of a foreclosure thereunder.
9.04    Remedies for Owner Events of Default.
A.    In the event of an Owner Event of Default, Manager shall have the right to institute any and all proceedings permitted by law or equity, including, without limitation, actions for specific performance and/or damages, provided except as expressly provided in this Agreement, Manager shall have no right to terminate this Agreement by reason of an Owner Event of Default.
B.    Upon the occurrence of an Owner Event of Default pursuant to any of Sections 9.03.A, 9.03.B or 9.03.C, or which arises with respect to a violation by Owner or Landlord of Section 10.02 with respect to a Sale of the Hotel, Manager shall have, in addition to all other rights and remedies provided for herein, the right to terminate this Agreement by notice to

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Owner, which termination shall be effective as of the date set forth in the notice, which shall be at least thirty (30) days after the date of the notice. Nothing contained in this Agreement shall, however, limit or prejudice the right of Manager to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.
ARTICLE X

ASSIGNMENT AND SALE
10.01    Assignment.
A.    Except as provided in Section 10.01.B, Manager shall not assign, mortgage, pledge, hypothecate or otherwise transfer its interest in all or any portion of this Agreement or any rights arising under this Agreement or suffer or permit such interests or rights to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Hotel by anyone other than Manager or Owner. For the purpose of this Section 10.01, and assignment of this Agreement shall be deemed to include a Change of Control.
B.    Notwithstanding Section 10.01.A, Manager shall have the right, without Owner’s consent, to:
1.    assign this Agreement (whether directly or pursuant to the direct or indirect transfer of interests in Manager) in connection with the sale of all or substantially all of the business and assets of Manager to a third party; provided such third party assumes in writing the obligations of Manager under this Agreement;
2.    assign this Agreement as a result of a Change of Control arising as a result of a transfer or issuance of capital stock of Sonesta Holdco permitted by the Stockholders Agreement;
3.    assign this Agreement to a Subsidiary of Manager; provided such Subsidiary assumes in writing the obligations of Manager under this Agreement; and
4.    sublease or grant concessions or licenses to shops or any other space at the Hotel so long as the terms of any such subleases or concessions do not exceed the Term, provided that (a) such subleases or concessions are for newsstand, gift shop, parking garage, health club, restaurant, bar, commissary, retail, office or rooftop antenna purposes or similar concessions or uses, (b) such subleases are on commercially reasonable terms, and (c) such subleases or concessions will not violate or affect any Legal Requirement or Insurance Requirement, and Manager shall obtain or cause the subtenant to obtain such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and any Mortgagee may reasonably require.

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C.    Notwithstanding Section 10.01.B, Manager may not assign, mortgage, pledge, hypothecate or otherwise transfer its interest in all or any portion of this Agreement to any Person (or any Affiliate of any Person) who (a) does not have sufficient experience to fulfill Manager’s obligations with respect to the Hotel under this Agreement, (b) is known in the community as being of bad moral character, or has been convicted of a felony in any state or federal court, or is in control of or controlled by Persons who have been convicted of felonies in any state or federal court; or (c) is, or has an Affiliate that is, a Specially Designated National or Blocked Person.
D.    Owner shall not assign or transfer its interest in this Agreement without the prior written consent of Manager; provided, however, that Owner shall have the right, without such consent to (1) Intentionally Omitted, (2) assign its interest hereunder to Landlord or an Affiliate of Landlord under the terms of the Lease, (3) assign its interest hereunder to Manager or an Affiliate of Manager, and (4) assign its interest hereunder to an Affiliate of Owner in a corporate restructuring of Owner or any of its Affiliates, provided such Affiliate satisfies the criteria of Section 10.02.A.
E.    If either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by Owner of its interest in this Agreement approved or permitted pursuant to the terms hereof shall relieve Owner from its obligations under this Agreement arising from and after the effective date of such assignment. An assignment by Manager of its interest in this Agreement shall not relieve Manager from its obligations under this Agreement unless such assignment occurs in the context of a sale of all or substantially all of the business of Manager and which is otherwise permitted or approved, if required, pursuant to this Agreement, in which event Manager shall be relieved from such obligations arising from and after the effective date of such assignment.
10.02    [Reserved].
10.03    Amendment of the Lease. The Lease shall not be amended or modified in any way which would materially reduce Manager’s rights hereunder or impose any material cost, expense or obligation on Manager.
ARTICLE XI

MISCELLANEOUS
11.01    Right to Make Agreement. Each party warrants, with respect to itself, that neither the execution of this Agreement nor the finalization of the transactions contemplated hereby shall violate any provision of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval which has not been taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and

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will continue to have throughout the Term, the full right to enter into this Agreement and perform its obligations hereunder.
11.02    Actions By Manager. Manager covenants and agrees that it shall not take any action which would be binding upon Owner or Landlord except to the extent it is permitted to do so pursuant to the terms of this Agreement.
11.03    Relationship. In the performance of this Agreement, Manager shall act solely as an independent contractor. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making Manager a partner, joint venturer with, or agent of, Owner. Owner and Manager agree that neither party will make any contrary assertion, claim or counterclaim in any action, suit, arbitration or other legal proceedings involving Owner and Manager. Nothing contained herein is intended to, nor shall be construed as, creating any landlord-tenant relationship between Manager and Owner or between Manager and Landlord. Each of Manager and Owner shall prepare and shall cause their Affiliates to prepare their financial statements and tax returns consistent with the foregoing characterization.
11.04    Applicable Law. The Agreement shall be construed under and shall be governed by the laws of the State of Maryland, without regard to its “choice of law” rules.
11.05    Notices. Notices, statements and other communications to be given under the terms of the Agreement shall be in writing and delivered by hand against receipt or sent by Express Mail service or by nationally recognized overnight delivery service, addressed to the parties as follows:
To Owner:        [Property Owner]
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attn: President
Phone: (617) 964-8389
Fax: (617) 969-5730

To Manager:        Sonesta International Hotels Corporation
Two Newton Place
255 Washington Street
Newton, Massachusetts 02458
Attn: President
Phone: (617) 421-5400
Fax: (617) 928-1305

or at such other address as is from time to time designated by the party receiving the notice. Any such notice that is given in accordance herewith shall be deemed received when delivery is received or refused, as the case may be. Additionally, notices may be given by facsimile transmission, provided that a hard copy of the transmission shall be delivered to the addressee by nationally recognized overnight delivery service by no later than the second (2nd) Business Day following such transmission. Facsimiles shall be deemed delivered on the date of such

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transmission, if sent on a Business Day and received during the receiving party’s normal business hours or, if not received during the receiving party’s normal business hours, then on the next succeeding Business Day.
11.06    Environmental Matters.
A.    Subject to Section 11.06.D, during the Term or at any other time while Manager is in possession of the Hotel, (1) Manager shall not store, spill upon, generate, dispose of or transfer to or from the Hotel any Hazardous Substance, except in compliance with all Legal Requirements, (2) Manager shall maintain the Hotel at all times free of any Hazardous Substance (except in compliance with all Legal Requirements), and (3) Manager (a) upon receipt of notice or knowledge shall promptly notify Owner and Landlord in writing of any material change in the nature or extent of Hazardous Substances at the Hotel, (b) shall file and transmit to Owner and Landlord a copy of any Community Right to Know or similar report or notice which is required to be filed by Manager with respect to the Hotel pursuant to Title III of the Superfund Amendments and Reauthorization Act of 1986 or any other Legal Requirements, (c) shall transmit to Owner and Landlord copies of any citations, orders, notices or other governmental communications received by Manager with respect to Hazardous Substances or environmental compliance (collectively, “Environmental Notice”), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Legal Requirement and/or presents a material risk of any material cost, expense, loss or damage (an “Environmental Obligation”), (d) shall observe and comply with all Legal Requirements relating to the use, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use, maintenance or disposal or requiring the removal, treatment, containment or other disposition of Hazardous Substances, and (e) shall pay or otherwise dispose of any fine, charge or Imposition related thereto, unless Owner or Manager shall contest the same in good faith and by appropriate proceedings and the right to use and the value of the Hotel are not materially and adversely affected thereby.
B.    In the event of the discovery of Hazardous Substances other than those maintained in accordance with Legal Requirements on any portion of any Site or in the Hotel during the Term, Manager shall promptly (i) clean up and remove from and about the Hotel all Hazardous Substances thereon in accordance with all applicable Environmental Laws (as defined below), (ii) contain and prevent any further release or threat of release of Hazardous Substances on or about the Hotel, and (iii) use good faith efforts to eliminate any further release or threat of release of Hazardous Substances on or about the Hotel, and (iv) otherwise effect a remediation of the problem in accordance with all applicable federal, state and local statutes, laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, storage, release, disposal, remediation or abatement of Hazardous Substances (collectively referred to as “Environmental Laws”).
C.    The actual costs incurred or the estimated costs to be incurred with respect to any matter arising under Section 11.06.B together with any costs incurred by Owner with respect to any judgment or settlement approved by Manager (such approval not to be unreasonably withheld, conditioned or delayed with respect to any third-party claims including, without limitation, claims by Landlord arising under the Lease) relating to claims arising from the release or threat of release

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of Hazardous Substances on or about any of the Hotels (including reasonable attorneys’ and consultants’ fees incurred with respect to such matters) are collectively referred to as “Environmental Costs.”
D.    All Environmental Costs shall be deemed repairs and maintenance under Section 5.02 or 5.03 and paid as provided therein, as applicable, for the Hotel; provided, however, that if any of the foregoing costs arise as a result of the gross negligence or willful misconduct of Manager or any employee of Manager, such costs shall be paid by Manager at its sole cost and expense and not as a Deduction, and Manager shall indemnify Owner for any loss, cost, claim or expense (including reasonable attorneys’ fees) incurred by Owner in connection therewith. The provisions of this Section 11.06.D shall survive termination.
11.07    Confidentiality. The parties hereto agree that the matters set forth in this Agreement are strictly confidential and each party will make every effort to ensure that the information is not disclosed to any outside person or entities (including the press) without the prior written consent of the other party except as may be appropriate or required by law, including the rules and regulations of the SEC or any stock exchange applicable to Owner or its Affiliates, in any report, prospectus or other filing made by Owner or its Affiliates with the SEC or any such stock exchange, or in a press release issued by a party or its Affiliates which is consistent with its investor relations program conducted in the ordinary course, and as may be reasonably necessary to obtain licenses, permits, and other public approvals necessary for the refurbishment or operation of the Hotel, or, subject to Section 4.01.C(2), in connection with financing or proposed financing of the Hotel, a Sale of the Hotel, or a sale of a Controlling Interest in Owner.
11.08    Projections. Owner acknowledges that any written or oral projections, pro formas, or other similar information that has been, prior to execution of this Agreement, or will, during the Term, be provided by Manager, or any Affiliate to Owner is for information purposes only and that Manager and any such Affiliate do not guarantee that the Hotel will achieve the results set forth in any such projections, pro formas, or other similar information. Any such projections, pro formas, or other similar information are based on assumptions and estimates, and unanticipated events may occur subsequent to the date of preparation of such projections, pro formas, and other similar information. Therefore, the actual results achieved by the Hotel are likely to vary from the estimates contained in any such projections, pro formas, or other similar information and such variations might be material.
11.09    Actions to be Taken Upon Termination. Upon termination of this Agreement:
A.    Manager shall, within ninety (90) days after termination of this Agreement, prepare and deliver to Owner a final accounting statement (“Final Statement”) with respect to the Hotel, consistent with the Annual Operating Statement, along with a statement of any sums due Manager as of the date of termination. Within thirty (30) days of the receipt by Owner of such Final Statement, the parties will make any adjustments, by cash payment, in the amounts paid or retained as are needed because of the figures set forth in the Final Statement. Any payments shall be made together with interest at the Interest Rate from the date such amounts were due or paid, as the case may be, until paid or repaid. If any dispute shall arise with respect to the Final Statement which cannot be resolved by the parties within the thirty (30) day period,

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it shall be settled by arbitration, provided however, that any cash adjustments relating to items which are not in dispute shall be made within the thirty (30) day period. The cost of preparing the Final Statement shall be a Deduction, unless the termination occurs as a result of a Manager Event of Default or an Owner Event of Default, in which case the defaulting party shall pay such cost. Manager and Owner acknowledge that there may be certain adjustments for which the information will not be available at the time of the Final Statement and the parties agree to readjust such amounts and make the necessary cash adjustments when such information becomes available, provided, however, that all accounts shall be deemed final as of the second (2nd) anniversary of the date of termination.
B.    Upon a termination, Manager shall disburse to Owner all Working Capital (excluding funds to be held in escrow pursuant to Section 11.09.I) remaining after payment of all Deductions and all amounts then payable to Manager or Owner.
C.    Manager shall make available to Owner such books and records respecting the Hotel (including those from prior years, subject to Manager’s reasonable records retention policies) as will be needed by Owner to prepare the accounting statements, in accordance with the Uniform System of Accounts, for the Hotel for the Year in which the termination occurs and for any subsequent Year.
D.    Manager shall (to the extent permitted by law) assign to Owner or its designee all operating licenses and permits for the Hotel which have been issued in Manager’s name (including liquor and restaurant licenses, if any).
E.    If Owner does not exercise its right under Section 11.09.G and/or a successor Manager is not a franchisee of Manager, Manager shall have the option, to be exercised within thirty (30) days after termination, to purchase at their then book value, any items of Inventories and Fixed Asset Supplies marked with any Trade Name, other trade name, symbol, logo or design. If Manager does not exercise such option, Owner agrees that any such items not so purchased will be used exclusively at the Hotel until they are consumed.
F.    Manager shall, at Owner’s sole cost and expense, use commercially reasonable efforts to cooperate with Owner or its designee in connection with the transfer of management of the Hotel including processing of all applications for licenses, operating permits and other governmental authorizations and the assignment of all contracts entered into by Manager with respect to the use and operation of the Hotel as then operated, but excluding all insurance contracts and multi-property contracts not limited in scope to the Hotel (if applicable) and all contracts with Affiliates of Manager.
G.    Owner or its designee shall have the right to operate the improvements on the Site without modifying the architectural design, notwithstanding the fact that such design or certain features thereof may be proprietary to Manager and/or protected by trademarks or service marks held by Manager or an Affiliate, provided that such use shall be confined to the Site. Further, provided that the Hotel then satisfies the System Standards, Owner or its designee shall be entitled (but not obligated) to operate the Hotel under the Trade Names for a period of one (1) year following termination in consideration for which Owner or its designee shall pay the then

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standard franchise fees of Manager and its Affiliates and shall comply with the other applicable terms and conditions of the form of franchise agreement then being entered into and Manager will continue to provide services to the Hotel including, reservations and communication services; provided, however, that all such services shall be provided in accordance with the applicable terms and conditions of the form of franchise agreement.
H.    Any computer software (including upgrades and replacements) at the Hotel owned by Manager, an Affiliate, or the licensor of any of them is proprietary to Manager, such Affiliate, or the licensor of any of them and shall in all events remain the exclusive property of Manager, the Affiliate or the licensor of any of them, as the case may be, and nothing contained in this Agreement shall confer on Owner the right to use any of such software. Manager shall have the right to remove from the Hotel without compensation to Owner any computer software (including upgrades and replacements), including, without limitation, the System software, owned by Manager, any Affiliate or the licensor of any of them and any computer equipment utilized as part of a centralized reservation system or owned by a party other than Owner.
I.    If this Agreement is terminated for any reason, other than by reason of a Manager Event Default, and excluding a termination as a result of the expiration of the Term, an escrow fund shall be established from Gross Revenues to reimburse Manager for all reasonable costs and expenses incurred by Manager in terminating its employees at the Hotel, such as severance pay, unemployment compensation, employment relocation, and other employee liability costs arising out of the termination of employment of such employees. If Gross Revenues are insufficient to meet the requirements of such escrow fund, then Manager shall have the right to withdraw the amount of such expenses from Working Capital or any other funds of Owner with respect to the Hotel held by or under the control of Manager. Owner or its designee shall have the right to offer employment to any employee whom Manager proposes to terminate and Manager shall cooperate with Owner in connection therewith.
J.    Manager shall peacefully vacate and surrender the Hotel to Owner.
The provisions of this Section 11.09 shall survive termination.
11.10    Trademarks, Trade Names and Service Marks. The names “Sonesta,” “Royal Sonesta,” “Sonesta Suites,” “Sonesta ES Suites” and “Sonesta Resorts” (each of the foregoing names, together with any combination thereof, collectively, the “Trade Names”) when used alone or in connection with another word or words, and the Sonesta trademarks, service marks, other trade names, symbols, logos and designs shall in all events remain the exclusive property of Manager and except as provided in Section 11.09.E and 11.09.G, nothing contained in this Agreement shall confer on Owner the right to use any of the Trade Names, or the Sonesta trademarks, service marks, other trade names, symbols, logos or designs affiliated or used therewith. Except as provided in Section 11.09.E and 11.09.G, upon termination of this Agreement, any use of any of the Trade Names, or any of the Sonesta trademarks, service marks, other trade names, symbols, logos or designs at the Hotel shall cease and Owner shall promptly remove from the Hotel any signs or similar items which contain any of the Trade Names, trademarks, service marks, other trade names, symbols, logos or designs. If Owner has not removed such signs or similar items within ten (10) Business Days, Manager shall have the right to do so. The cost of

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such removal shall be a Deduction. Included under the terms of this Section 11.10 are all trademarks, service marks, trade names, symbols, logos or designs used in conjunction with the Hotel, including restaurant names, lounge names, etc., whether or not the marks contain the “Sonesta” name. The right to use such trademarks, service marks, trade names, symbols, logos or designs belongs exclusively to Manager, and the use thereof inures to the benefit of Manager whether or not the same are registered and regardless of the source of the same. The provisions of this Section 11.10 shall survive termination.
11.11    Waiver. The failure of either party to insist upon a strict performance of any of the terms or provisions of the Agreement, or to exercise any option, right or remedy contained in this Agreement, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.
11.12    Partial Invalidity. If any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, or otherwise, this Agreement shall be construed as if such portion had not been so inserted except when such construction would operate as an undue hardship on Manager or Owner or constitute a substantial deviation from the general intent and purpose of the parties as reflected in this Agreement.
11.13    Survival. Except as otherwise specifically provided herein, the rights and obligations of the parties herein shall not survive any termination of this Agreement.
11.14    Negotiation of Agreement. Each of Manager and Owner is a business entity having substantial experience with the subject matter of this Agreement and has fully participated in the negotiation and drafting of this Agreement. Accordingly, this Agreement shall be construed without regard to the rule that ambiguities in a document are to be construed against the draftsman. No inferences shall be drawn from the fact that the final, duly executed Agreement differs in any respect from any previous draft hereof.
11.15    Entire Agreement. This Agreement, together with any other agreements or writings signed by the parties that expressly state they are supplemental to, or supercede any provision of, this Agreement, and together with any instruments to be executed and delivered pursuant to this Agreement, constitutes the entire agreement between the parties as of the Effective Date and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto. For the avoidance of doubt, the Prior Management Agreement shall continue to govern the rights and obligations of the parties with respect to periods prior to the Effective Date, and this Agreement shall govern the rights and obligations of the parties with respect to periods from and after the Effective Date.
11.16    Affiliates. Manager shall be entitled to contract with companies that are Affiliates (or companies in which Manager has an ownership interest if such interest is not sufficient to make such a company an Affiliate) to provide goods and/or services to the Hotel; provided that the prices and/or terms for such goods and/or services are competitive. Additionally, Manager may contract for the purchase of goods and services for the Hotel with third parties that have other contractual relationships with Manager and its Affiliates, so long as the prices and terms are competitive. In

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determining whether such prices and/or terms are competitive, they will be compared to the prices and/or terms which would be available from reputable and qualified parties for goods and/or services of similar quality, and the goods and/or services which are being purchased shall be grouped in reasonable categories, rather than being compared item by item. Any dispute as to whether prices and/or terms are competitive shall be settled by arbitration. The prices paid may include overhead and the allowance of a reasonable return to Manager’s Affiliates (or companies in which Manager has an ownership interest if such interest is not sufficient to make such a company an Affiliate), provided that such prices are competitive. Owner acknowledges and agrees that, with respect to any purchases of goods and/or services pursuant to this Section 11.16, Manager’s Affiliates may retain for their own benefit any allowances, credits, rebates, commissions and discounts received with respect to any such purchases.
11.17    Disputes.
A.    Disputes. Any disputes, claims or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including any disputes, claims or controversies brought by or on behalf of a party hereto, a direct or indirect parent of a party, or any holder of equity interests (which, for purposes of this Section 11.17, shall mean any holder of record or any beneficial owner of equity interests, or any former holder of record or beneficial owner of equity interests) of a party, either on its own behalf, on behalf of a party or on behalf of any series or class of equity interests of a party or holders of any equity interests of a party against a party or any of their respective trustees, directors, members, officers, managers (including The RMR Group LLC or its parent and their respective successor), agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance, application or enforcement of this Agreement, including the agreements set forth in this Section 11.17, or the governing documents of a party (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) then in effect, except as those Rules may be modified in this Section 11.17. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the trustees, directors, officers or managers of a party and class actions by a holder of equity interests against those Persons and a party. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.
B.    Selection of Arbitrators. There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of a demand for arbitration. Such arbitrators may be affiliated or interested persons of such parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial

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and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date the AAA provides such list to select one (1) of the three (3) arbitrators proposed by the AAA. If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by the AAA to be the second (2nd) arbitrator; and, if they should fail to select the second (2nd) arbitrator by such time, the AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator. If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.
C.    Location of Arbitration. Any arbitration hearings shall be held in Boston, Massachusetts, unless otherwise agreed by the parties, but the seat of arbitration shall be Maryland.
D.    Scope of Discovery. There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators. For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.
E.    Arbitration Award. In rendering an award or decision (an “Arbitration Award”), the arbitrators shall be required to follow the laws of the State of Maryland, without regard to principles of conflicts of law. Any arbitration proceedings or Arbitration Award rendered hereunder, and the validity, effect and interpretation of the agreements set forth in this Section 11.17 shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. An Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based. Any monetary Arbitration Award shall be made and payable in U.S. dollars free of any tax, deduction or offset. Subject to this Section 11.17, each party against which an Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of such Arbitration Award or such other date as such Arbitration Award may provide.
F.    Costs. Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties thereto, to the maximum extent permitted by Maryland law, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an Arbitration Award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s Arbitration Award to the claimant or the claimant’s attorneys. Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.
G.    Appeals. Notwithstanding any language to the contrary in this Agreement, any Arbitration Award, including but not limited to any interim Arbitration Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”). An Arbitration Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Arbitration Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, the above paragraph relating to costs and expenses shall apply to any appeal pursuant to this Section 11.17 and the appeal tribunal shall not render an Arbitration Award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.

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H.    Final Judgment. Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in the above paragraph, an Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon an Arbitration Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any Arbitration Award made, except for actions relating to enforcement of the agreements set forth in this Section 11.17 or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.
I.    Intended Beneficiaries. This Section 11.17 is intended to benefit and be enforceable by the parties hereto and their respective shareholders, stockholders, members, beneficial interest owners, direct and indirect parents, trustees, directors, officers, managers (including The RMR Group LLC or its parent and their respective successor), members, agents or employees and their respective successors and assigns and shall be binding on the parties, and such Persons and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such Persons may have by contract or otherwise.
11.18    Permitted Contests. Manager shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim (collectively, “Claims”) as to the Hotel, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) such contest shall not cause Landlord or Owner to be in default under any Mortgage or reasonably be expected to result in a lien attaching to the Hotel, unless such lien is fully bonded or otherwise secured to the reasonable satisfaction of Landlord, (b) no part of the Hotel nor any Gross Revenues therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (c) Manager shall indemnify and hold harmless Owner and Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys’ fees, incurred by Owner or Landlord in connection therewith or as a result thereof. Owner and Landlord shall sign all required applications and otherwise cooperate with Manager in expediting the matter, provided that neither Owner nor Landlord shall thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith), and any such costs or expenses incurred in connection therewith shall be paid as a Deduction. Landlord shall agree to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) and Manager agrees by agreement in form and substance reasonably satisfactory to Landlord, to assume and indemnify Landlord. Any amounts paid under any such indemnity of Manager to Owner or Landlord shall be a Deduction. Any refund of any Claims and such charges and penalties or interest thereon shall be paid to Manager and included in Gross Revenues.

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11.19    Estoppel Certificates. Each party to this Agreement shall at any time and from time to time, upon not less than thirty (30) days’ prior notice from the other party, execute, acknowledge and deliver to such other party, or to any third party specified by such other party, a statement in writing: (a) certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications); (b) stating whether or not to the best knowledge of the certifying party (i) there is a continuing default by the non-certifying party in the performance or observance of any covenant, agreement or condition contained in this Agreement, or (ii) there shall have occurred any event which, with the giving of notice or passage of time or both, would become such a default, and, if so, specifying each such default or occurrence of which the certifying party may have knowledge; (c) stating the date to which distributions of Operating Profit have been made; and (d) stating such other information as the non-certifying party may reasonably request. Such statement shall be binding upon the certifying party and may be relied upon by the non-certifying party and/or such third party specified by the non-certifying party as aforesaid, including, without limitation its lenders and any prospective purchaser or mortgagee of the Hotel or the leasehold estate created by the Lease. Upon termination, each party shall, on request, within the time period described above, execute and deliver to the non-certifying party and to any such third party a statement certifying that this Agreement has been terminated.
11.20    Indemnification. Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Manager shall protect, indemnify and hold harmless Owner and Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys’ fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Owner or Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Hotel or adjoining sidewalks or rights of way under Manager’s control, (b) any use, misuse, non-use, condition, management, maintenance or repair by Manager or anyone claiming under Manager of the Hotel or Owner’s Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which Owner or Landlord is made a party or participant relating to the Hotel or Owner’s Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof including, failure to perform obligations (other than Condemnation proceedings) to which Owner or Landlord is made a party, (c) any Impositions that are the obligations of Manager to pay pursuant to the applicable provisions of this Agreement, and (d) infringement and other claims relating to the propriety marks of Manager or its Affiliates; provided, however, that Manager’s obligations hereunder shall not apply to any liability, obligation, claim, damage, penalty, cause of action, cost or expense to the extent the same arises from any negligence or willful misconduct of Owner or Landlord or their respective employees, agents or invitees. Manager, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Owner or Landlord (but shall not be responsible for any duplicative attorneys’ fees incurred by Owner or Landlord) or may compromise or otherwise dispose of the same, with Owner’s or Landlord’s, as appropriate, prior

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written consent (which consent may not be unreasonably withheld or delayed). If Owner or Landlord unreasonably delays or withholds consent, Manager shall not be liable under this Section 11.20 for any incremental increase in costs or expenses resulting therefrom. The obligations of Manager under this Section 11.20 shall not be applicable to Environmental Costs with respect to which a specific indemnity is provided in Section 11.06.D, to the extent addressed therein. The obligations under this Section 11.20 shall survive termination.
11.21    Remedies Cumulative. To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Owner or Manager, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Owner or Manager of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Owner or Manager of any or all of such rights, powers and remedies.
11.22    Amendments and Modifications. This Agreement shall not be modified or amended except in writing signed by Owner and Manager.
11.23    Claims; Binding Effect; Time of the Essence; Nonrecourse. Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Manager or Owner arising prior to any date of termination of this Agreement shall survive such termination. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Time is of the essence with respect to the exercise of any rights of Manager, Owner or Landlord under this Agreement. Nothing contained in this Agreement shall be construed to create or impose any liabilities or obligations and no such liabilities or obligations shall be imposed on any of the equityholders, beneficial owners, direct or indirect, officers, directors, trustees, employees or agents of Owner or Landlord or their respective Affiliates or Manager or its Affiliates for the payment or performance of the obligations or liabilities of Owner, Landlord or Manager, as applicable.
11.24    Counterparts; Headings. This Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.
11.25    No Political Contributions. Notwithstanding any provision in this Agreement to the contrary, no money or property of the Hotel shall be paid or used or offered, nor shall Owner or Manager directly or indirectly use or offer, consent or agree to use or offer, any money or property of the Hotel (i) in aid of any political party, committee or organization, (ii) in aid of any corporation, joint stock or other association organized or maintained for political purposes, (iii) in aid of any candidate for political office or nomination for such office, (iv) in connection with

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any election, (v) for any political purpose whatever, or (vi) for the reimbursement or indemnification of any person for any money or property so used.
11.26    REIT Qualification.
A.    Manager shall take all commercially reasonable actions reasonably requested by Owner or Landlord for the purpose of qualifying Landlord’s rental income from Owner under the Lease as “rents from real property” pursuant to Sections 856(d)(2), 856(d)(8)(B) and 856(d)(9) of the Code, including but not limited to any action requested to maintain: (1) Manager’s continued qualification as an “eligible independent contractor” (as defined in Section 856(d)(9)(A) of the Code) with respect to SVC and (2) the Hotel’s continued treatment as a “qualified lodging facility” (as defined in Section 856(d)(9)(D) of the Code). Manager shall not be liable if such reasonably requested actions, once implemented, fail to have the desired result of qualifying Landlord’s rental income from Owner under the Lease as “rents from real property” pursuant to Sections 856(d)(2), 856(d)(8)(B) and 856(d)(9) of the Code. This Section 11.26.A shall not apply in situations where an Adverse Regulatory Event has occurred; instead, Section 11.27 shall apply.
B.    If Owner or Landlord wish to invoke the terms of Section 11.26.A, Owner or Landlord (as appropriate) shall contact Manager and the parties shall meet with each other to discuss the relevant issues and to develop a mutually-agreed upon plan for implementing such reasonably requested actions.
C.    Any additional out-of-pocket costs or expenses incurred by Manager in complying with such a request shall be borne by Owner (and shall not be a Deduction). Owner shall reimburse Manager for such expense or cost promptly, but not later than five (5) Business Days after such expense or cost is incurred.
D.    Manager shall not authorize any wagering activities to be conducted at or in connection with the Hotel, and Manager shall use commercially reasonable efforts to achieve the goal of having at least one-half of the guest rooms in the Hotel being used on a transient basis and the goal of having no Hotel amenities and facilities that are not customary for similarly situated properties.
11.27    Adverse Regulatory Event. In the event of an Adverse Regulatory Event arising from or in connection with this Agreement, Owner and Manager shall work together in good faith to amend this Agreement to eliminate the impact of such Adverse Regulatory Event. For purposes of this Agreement, the term “Adverse Regulatory Event” means any time that a law, statute, ordinance, code, rule or regulation imposes upon Owner (or could impose upon Owner in Owner’s reasonable opinion), any material threat to either Landlord’s or Landlord’s Affiliate’s status as a “real estate investment trust” under the Code or to the treatment of amounts paid to Landlord as “rents from real property” under Section 856(d) of the Code. Each of Manager and Owner shall inform the other of any Adverse Regulatory Event of which it is aware and which it believes likely to impair compliance of any of the Hotel with respect to the aforementioned sections of the Code.

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11.28    Tax Matters. Manager will prepare or cause to be prepared all tax returns required in the operation of the Hotel, which include payroll, sales and use tax returns, personal property tax returns and business, professional and occupational license tax returns. Manager shall timely file or cause to be filed such returns as required by the State; provided that, Owner shall promptly provide all relevant information to Manager upon request, and any late fees or penalties resulting from delays caused by Owner shall be borne by Owner. Manager shall not be responsible for the preparation of Landlord’s or Owner’s federal or state income tax returns, provided Manager shall cooperate fully with Owner and Landlord as may be necessary to enable Owner or Landlord to file such federal or state income tax returns, including by preparing data reasonably requested by Owner or Landlord and submitting it to Owner or Landlord, as applicable, as soon as reasonably practicable following such request.
11.29    Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, heirs, legal representatives or permitted assigns of each of the parties hereto and except for Landlord and SVC, which are intended third party beneficiaries, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.
ARTICLE XII

DEFINITION OF TERMS; CONSTRUCTION
12.01    Definition of Terms.
The following terms when used in this Agreement and the Addenda attached hereto shall have the meanings indicated:
“AAA” has the meaning ascribed to such term in Section 11.17.
“Additional Manager Advances” means advances by Manager under Sections 4.05 and 5.05, together with simple interest at the rate of nine percent (9%) per annum on the outstanding balance thereof from time to time.
“Additional Working Capital” has the meaning ascribed to such term in Section 4.05.
“Adverse Regulatory Event” has the meaning ascribed to such term in Section 11.27.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, directly or indirectly, of the power: (i) to vote fifty percent (50%) or more of the voting stock or equity interests of such Person; or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock or equity interests, by contract or otherwise.
“Agreement” means this Management Agreement.

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“Annual Operating Projection” has the meaning ascribed to such term in Section 4.04.
“Annual Operating Statement” has the meaning ascribed to such term in Section 4.01.B.
“Appellate Rules” has the meaning ascribed to such term in Section 11.17.
“Arbitration Award” has the meaning ascribed to such term in Section 11.17.
“Award” has the meaning ascribed to such term in the Lease.
“Base Management Fee” means an amount equal to [Full Service: three percent (3%) OR Limited Service: five percent (5%)] of Gross Revenues.
“Building” has the meaning ascribed to such term in the Recitals.
“Business Day” means any day other than Saturday, Sunday, or any other day on which banking institutions in the Commonwealth of Massachusetts are authorized by law or executive action to close.
“Capital Estimate” has the meaning ascribed to such term in Section 5.05.A.
“Capital Statement” has the meaning ascribed to such term in Section 5.06.B.
“Change of Control” means, the acquisition by any Person or Persons acting in concert (excluding Persons who are holders, directly or indirectly, of equity interest in Manager as of the Effective Date or Affiliates or Immediate Family Members of such Persons) of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% or more, or rights, options or warrants to acquire 50% or more, of the outstanding shares of voting stock or other voting interests of Manager.
“Claims” has the meaning ascribed to such term in Section 11.18.
“Code” means the Internal Revenue Code of 1986.
“Condemnation” means (a) the exercise of any governmental power with respect to the Hotel or any interest therein, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of the Hotel or any interest therein, to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of the Hotel or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any Condemnation or other eminent domain proceeding affecting the Hotel or any interest therein, whether or not the same shall have actually been commenced.
“Condemnor” means any public or quasi‑public authority, or private corporation or individual, having the power of Condemnation.
“Controlling Interest” means (i) if the Person is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such Person (through ownership of such shares or by contract), or (ii) if the Person is not a

38

corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the business, management or policies of such Person. “Control”, “Controlling” and “Controlled” have corrective meanings.
“Deduction” has the meaning ascribed to such term in the definition of Operating Profit.
“Discount Rate” means an annual rate of eight percent (8%).
“Disputes” has the meaning ascribed to such term in Section 11.17.
“Effective Date” has the meaning ascribed to such term in the Preamble.
“Environmental Costs” has the meaning ascribed to such term in Section 11.06.C.
“Environmental Laws” has the meaning ascribed to such term in Section 11.06.B.
“Environmental Notice” has the meaning ascribed to such term in Section 11.06.A.
“Environmental Obligation” has the meaning ascribed to such term in Section 11.06.A.
“Existing CC&Rs” has the meaning ascribed to such term in Section 8.02.A.
“FF&E” means furniture, fixtures and equipment, including without limitation: furnishings, fixtures, decorative items, signage, audio‑visual equipment, kitchen equipment and appliances, cabinetry, laundry equipment, housekeeping equipment, telecommunications systems, security systems and front desk and back‑of‑the house computer equipment; provided, however, that the term “FF&E” shall not include Fixed Asset Supplies or software.
“Final Statement” has the meaning ascribed to such term in Section 11.09.A.
“Fixed Asset Supplies” means items included within “Operating Equipment” under the Uniform System of Accounts that may be consumed in the operation of the Hotel or are not capitalized, including linen, china, glassware, tableware, uniforms, and similar items used in the operation of the Hotel.
“Future CC&Rs” has the meaning ascribed to such term in Section 8.02.A.
“GAAP” means generally accepted accounting principles, consistently applied.
“Government Agencies” means any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Owner, Landlord or the Hotel.
“Gross Revenues” means for any period, all revenues and receipts of every kind derived from operating the Hotel and all departments and parts thereof during such period, including: income (from both cash and credit transactions) after deductions for bad debts and discounts for prompt cash payments and refunds from rental of Guest Rooms and other spaces at the Hotel,

39

telephone charges, stores, offices, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending machines; income from parking; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise; service charges; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following: gratuities to employees of the Hotel; federal, state or municipal excise, sales or use taxes or any other taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; proceeds from the sale of FF&E; interest received or accrued with respect to the funds in the operating accounts of the Hotel; any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds (other than for a temporary taking); or any proceeds from any Sale of the Hotel or from the refinancing of any debt encumbering the Hotel but excluding amounts expressly stated in this Agreement not to be included in Gross Revenues.
“Gross Room Revenues” means all Gross Revenues attributable to or payable for rental of Guest Rooms, after deductions for bad debts and discounts for prompt cash payments and refunds from rental of Guest Rooms, including, without limitation, all credit transactions, whether or not collected, but excluding (i) any sales or room taxes collected by Manager for transmittal to the appropriate taxing authority, and (ii) any revenues from sales or rentals of ancillary goods, such as VCR rentals, telephone income and fireplace log sales and sales from in-room service bars. Gross Room Revenues shall also include the proceeds from any business interruption insurance or other loss of income insurance. Gross Room Revenues shall be accounted for in accordance with the Uniform System of Accounts.
“Guest Room” means a lodging unit in the Hotel.
“Hazardous Substances” means any substance:
(i)    the presence of which requires or may hereafter require notification, investigation or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or
(ii)    which is or becomes defined as a “hazardous waste”, “hazardous material”, or “hazardous substance”, “dangerous waster”, “pollutant” or “contaminant” or term of similar import under any present or future federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.) and the regulations promulgated thereunder; or
(iii)    which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or

40

(iv)    the presence of which at the Hotel causes or materially threatens to cause an unlawful nuisance upon the Hotel or to adjacent properties or poses or materially threatens to pose a hazard to the Hotel or to the health or safety of persons on or about the Hotel; or
(v)    without limitation, which is or contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or
(vi)    without limitation, which is or contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or
(vii)    without limitation, which contains or emits radioactive particles, waves or material; or
(viii)    without limitation, constitutes materials which are now or may hereafter be listed as medical waste pursuant to the Medical Waste Tracking Act of 1988, or analogous state or local laws or regulations or guidelines promulgated thereunder.
“Hotel” means the Site together with the Building and all other improvements constructed or to be constructed on the Site, and all FF&E installed or located on the Site or in the Building, and all easements or other Owner rights thereto owned by Landlord together with, for purposes of this Agreement, all office equipment, telephone equipment, motor vehicles, and other equipment leased by Owner, Fixed Asset Supplies and Inventories at the Hotel.
“Initial Effective Date” has the meaning ascribed to such term in the Recitals.
“Interest Rate” means an annual rate of 9%, but not higher than the highest rate permitted by law.
“Immediate Family Member” of an individual means any lineal descendant of such individual (including descendants by adoption), the spouse of any such lineal descendant, the estate of such individual or of his or her lineal descendants, or a trust for the principal benefit of one or more of such individual or of his or her lineal descendants (including a trust the principal beneficiary of which is another trust for the principal benefit of one or more such Persons).
“Impositions” has the meaning ascribed to such term in the Lease but shall not include:
1.    Special assessments (regardless of when due or whether they are paid as a lump sum or in installments over time) imposed because of facilities which are constructed by or on behalf of the assessing jurisdiction (for example, roads, sidewalks, sewers, culverts, etc.) which directly benefit the Hotel (regardless of whether or not they also benefit other buildings), which assessments shall be treated as capital costs of construction and not as Deductions; and
2.    Impact fees (regardless of when due or whether they are paid as a lump sum or in installments over time) which are required as a condition to the issuance of site plan approval, zoning variances or building permits, which impact fees shall be treated as capital costs of construction and not as Deductions.

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“Incentive Management Fee” means, for each Year or portion thereof, an amount equal to twenty percent (20%) of Operating Profit remaining after deducting amounts paid or payable in respect of Owner’s Priority and Reimbursable Advances for such Year; provided that for purposes of determining the Incentive Management Fee, Operating Profit shall be determined based upon 95% of Gross Revenues.
“Insurance Requirements” means all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Hotel.
“Inventories” means “Inventories” as defined in the Uniform System of Accounts, including provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.
“Invested Capital” means an amount equal to [Updated Invested Capital], increased by the sum of any amounts paid after the Effective Date by (a) Landlord pursuant to Sections 5.1.2(b), 10.2.3 or 11.2 of the Lease or, (b) Owner pursuant to Section 5.05 or pursuant to Section 6.04 or Section 6.07 in excess of the insurance proceeds or Award, as the case may be.
“Landlord” has the meaning ascribed to such term in the Recitals or shall mean, as of any date, the landlord under the Lease as of such date.
“Lease” means the Lease Agreement between Landlord and Owner, dated as of [Initial Lease Effective Date], as amended from time to time, and any replacement lease(s) of the Hotel by the fee owner thereof.
“Legal Requirements” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Hotel or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations, certificates and regulations necessary to operate the Hotel, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting the Hotel which either (i) do not require the approval of Manager, or (ii) have been approved by Manager as required hereby, including those which may (A) require material repairs, modifications or alterations in or to the Hotel or (B) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements under Sections 11.26, 11.27 or 11.28, and (c) all valid and lawful requirements of Government Agencies or pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants,

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contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid of gaseous in nature.
“Loyalty Program” means the Sonesta Travel Pass loyalty program or such replacement or successor “frequent stay” reward program as Manager may employ in the future for the hotels in the System.
“Loyalty Program Fee” means an amount assessed based on defined costs associated with the Loyalty Program, not greater than one percent (1%) of Gross Revenues or such greater amount otherwise mutually agreed upon between Owner and Manager.
“Manager” has the meaning ascribed to such term in the Preamble hereto or shall mean any successor or permitted assign, as applicable.
“Manager Event of Default” has the meaning ascribed to such term in Section 9.01.
“Marketing Programs” means advertising, marketing, promotional and public relations programs and campaigns including so-called “frequent stay” rewards program which are intended for the benefit of all hotels in the System.
“Marketing Program Fee” means an amount equal to one percent (1%) of Gross Revenues or an amount otherwise mutually agreed upon between Owner and Manager.
“Monthly Statement” has the meaning ascribed to such term in Section 4.01.A.
“Mortgage” means any mortgage indebtedness obtained by Landlord to finance the Hotel, and may take the form of a mortgage, deed of trust or security document customarily in use in the State.
“Mortgagee” means the holder of any Mortgage.
“Officer’s Certificate” means a certificate executed by an officer of Manager which certifies that with respect to the Annual Operating Statement delivered under Section 4.01.B, the accompanying statement has been properly prepared in accordance with GAAP and fairly presents the financial operations of the Hotel.
“Operating Loss” means a negative Operating Profit for the Hotel.
“Operating Profit” means the excess of Gross Revenues over the following expenses incurred by Manager in accordance with the Operating Standards and the terms of this Agreement, on behalf of Owner, in operating the Hotel:
1.    the cost of sales, including, without limitation, compensation, fringe benefits, payroll taxes and other costs related to Hotel employees (the foregoing costs shall not include salaries and other employee costs of executive personnel of Manager who do not work at the Hotel on a regular basis; except that the foregoing costs shall include the allocable portion of the salary and other employee costs of any general manager or other supervisory personnel assigned to a “cluster” of hotels which includes the Hotel);

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2.    departmental expenses incurred at departments within the Hotel; administrative and general expenses; the cost of marketing incurred by the Hotel; advertising and business promotion incurred by the Hotel;
3.    routine repairs, maintenance and minor alterations under Section 5.02;
4.    all charges for electricity, power, gas, oil, water and other utilities consumed in the operation of the Hotel;
5.    the cost of Inventories and Fixed Asset Supplies consumed in the operation of the Hotel;
6.    lease payments for equipment and other personal property reasonably necessary for the operation of the Hotel and any ground lease payments;
7.    a reasonable reserve for uncollectible accounts receivable as determined by Manager;
8.    all costs and fees of independent professionals or other third parties who are retained by Manager to perform services required or permitted hereunder;
9.    all costs and fees of technical consultants and operational experts who are retained or employed by Manager and/or Affiliates of Manager for specialized services (including, without limitation, quality assurance inspectors) and the cost of attendance by employees of the Hotel at training and manpower development programs sponsored by Manager;
10.    the Base Management Fee, Reservations Fee and Systems Fee;
11.    insurance costs and expenses for coverage required to be maintained under Section 6.01;
12.    taxes, if any, payable by or assessed against Manager related to this Agreement or to Manager’s operation of the Hotel (exclusive of Manager’s income taxes) and all Impositions;
13.    the Marketing Program Fee and the Loyalty Program Fee;
14.    the Hotel’s share of the costs and expenses of participating in programs and activities prescribed for members of the System (including those central or regional services set forth in Section 1.03) to the extent such costs are not paid pursuant to a Marketing Program;
15.    the costs of commercially reasonable efforts of causing the Hotel to be in compliance with each and every provision of the Lease (regardless of whether or not such compliance is a requirement of this Agreement);
16.    such other costs and expenses incurred by Manager to comply with Legal Requirements and Insurance Requirements or are otherwise reasonably necessary for the proper and efficient operation of the Hotel; and

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17.    such other costs and expenses paid to Owner or Landlord pursuant to the Lease or this Agreement, if such costs and expenses would have been a Deduction if paid directly by Manager to a third person in respect of the Hotel, (the items above collectively, “Deductions”).
Deductions shall not include (a) payments with respect to items for which Manager has agreed to be liable at its own cost and expense in this Agreement or under any other agreement between Manager and Owner including indemnities, (b) debt service payments pursuant to any Mortgage, (c) payments pursuant to equipment leases or other forms of financing obtained by Owner for the FF&E located in or connected with the Hotel, both of which shall be paid or caused to be paid by Owner, (d) rent payable under the Lease, (e) any reimbursement to Manager for advances Manager makes with respect to the Hotel as permitted hereunder, (f) the Incentive Management Fee, (g) the Procurement and Construction Supervision Fee or, (h) any item specifically stated not to be a Deduction.
“Operating Standards” has the meaning ascribed to such term in Section 1.02.A.
“Overdue Rate” means an annual rate of 12% but not higher than the highest rate permitted by law.
“Owner” has the meaning ascribed to such term in the Preamble or shall mean any successor or permitted assignee, as applicable.
“Owner Advances” has the meaning ascribed to such term in Section 3.02.D.
“Owner Event of Default” has the meaning ascribed to such term in Section 9.03.
“Owner Operating Loss Advance(s)” has the meaning ascribed to such term in Section 4.06.
“Owner’s Personal Property” means all motor vehicles, consumable inventories and supplies, furniture, furnishings, movable walls and partitions, equipment and machinery and all other tangible personal property of Owner, if any, acquired by Owner on and after the date hereof and located at the Hotel or used in Owner’s business at the Hotel, and all modifications, replacements, alterations and additions to such personal property.
“Owner’s Priority” means, for each Year or portion thereof, an amount equal to eight percent (8%) of Invested Capital.
“Owner’s Residual Payment” with respect to each Year or portion thereof, an amount equal to Operating Profit remaining after deducting amounts paid or payable in respect of Owner’s Priority, Reimbursable Advances and the Incentive Management Fee for such Year.
“Owner Working Capital Advances” means the aggregate of all funds remitted by Owner to Manager as Additional Working Capital.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company partnership or other entity, and the heirs, executors,

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administrators, legal representatives, successors and assigns of such Person where the context so permits.
“Prior Management Agreement” has the meaning ascribed to such term in the Recitals.
“Procurement and Construction Supervision Fee” means an amount equal to three percent (3%) of all third party costs of capital expenditures under Sections 5.05, 6.04 and 6.07.
“Reimbursable Advances” means the amounts paid or payable in respect of Section 3.02.D.
“Reservation Fee” means one and one-half percent (1.5%) of Gross Room Revenues.
“RMR” has the meaning ascribed to such term in Section 11.17.
“Rules” has the meaning ascribed to such term in Section 11.17.
“Sale of the Hotel” means any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, of Owner’s leasehold title to the Hotel or Landlord’s fee title to the Hotel, as the case may be. For purposes of this Agreement, a Sale of the Hotel shall also include a lease (or sublease) of all or substantially all of Owner’s leasehold interest in the Hotel and any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, in a single transaction or a series of transactions, of the Controlling Interest in Owner or Landlord, but shall not include any conveyance which results in SVC continuing to hold a Controlling Interest in the transferee.
“SEC” means the United States Securities and Exchange Commission.
“Site” has the meaning ascribed to such term in Section A of the Recitals.
“Sonesta” means Sonesta International Hotels Corporation, a Maryland corporation.
“Sonesta Holdco” means Sonesta Holdco Corporation, a Maryland corporation, Sonesta’s parent.
“Specially Designated National or Blocked Person” means (a) a person designated by the U.S. Department of Treasury’s Office of Foreign Assets Control, or other governmental entity, from time to time as a “specially designated national or blocked person” or similar status, (b) a person described in Section 1 of U.S. Executive Order 13224 issued on September 23, 2001, or (c) a person otherwise identified by government or legal authority as a person with whom Manager or its Affiliates are prohibited from transacting business. Currently, a listing of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.
“State” means the state in which the Hotel is located.
“Stockholders Agreement” means that certain Stockholders Agreement dated as of February 27, 2020 by and among Sonesta Holdco, SVC and certain other stockholders of Sonesta Holdco.

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“Subordination Agreement” has the meaning ascribed to such term in Section 8.04.
“Subsequent Holder” has the meaning ascribed to such term in Section 8.04.
“SVC” means Service Properties Trust.
“System” means all hotels which are operated under the Trade Names.
“System Fee” mean during any Year, an amount equal to one and one-half percent (1.5%) of Gross Revenues.
“System Standards” means the physical standards (for example, quality of the Building, FF&E, and Fixed Asset Supplies, frequency of FF&E replacements, etc.); each of such standards shall be the standard which is generally prevailing or in the process of being implemented at other hotels in the System, on a fair and consistent basis with other hotels in the System; provided, however, that if the market area or the physical peculiarities of the Hotel warrant, in the reasonable judgment of Manager, a deviation from such standards shall be permitted.
“Term” has the meaning ascribed to such term in Section 2.01.A.
“Trade Names” has the meaning ascribed to such term in Section 11.10.
“Uniform System of Accounts” means the Uniform System of Accounts for the Lodging Industry, Tenth Revised Edition, 2006, as published by the American Hotel & Lodging Educational Institute, as revised from time to time to the extent such revision has been or is in the process of being generally implemented within the System.
“Unsuitable for Its Permitted Use” means a state or condition of the Hotel such that (a) following any damage or destruction involving the Hotel, the Hotel cannot be operated in the good faith judgment of Manager on a commercially practicable basis and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction, within nine (9) months following such damage or destruction or such shorter period of time as to which business interruption insurance is available to cover rent and other costs related to the Hotel following such damage or destruction, or (b) as the result of a partial Condemnation, the Hotel cannot be operated, in the good faith judgment of Manager on a commercially practicable basis in light of then existing circumstances.
“Working Capital” means funds that are used in the day‑to‑day operation of the business of the Hotel.
“Year” means the calendar year.
12.02    Construction. The definitions of terms herein shall apply equally to the singular, plural, past, present and future forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement,

47

instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in this Agreement shall be construed to refer to this Agreement in its entirety and not to any particular provision thereof, (iv) all references in this Agreement to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement, and (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Any titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the day and year first written above.

SONESTA INTERNATIONAL HOTELS CORPORATION

By:
Carlos R. Flores
President and Chief Executive Officer

CAMBRIDGE TRS, INC.

By:
John G. Murray
President and Chief Executive Officer

[Signature Page to Sonesta Management Agreement]

Landlord, in consideration of the obligations of Manager and Owner under the within Agreement, joins to evidence its agreement to be bound by the terms of Sections 4.01.C, 4.02.B, 5.05, 5.06.D, Article VI, 8.01, 8.02, 8.04, 10.02, 10.03, 11.07, 11.17, 11.18 and 11.20, to the extent applicable to it.

[Property Landlord]

By:
John G. Murray
President and Chief Executive Officer

[Joinder Page to Management Agreement]

EXHIBIT A
THE SITE
The real property located at [Property Address]

EXHIBIT A-2
FORM OF AMENDED AND RESTATED MANAGEMENT AGREEMENT
(NON-SALE PROPERTIES)

Final Form – Non-Sale Properties

[For Non-Sale Properties]
[Property Name]

AMENDED AND RESTATED
MANAGEMENT AGREEMENT
BY AND BETWEEN
[PROPERTY MANAGER]
AS “MANAGER”

AND
[PROPERTY OWNER]
AS “OWNER”
DATED AS OF FEBRUARY 27, 2020

ARTICLE I APPOINTMENT OF MANAGER	1

1.01 Appointment	1
1.02 Management of the hotel	1
1.03 Services Provided by Manager	4
1.04 Employees	4
1.05 Right to Inspect	5

ARTICLE II TERM	5

2.01 Term	5
2.02 Early Termination	6

ARTICLE III COMPENSATION OF MANAGER; DISBURSEMENTS	6

3.01 Fees	6
3.02 Disbursements	6
3.03 Timing of Payments	7

ARTICLE IV ACCOUNTING, BOOKKEEPING AND BANK ACCOUNTS;
WORKING CAPITAL AND OPERATING LOSSES	8

4.01 Accounting, Interim Payment and Annual Reconciliation	8
4.02 Books and Records	9
4.03 Accounts	10
4.04 Annual Operating Projection	10
4.05 Working Capital	10
4.06 Operating Losses	11

ARTICLE V REPAIRS, MAINTENANCE AND REPLACEMENTS	11

5.01 Manager's Maintenance Obligation	11
5.02 Repairs and Maintenance to be Paid from Gross Revenues	11
5.03 Repairs and Maintenance to be Paid by Owner or Landlord	12
5.04 FF&E Reserve Account	12

5.05 Capital Estimate	13
5.06 Additional Requirements	14
5.07 Ownership of Replacements	14

ARTICLE VI INSURANCE, DAMAGE, CONDEMNATION, AND
FORCE MAJEURE	14

6.01 General Insurance Requirements	14
6.02 Waiver of Subrogation	15
6.03 Risk Management	15
6.04 Damage and Repair	15
6.05 Damage Near End of Term	16
6.06 Condemnation	16
6.07 Partial Condemnation	16
6.08 Temporary Condemnation	17
6.09 Allocation of Award	17
6.10 Effect of Condemnation	17

ARTICLE VII TAXES	18
7.01 Real Estate and Personal Property Taxes	18

ARTICLE VIII OWNERSHIP OF THE HOTEL	18

8.01 Ownership of the Hotel	18
8.02 No Covenants, Conditions of Restrictions	19
8.03 Liens; Credit	19
8.04 Financing	20

ARTICLE IX DEFAULTS	21

9.01 Manager Events of Default	21
9.02 Remedies for Manager Events of Default	21
9.03 Owner Events of Default	23
9.04 Remedies for Owner Events of Default	24

ARTICLE X ASSIGNMENT AND SALE	25

10.01 Assignment	25

10.02 Sale of the Hotel	26
10.03 Amendment of the Lease	27

ARTICLE XI MISCELLANEOUS	27

11.01 Right to Make Agreement	27
11.02 Actions By Manager	27
11.03 Relationship	27
11.04 Applicable Law	27
11.05 Notices	28
11.06 Environmental Matters	28
11.07 Confidentiality	29
11.08 Projections	30
11.09 Actions to be Taken Upon Termination	30
11.10 Trademarks, Trade Names and Service Marks	32
11.11 Waiver	32
11.12 Partial Invalidity	32
11.13 Survival	33
11.14 Negotiation of Agreement	33
11.15 Entire Agreement	33
11.16 Affiliates	33
11.17 Disputes	33
11.18 Permitted Contests	36
11.19 Estoppel Certificates	36
11.20 Indemnification	37
11.21 Remedies Cumulative	37
11.22 Amendments and Modifications	38
11.23 Claims; Binding Effect; Time of the Essence; Nonrecourse	38
11.24 Counterparts; Headings	38
11.25 No Political Contributions	38
11.26 REIT Qualitifications	38
11.27 Adverse Regulatory Event	39
11.28 Tax Matters	39
11.29 Third Party Beneficiaries	39

ARTICLE XII DEFINITION OF TERMS; CONSTRUCTION	40

12.01 Definition of Terms	40
12.02 Construction	51

Exhibit A    The Site

THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Agreement”) is executed as of February 27, 2020 (the “Effective Date”), by [Property Owner], [a Maryland corporation][a Maryland limited liability company] (“Owner”), and [Property Manager], [a Maryland corporation][a Maryland limited liability company] (“Manager”).
R E C I T A L S:
A.[Property Landlord] (“Landlord”) is the owner of fee title to the real property (the “Site”) described on Exhibit A to this Agreement on which certain improvements have been constructed consisting of a building or buildings containing [ # of Rooms] Guest Rooms, and certain other amenities and related facilities (collectively, the “Building”). The Site and the Building, in addition to certain other rights, improvements, and personal property, are referred to as the “Hotel” and more particularly described in the definition in Section 12.01. Pursuant to the Lease, Landlord has leased the Hotel to Owner.
B.Owner and Manager have previously entered into a Management Agreement, dated as of [Date of Prior Management Agreement] (the “Initial Effective Date”), as amended, pursuant to which Owner engaged Manager to manage and operate the Hotel (the “Prior Management Agreement”). Manager and Owner desire to amend and restate the terms and provisions of the Prior Management Agreement in their entirety and replace them with the terms and provisions of this Agreement effective as of 12:01 a.m. on the Effective Date.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, Owner and Manager agree as follows:
Article I

APPOINTMENT OF MANAGER
1.01    Appointment. Subject to the provisions of this Agreement, Owner hereby engages Manager to supervise, direct and control the management and operation of the Hotel during the Term. Manager accepts such engagement and agrees to manage and operate the Hotel during the Term in accordance with the terms and conditions of this Agreement. The Hotel shall be known as [Property Name]. All capitalized terms shall have the meaning ascribed to them in Article XII.
1.02    Management of the Hotel.
A.    The management and operation of the Hotel shall be under the exclusive supervision and control of Manager except as otherwise specifically provided in this Agreement. Manager shall manage and operate the Hotel in an efficient and economical manner consistent with standards prevailing in other hotels in the System, including all activities in connection therewith which are customary and usual to such an operation (provided, however, that if the market area or the physical peculiarities of the Hotel warrant, in the reasonable judgment of Manager, a deviation from such standards shall be permitted (the “Operating Standards”)). Manager shall, in accordance with the System Standards, the Operating Standards and the terms of this Agreement:

1.    Recruit, employ, supervise, direct and (when appropriate) discharge the employees at the Hotel.
2.    Establish Guest Room rates and prices, rates and charges for services provided in the Hotel.
3.    Establish administrative policies and procedures, including policies and procedures for employment, control of revenue and expenditures, maintenance of bank accounts for the purchasing of supplies and services, control of credit, and scheduling of maintenance and verify that the foregoing procedures are operating in a sound manner.
4.    Manage expenditures to replenish Inventories and Fixed Asset Supplies, make payments on accounts payable and collect accounts receivable.
5.    Arrange for and supervise public relations and advertising and prepare marketing plans.
6.    Procure all Inventories and replacement Fixed Asset Supplies.
7.    Prepare and deliver Monthly Statements, Annual Operating Statements, Annual Operating Projections, Capital Estimates, Capital Statements and such other information required by this Agreement or as Owner may reasonably request.
8.    Plan, execute and supervise repairs, maintenance, alterations and improvements at the Hotel.
9.    Provide, or cause to be provided, risk management services relating to the types of insurance required to be obtained or provided by Manager under this Agreement and provide such information related to risk management as Owner may from time to time reasonably request.
10.    Obtain and keep in full force and effect, either in its own name or in Owner’s and/or Landlord’s name, as may be required by applicable law, any and all licenses and permits to the extent within the control of Manager (or, if not within the control of Manager, Manager shall use commercially reasonable efforts to obtain and keep same in full force and effect).
11.    Reasonably cooperate in a Sale of the Hotel or in obtaining a Mortgage.
12.    On behalf of Owner, negotiate, enter into and administer leases, subleases, licenses and concession agreements for all public space at the Hotel (including all retail, office and lobby space and antenna leases on rooftop areas) and administer, comply with and arrange for extensions of any ground lease or common interest realty associations as necessary.
13.    On behalf of Owner, negotiate, enter into and administer service contracts and licenses for the operation of the Hotel, including contracts and licenses for health and safety, systems maintenance, electricity, gas, telephone, cleaning, elevator and boiler maintenance, air conditioning maintenance, laundry and dry cleaning, master television service, internet service, use of copyrighted materials (such as music and videos), entertainment and other services as Manager deems advisable.
14.    Negotiate, enter into and administer contracts for the use of banquet and meeting facilities and Guest Rooms by groups and individuals.
15.    Take reasonable action to collect and institute in its own name or in the name of Owner or the Hotel, in each instance as Manager in its reasonable discretion deems appropriate, legal actions or proceedings to collect charges, rent or other income derived from the operation of the Hotel or to oust or dispossess guests, tenants, members or other persons in possession therefrom, or to cancel or terminate any lease, license or concession agreement for the breach thereof or default thereunder by Owner, licensee or concessionaire.
16.    Make representatives available to consult with and advise Owner, at Owner’s reasonable request, concerning policies and procedures affecting the conduct of the business of the Hotel.
17.    Collect on behalf of Owner and account for and remit to governmental authorities all applicable excise, sales, occupancy and use taxes or similar governmental charges collected by or at the Hotel directly from guests, members or other patrons, or as part of the sales price of any goods, services or displays, such as gross receipts, admission or similar or equivalent taxes, duties, levies or charges.
18.    Keep Owner advised of significant events which occur with respect to the Hotel which might reasonably be expected to have a material adverse effect on the financial performance or value of the Hotel.
19.    Perform such other tasks with respect to the Hotel as are customary and consistent with the Operating Standards and the System Standards.
B.    Manager shall use commercially reasonable efforts to comply with all Legal Requirements and Insurance Requirements pertaining to its operation of the Hotel.
C.    Manager shall use commercially reasonable efforts to obtain and maintain all approvals necessary to use and operate the Hotel in accordance with the System Standards, Operating Standards and Legal Requirements. Owner shall cooperate with Manager and shall (or cause Landlord to) execute all applications and consents reasonably required to be executed by Owner in order for Manager to obtain and maintain such approvals.
D.    Manager shall not use, and shall exercise commercially reasonable efforts to prevent the use of, the Hotel and Owner’s Personal Property, if any, for any unlawful purpose. Manager shall not commit, and shall use commercially reasonable efforts to prevent the commission of, any waste at the Hotel. Manager shall not use, and shall use commercially reasonable efforts to prevent the use of, the Hotel in such a manner as will constitute an unlawful nuisance. Manager shall use commercially reasonable efforts to prevent the use of the Hotel in such a manner as might reasonably be expected to impair Owner’s or Landlord’s title thereto or any portion thereof or might reasonably be expected to give rise for a claim or claims for adverse use or adverse possession by the public, or of implied dedication of the Hotel or any portion thereof.
1.03    Services Provided by Manager.
A.    Manager shall furnish certain services, from time to time during the Term, which are furnished generally on a central or regional basis to other hotels in the System which are managed by Manager, and which benefit the Hotel as a participant in the System, such as: national sales office services; central operational support for rooms, food and beverage and engineering; central training services; career development; management personnel relocation; central safety and loss prevention services; central advertising and promotion (including direct and image media and advertising administration); consumer affairs to the extent not charged or allocated directly to the Hotel; the national reservations system service and inventory and revenue management services; centralized payroll and accounting services; computer system development, support and operating costs; and central monitoring and management support from “line management” personnel such as area managers.
Other than the charges for the national reservation system services, for which Manager receives the Reservation Fee, the Loyalty Program Fee and the Marketing Program Fee, the charges for the services listed in this Section 1.03.A. shall not be separately compensated and are included in the System Fee.
B.    Notwithstanding the foregoing, if after Effective Date it is determined that there are central or regional services which may be furnished for the benefit of hotels in the System or in substitution for services now performed at individual hotels which may be more efficiently or effectively performed on a group basis, Manager shall furnish such services and Owner and Manager shall reasonably agree on the allocation of the costs thereof to the affected Hotels, which agreement shall be reflected in an approved Annual Operating Projection.
1.04    Employees.
A.    All personnel employed at the Hotel shall at all times be the employees of Manager. Subject to the terms of this Agreement, Manager shall have absolute discretion with respect to all personnel employed at the Hotel, including, without limitation, decisions regarding hiring, promoting, transferring, compensating, supervising, terminating, directing and training all employees at the Hotel, and, generally, establishing and maintaining all policies relating to employment; provided Manager shall not enter into any written employment agreements with any person which purport to bind Owner and/or purport to be effective regardless of a termination, without obtaining Owner’s consent. Manager shall comply with all Legal Requirements regarding labor relations; if either Manager or Owner shall be required, pursuant to any such Legal Requirement, to recognize a labor union or to enter into a collective bargaining with a labor union, the party so required shall promptly notify the other party. Manager shall have the authority to negotiate and settle labor union contracts with union employees and union representatives and Manager is authorized to settle labor disputes and administrative claims as may be routinely necessary in the daily management of the Hotel, provided Owner shall be given prompt notice of any negotiations which could reasonably be expected to result in contracts which would bind Owner and shall be provided with any written materials in connection therewith and at least ten (10) days prior to execution of any contract or amendment. Manager shall indemnify Owner and Landlord for all costs and expenses (including reasonable attorneys’ fees) incurred by either of them if either of them are joined in or made party to any suit or cause of action alleging that Manager has failed to comply with all Legal Requirements pertaining to the employment of Manager’s employees at the Hotel.
B.    Manager shall have the authority to hire, dismiss or transfer the Hotel’s general manager, provided Manager shall keep Owner reasonably informed with respect to such actions. Upon Owner’s request, Manager will provide the Owner the opportunity to interview general manager candidates before they are hired.
C.    Manager shall decide which, if any, of the employees of the Hotel shall reside at the Hotel (provided that Owner’s prior approval shall be obtained if more than two (2) such employees and their immediate families reside at the Hotel), and shall be permitted to provide free accommodations and amenities to its employees and representatives living at or visiting the Hotel in connection with its management or operation consistent with Manager’s usual practices for hotels in the System. No person shall otherwise be given gratuitous accommodations or services without prior approval of Owner and Manager, except in accordance with usual practices of the hotel and travel industry.
1.05    Right to Inspect. Manager shall permit Owner and Landlord and their respective authorized representatives to inspect or show the Hotel during usual business hours upon not less than twenty-four (24) hours’ notice and to make such repairs as Owner and Landlord are permitted or required to make pursuant to the terms of the Lease, provided that any inspection or repair by Owner or Landlord or their representatives shall not unreasonably interfere with the use and operation of the Hotel and further provided that in the event of an emergency as determined by Owner or Landlord in its reasonable discretion, prior notice shall not be required.
Article II

TERM
2.01    Term.
A.    The term of this Agreement (the “Term”) shall begin on the Effective Date and shall continue until January 31, 2037 (the “Initial Term”) and, provided there exists no Manager Event of Default, the Term shall thereafter automatically be extended for two (2) successive periods of fifteen (15) years each (each, a “Renewal Term”), unless Manager gives notice of Manager’s decision not to extend on or before the date which is at least twenty-four (24) months prior to the date of the expiration of the Initial Term or first Renewal Term, as the case may be, time being of the essence. If Manager does not extend the Initial Term or the first Renewal Term, as the case may be (i) this Agreement shall automatically terminate at the end of the Term then in effect, and Manager shall have no further option to extend the Term and (ii) during the twenty-four (24) month period prior to the date of the expiration of the Initial Term or any Renewal Term, as the case may be, Owner shall have the right to effect an earlier termination of this Agreement by notice to

Manager, which termination shall be effective as of the date which is set forth in such notice, provided that such date shall be at least ninety (90) days after the date of such notice, and such termination shall be in accordance with the provisions of Section 11.09.
B.    Each Renewal Term shall commence on the day succeeding the expiration of the Initial Term or the preceding Renewal Term, as the case may be. All of the terms, covenants and provisions of this Agreement shall apply to each Renewal Term, except that the Term shall not be extended beyond January 31, 2067.
2.02    Early Termination. Without limiting either party’s right to terminate this Agreement under any other provision of this Agreement:
A.    Owner may terminate this Agreement upon sixty (60) days’ notice to Manager given within thirty (30) days prior to or after January 1 of any Year if the actual amounts paid to Owner as Owner’s Priority during any three (3) Tested Years within the four (4) consecutive Years immediately preceding such January 1 are less than six percent (6%) of Invested Capital, determined annually, in those Tested Years, and such termination shall be in accordance with the provisions of Section 11.09.
Article III

COMPENSATION OF MANAGER; DISBURSEMENTS
3.01    Fees. In consideration of the management services to be performed during the Term, Manager shall be paid the sum of the following:
A.    Base Management Fee;
B.    Reservation Fee;
C.    System Fee;
D.    Procurement and Construction Supervision Fee;
E.    Loyalty Program Fee;
F.    Marketing Program Fee; and
G.    Incentive Management Fee.
3.02    Disbursements. Gross Revenues shall be distributed in the following order of priority:
A.    First, to pay all Deductions (excluding the Base Management Fee, the Reservation Fee and the System Fee);
B.    Second, to Manager, an amount equal to the Base Management Fee, the Reservation Fee and the System Fee;
C.    Third, to Owner, an amount equal to Owner’s Priority;

D.    Fourth, pari passu, (i) to Owner, in an amount necessary to reimburse Owner for all Owner Working Capital Advances and Owner Operating Loss Advances (collectively, “Owner Advances”) which have not yet been repaid pursuant to this Section 3.02, and (ii) to Manager, in an amount necessary to reimburse Manager for all Additional Manager Advances which have not yet been repaid pursuant to this Section 3.02. If at any time the amounts available for distribution to Owner and Manager pursuant to this Section 3.02 are insufficient (a) to repay all outstanding Owner Advances, and (b) all outstanding Additional Manager Advances, then Owner and Manager shall be paid from such amounts the amount obtained by multiplying a number equal to the amount of the funds available for distribution by a fraction, the numerator of which is the sum of all outstanding Owner Advances, or all outstanding Additional Manager Advances, as the case may be, and the denominator of which is the sum of all outstanding Owner Advances plus the sum of all outstanding Additional Manager Advances;
E.    Fifth, to the FF&E Reserve Account, an amount equal to the FF&E Reserve Deposit;
F.    Sixth, to Manager, an amount equal to the Incentive Management Fee; and
G.    Finally, to Owner, the Owner’s Residual Payment.
3.03    Timing of Payments.
A.    Payment of the Deductions, excluding the Base Management Fee, the Reservation Fee and the System Fee, shall be made in the ordinary course of business. The Base Management Fee, the Reservation Fee, the System Fee, the Owner’s Priority, the FF&E Reserve Deposit, the Incentive Management Fee and the Owner’s Residual Payment shall be paid on or before the twentieth (20th) day after close of each calendar month, based upon Gross Revenues or Gross Room Revenues, as the case may be, as reflected in the Monthly Statement for such month. The Owner’s Priority shall be determined based upon Invested Capital most recently reported to Manager by Owner. If any installment of the Base Management Fee, the Reservation Fee, the System Fee or the Owner’s Priority is not paid when due, it shall accrue interest at the Interest Rate. Calculations and payments of the FF&E Reserve Deposit, the Incentive Management Fee and/or the Owner’s Residual Payment with respect to each calendar month within a calendar year shall be accounted for cumulatively based upon the year-to-date Operating Profit as reflected in the Monthly Statement for such calendar month and shall be adjusted to reflect distributions for prior calendar months in such year. Additional adjustments to all payments will be made on an annual basis based upon the Annual Operating Statement for the Year and any audit conducted pursuant to Section 4.02.B.
B.    Subject to Section 3.03.C, if the portion of Gross Revenues to be distributed to Manager or Owner pursuant to Section 3.02 is insufficient to pay amounts then due in full, any amounts left unpaid shall be paid from and to the extent of Gross Revenues available therefor at the time distributions are made in successive calendar months until such amounts are paid in full, together with interest thereon, if applicable, and such payments shall be made from such available Gross Revenues in the same order of priority as other payments made on account of such items in successive calendar months.
C.    Other than with respect to Reimbursable Advances, calculations and payments of the fees and other payments in Section 3.02 and distributions of Gross Revenues within a Year shall be accounted for cumulatively within a Year, but shall not be cumulative from one Year to the next. Calculations and payments of Reimbursable Advances shall be accounted for cumulatively within a Year and shall be cumulative from one Year to the next.
Article IV

ACCOUNTING, BOOKKEEPING AND BANK ACCOUNTS; WORKING CAPITAL AND OPERATING LOSSES
4.01    Accounting, Interim Payment and Annual Reconciliation.
A.    Within fifteen (15) days after the close of each calendar month, Manager shall deliver an accounting (the “Monthly Statement”) to Owner showing Gross Revenues, Gross Room Revenues, occupancy percentage and average daily rate, Deductions, Operating Profit, and applications and distributions thereof for the preceding calendar month and year-to-date.
B.    Within forty-five (45) days after the end of each Year, Manager shall deliver to Owner and Landlord a statement (the “Annual Operating Statement”) in reasonable detail summarizing the operations of the Hotel for the immediately preceding Year and an Officer’s Certificate setting forth the totals of Gross Revenues, Deductions, and the calculation of the Incentive Management Fee and Owner’s Residual Payment for the preceding Year and certifying that such Annual Operating Statement is true and correct. Manager and Owner shall, within ten (10) Business Days after Owner’s receipt of such statement, make any adjustments, by cash payment, in the amounts paid or retained for such Year as are required because of variances between the Monthly Statements and the Annual Operating Statement. Any payments shall be made together with interest at the Interest Rate from the date such amounts were due or paid, as the case may be, until paid or repaid. The Annual Operating Statement shall be controlling over the Monthly Statements and shall be final, subject to adjustments required as a result of an audit requested by Owner or Landlord pursuant to Section 4.02.B.
C.    1. In addition, Manager shall provide such information relating to the Hotel and public information relating to Manager and its Affiliates that (a) may be reasonably required in order for Landlord, Owner or SVC, to prepare financial statements in accordance with GAAP or to comply with applicable securities laws and regulations and the SEC’s interpretation thereof, (b) may be reasonably required for Landlord, Owner or SVC, as applicable, to prepare federal, state or local tax returns, or (c) is of the type that Manager customarily prepares for other hotel owners. The foregoing does not constitute an agreement by Manager either to join Landlord, Owner or SVC, as applicable, in a filing with or appearance before the SEC or any other regulatory authority or to take or consent to any other action which would cause Manager to be liable to any third party for any statement or information other than those statements incorporated by reference pursuant to clause (a) above.

2.    Owner may at any time, and from time to time, provide copies of any of the statements furnished under this Section 4.01 to any Person which has made or is contemplating making a Mortgage, or a prospective purchaser in connection with a Sale of the Hotel, subject to such Person entering into a confidentiality agreement with Manager as Manager may reasonably require.
3.    In addition, Owner or Landlord shall have the right, from time to time at Owner’s or Landlord’s as the case may be, sole cost and expense, upon reasonable notice, during Manager’s customary business hours, to cause Manager’s books and records with respect to the Hotel to be audited by auditors selected by Owner or Landlord, as applicable, at the place or places where such books and records are customarily kept.
4.02    Books and Records.
A.    Books of control and account pertaining to operations at the Hotel shall be kept on the accrual basis and in all material respects in accordance with the Uniform System of Accounts and with GAAP (provided that, to the extent of a conflict, GAAP shall control over the Uniform System of Accounts), or in accordance with such industry standards or such other standards with which Manager is required to comply from time to time, with the exceptions, if any, provided in this Agreement, to the extent applicable which will accurately record the Gross Revenues and the application thereof. Manager shall retain, for at least three (3) years after the expiration of each Year, reasonably adequate records showing Gross Revenues and the application thereof for such Year. The provisions of this Section 4.02.A shall survive termination.
B.    Owner and Landlord may at reasonable intervals during Manager’s normal business hours, examine such books and records including, without limitation, supporting data and sales and excise tax returns. If Owner or Landlord desires, at its own expense, to audit, examine, or review the Annual Operating Statement, it shall notify Manager in writing within one (1) year after receipt of such statement of its intention to audit and begin such audit within such one (1) year after Manager’s receipt of such notice. Owner or Landlord, as the case may be, shall use commercially reasonable efforts to complete such audit as soon as practicable after the commencement thereof, subject to reasonable extension if Landlord’s or Owner’s accountant’s inability to complete the audit within such time is caused by Manager. If neither Landlord nor Owner makes such an audit, then such statement shall be deemed to be conclusively accepted by Owner as being correct, and neither Landlord nor Owner shall have any right thereafter, except in the event of fraud by Manager, to question or examine the same. If any audit by Owner or Landlord discloses an understatement or overpayment of any net amounts due Owner or Manager, Manager shall promptly after completion of the audit, render a statement to Owner and Landlord setting forth the adjustments required to be made to the distributions under Section 3.02 for such Year as a result of such audit and Owner and Manager, as the case may be, shall make any additional payments required to comply with such revised statement together with interest at the Interest Rate from the date when due or overpaid. Any dispute concerning the correctness of an audit shall be settled by arbitration. Manager shall pay the cost of any audit revealing understatement of Operating Profit by more than three percent (3%), and such amount shall not be a Deduction. The provisions of this Section 4.02.B shall survive termination.

4.03    Accounts. All funds derived from the operation of the Hotel shall be deposited by Manager in a bank account(s) in a bank designated by Manager. Withdrawals from such accounts shall be made solely by representatives of Manager whose signatures have been authorized. Reasonable petty cash shall be maintained at the Hotel.
4.04    Annual Operating Projection. Manager shall furnish to Owner for its review and comment, at least sixty (60) days prior to the beginning of each Year, a statement of the estimated financial results of the operation of the Hotel for the forthcoming Year (“Annual Operating Projection”). Such projection shall project the estimated Gross Revenues, Deductions, and Operating Profit. Manager agrees to make qualified personnel from Manager’s staff available to explain such Annual Operating Projections, at Owner’s request. Manager will at all times give good faith consideration to Owner’s suggestions regarding any Annual Operating Projection. Manager shall thereafter submit to Owner, by no later than January 2nd of such Year, a modified Annual Operating Projection if any changes are made following receipt of comments from Owner. Manager shall endeavor to adhere to the Annual Operating Projection. It is understood, however, that the Annual Operating Projection is an estimate only and that unforeseen circumstances including the costs of labor, material, services and supplies, casualty, operation of law, or economic and market conditions may make adherence to the Annual Operating Projection impracticable, and Manager shall be entitled to depart therefrom due to causes of the foregoing nature; provided, however, that nothing herein shall be deemed to authorize Manager to take any action prohibited by this Agreement or to reduce Manager’s other rights or obligations hereunder.
4.05    Working Capital. [On the Initial Effective Date, Owner advanced to Manager, as Working Capital, an amount equal to [Full Service: $1,500 OR Limited Service: $750] multiplied by the number of Guest Rooms. On the Effective Date, Owner agrees to advance to Manager, as Working Capital, an additional amount equal to [Full Service: $500 OR Limited Service: $250] multiplied by the number of Guest Rooms.]. Upon notice from Manager, Owner shall have the right, without any obligation and in its sole discretion, to advance additional funds necessary to maintain Working Capital (“Additional Working Capital”) at levels determined by Manager to be reasonably necessary to satisfy the needs of the Hotel as its operation may from time to time require within ten (10) Business Days of such request. Any such request by Manager shall be accompanied by a reasonably detailed explanation of the reasons for the request. If Owner does not advance such Additional Working Capital, Manager shall have the right, without any obligation and in its sole discretion, to fund Additional Working Capital within ten (10) Business Days after such initial ten (10) day period. All such advances shall be Owner Working Capital Advances or Additional Manager Advances, as applicable. If neither party elects to fund Additional Working Capital, Manager may elect, by notice to Owner given within thirty (30) days thereafter, to terminate this Agreement, which termination shall be effective thirty (30) days after the date such notice is given; upon such termination, Owner shall pay Manager the Termination Fee, within sixty (60) days of the effective date of termination, as liquidated damages and in lieu of any other remedy of Manager at law or in equity, and such termination shall otherwise be in accordance with the provisions of Section 11.09.

4.06    Operating Losses. To the extent there is an Operating Loss for any calendar month, Owner shall have the right, without any obligation and in its sole discretion, to fund such Operating Loss within twenty (20) days after Manager has delivered notice thereof to Owner and any Operating Loss funded by Owner shall be a “Owner Operating Loss Advance.” If Owner does not fund such Operating Loss, Manager shall have the right, without any obligation and in its sole discretion, to fund such Operating Loss within twenty (20) days after such initial twenty (20) day period, and any Operating Loss so funded by Manager shall be an Additional Manager Advance. If neither party elects to fund such Operating Loss, Manager may elect, by notice to Owner given within thirty (30) days thereafter, to terminate this Agreement, which termination shall be effective thirty (30) days after the date such notice is given; upon such termination, Owner shall pay Manager the Termination Fee, within sixty (60) days of the effective date of termination, as liquidated damages and in lieu of any other remedy of Manager at law or in equity and such termination shall otherwise be in accordance with the provisions of Section 11.09.
Article V

REPAIRS, MAINTENANCE AND REPLACEMENTS
5.01    Manager’s Maintenance Obligation. Manager shall maintain the Hotel, including all private roadways, sidewalks and curbs located thereon, in good order and repair, reasonable wear and tear excepted, and in conformity with Legal Requirements, Insurance Requirements, System Standards and any Existing CC&Rs or Future CC&Rs. Manager shall promptly make or cause to be made all necessary and appropriate repairs, replacements, renewals, and additions thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term. All repairs, renovations, alterations, improvements, renewals, replacements or additions shall be made in a good, workmanlike manner, consistent with Manager’s and industry standards for like hotels in like locales, in accordance with all applicable federal, state and local statutes, ordinances, by‑laws, codes, rules and regulations relating to any such work. Manager shall not take or omit to take any action, with respect to the Hotel the taking or omission of which would materially and adversely impair the value of the Hotel or any part thereof for its use as a hotel. The cost and expense incurred in connection with Manager’s obligations hereunder shall be paid either from Gross Revenues or Working Capital or from funds provided by Owner or Landlord, as the case may be.
5.02    Repairs and Maintenance to be Paid from Gross Revenues. Manager shall promptly make or cause to be made, such routine maintenance, repairs and minor alterations as it determines are necessary to comply with Manager’s obligations under Section 5.01. The phrase “routine maintenance, repairs, and minor alterations” shall include only those which are normally expensed under GAAP. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenue or Working Capital.

5.03    Repairs and Maintenance to be Paid by Owner or Landlord. To the extent funds are available in the FF&E Reserve Account or are provided by Owner or Landlord under Section 5.05, Manager shall promptly make or cause to be made, all of the items listed below as are necessary to comply with Manager’s obligations under Section 5.01:
1.    Replacements, renewals and additions related to the FF&E;
2.    Routine or non‑major repairs, renovations, renewals, additions, alterations, improvements or replacements and maintenance which are normally capitalized (as opposed to expensed) under GAAP, such as exterior and interior repainting; resurfacing building walls, floors, roofs and parking areas; and replacing folding walls and the like (but which are not major repairs, alterations, improvements, renewals, replacements, or additions to the Hotel’s structure, roof, or exterior façade, or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems); and
3.    Major repairs, renovations, additions, alterations, improvements, renewals or replacements to the Hotel including, without limitation, with respect to its structure, roof, or exterior façade, and to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems.
In consideration for Manager’s services under this Section 5.03, Manager shall receive the Procurement and Construction Supervision Fee which shall be included in related draws from the FF&E Reserve as amounts generating such fees are paid. The documentation of draws from the FF&E Reserve shall separately reflect the corresponding Procurement and Construction Supervision Fee.
5.04    FF&E Reserve Account.
A.    Manager shall establish an interest bearing account, in Owner’s name, in a bank designated by Manager (and approved by Owner, such approval not to be unreasonably withheld), into which all FF&E Reserve Deposits shall be paid (the “FF&E Reserve Account”). Funds on deposit in the FF&E Reserve Account (the “FF&E Reserves”) shall not be commingled with any other funds without Owner’s consent.
B.    So long as no Manager Event of Default shall have occurred, the FF&E Reserves may be applied by Manager, without the consent of Owner, only to the payment of any capital expenditure in an approved Capital Estimate; provided, not more than Twenty Five Thousand Dollars ($25,000) may be expended by Manager in a given year for any single item to be charged against any discretionary or contingency line item in a Capital Estimate without the prior written consent of Owner, which consent shall not be unreasonably withheld, conditioned or delayed.
C.    In addition to the FF&E Reserve Deposit, other than Owner’s or Manager’s personal property, all materials or FF&E which are scrapped or removed in connection with the making of any major or non-major repairs, renovation, additions, alterations, improvements, removals or replacements shall be disposed of by Manager and the net proceeds thereof shall be deposited into the FF&E Reserve Account and not included in Gross Revenues.

D.    Manager shall be the only Party entitled to withdraw funds from the FF&E Reserve Account unless and until a Manager Event of Default shall occur. Following the occurrence of a Manager Event of Default, Manager shall not have the right to withdraw funds from the FF&E Reserve Account without Owner’s prior written consent.
E.    Upon the expiration or earlier termination of the Term, Manager shall disburse to Owner or Landlord, or as Owner or Landlord shall direct, all remaining FF&E Reserves after payments of all expenses on account of capital expenditures incurred by Manager pursuant to an approved Capital Estimate during the Term in accordance with this Agreement.
5.05    Capital Estimate.
A.    Manager shall prepare and deliver to Owner and Landlord for their review and approval, at the same time the Annual Operating Projection is submitted, an estimate for the Hotel of the capital expenditures necessary during the forthcoming Year for replacements, renewals, and additions to the FF&E of the Hotel and repairs, renovations, additions, alterations, improvements, renewals or replacements to the Hotel of the nature described in Section 5.03 (a “Capital Estimate”). Manager agrees to make qualified personnel from Manager’s staff available to explain each Capital Estimate, at Owner’s request. Failure of Owner or Landlord to approve or disapprove a Capital Estimate within twenty (20) Business Days after receipt of all information and materials requested by Owner or Landlord in connection therewith shall be deemed to constitute approval.
B.    If any dispute shall arise with respect to the approval by either Owner or Landlord of a Capital Estimate, Manager shall meet with Owner and Landlord to discuss the objections, and Manager, Owner and Landlord shall attempt in good faith to resolve any disagreement relating to the Capital Estimate. If after sixty (60) days such disagreement has not been resolved, any party may submit the issue to arbitration.
A.    If at any time the FF&E Reserves shall be insufficient to fund capital expenditures which are set forth in the approved Capital Estimate, Manager shall give Owner and Landlord written notice thereof, which notice shall not be given more often than monthly and shall set forth, in reasonable detail, the nature of the required expenditure, the estimated cost thereof (including the amount which is in excess of the then FF&E Reserves) and such other information with respect thereof as Owner or Landlord may reasonable require. Provided that no Manager Event of Default then exists, and Manager shall otherwise comply with the provisions of Section 5.06, as applicable, Owner shall, within ten (10) Business Days after such notice is given, deposit (or shall cause Landlord to deposit) into the FF&E Reserve Account such funds as are required to fund the amounts set forth in such notice and necessary to fund such capital expenditures in an approved Capital Estimate. Invested Capital shall be adjusted for funds deposited by Owner or Landlord in the FF&E Reserve Account pursuant to this Section 5.05 effective as of the date such funds are deposited.
C.    A failure or refusal by Owner or Landlord to provide the additional funds required under an approved Capital Estimate (including after resolution by arbitration, if applicable) shall entitle Manager, at its option, to notify Owner and Landlord that Manager will terminate this Agreement. If Owner or Landlord does not make the funds available within thirty (30) days after receipt of such notice of intent to terminate, Manager may, without obligation and in its sole discretion, fund all or a portion of the amounts required and any amounts funded by Manager shall constitute an Additional Manager Advance, or elect to terminate this Agreement by notice to Owner given within thirty (30) days thereafter and this Agreement shall terminate as of the date that is one hundred eighty (180) days after the date of Owner’s receipt of Manager’s notice; upon such termination, Owner shall pay Manager the Termination Fee, within sixty (60) days of the effective date of termination, as liquidated damages and in lieu of any other remedy of Manager at law or in equity and such termination shall otherwise be in accordance with the provisions of Section 11.09.
5.06    Additional Requirements.
A.    All expenditures from the FF&E Reserves or other amounts funded pursuant to the Capital Estimate shall be (as to both the amount of each such expenditure and the timing thereof) both reasonable and necessary given the objective that the Hotel will be maintained and operated to a standard comparable to competitive properties and in accordance with the System Standards.
B.    Manager shall provide to Owner and Landlord within twenty (20) days after the end of each calendar month, a statement (“Capital Statement”) setting forth, on a line item basis, expenditures made to date and any variances or anticipated variances and/or amendments from the applicable Capital Estimate.
C.    Owner and Landlord may not withhold their approval of a Capital Estimate with respect to such items as are (1) required in order for the Hotel to comply with System Standards, except during the last two (2) years of the Term, during which time approval may be withheld in Owner’s or Landlord’s discretion; or (2) required by reason of or under any Insurance Requirement or Legal Requirement, or otherwise required for the continued safe and orderly operation of the Hotel.
5.07    Ownership of Replacements. All repairs, renovations, additions, alterations, improvements, renewals or replacements made pursuant to this Agreement and all FF&E Reserves, shall, except as otherwise provided in this Agreement, be the property of Landlord or Owner, as applicable, as provided under the Lease.
Article VI

INSURANCE, DAMAGE, CONDEMNATION, AND FORCE MAJEURE
6.01    General Insurance Requirements. Manager shall, at all times during the Term, keep (or cause to be kept) the Hotel and all property located therein or thereon, insured against the risks, including business interruption, and in such amounts as Owner and Manager shall agree and as may be commercially reasonable. Any disputes regarding such matters not resolved by the parties within ten (10) Business Days (which period may be extended upon mutual agreement of the parties) shall be resolved by arbitration.

6.02    Waiver of Subrogation. Owner and Manager agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in the State) with respect to any property loss which is covered by insurance then being carried by Owner or Manager, the party carrying such insurance and suffering said loss releases the others of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies (and, if Owner or Manager shall self insure in accordance with the terms hereof, Owner or Manager, as the case may be) shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom. If any extra premium is payable by Manager as a result of this provision, Owner shall not be liable for reimbursement to Manager for such extra premium.
6.03    Risk Management. Manager shall be responsible for the provision of risk management oversight at the Hotel.
6.04    Damage and Repair.
A.    If, during the Term, the Hotel shall be totally or partially destroyed and the Hotel is thereby rendered Unsuitable for Its Permitted Use, (1) Manager may terminate this Agreement by sixty (60) days notice to Owner and Landlord, or (2) Owner may terminate this Agreement by sixty (60) days notice to Manager and Landlord, whereupon, this Agreement, shall terminate and Landlord shall be entitled to retain the insurance proceeds payable on account of such damage.
B.    If, during the Term, the Hotel is damaged or destroyed by fire, casualty or other cause but is not rendered Unsuitable for Its Permitted Use, subject to Sections 6.04.C and 6.04.D, Manager shall cause the Hotel to be repaired and restored, in compliance with all Legal Requirements and Insurance Requirements and so that the Hotel shall be, to the extent practicable, substantially equivalent in value and general utility to its general utility and value immediately prior to such damage or destruction and in compliance with System Standards in consideration of the Procurement and Construction Supervision Fee.
C.    (1)     If the cost of the repair or restoration of the Hotel is less than the sum of the amount of insurance proceeds received by Owner and Landlord plus the deductible amount, Owner shall (or shall cause Landlord to) make the funds necessary to cause the Hotel to be repaired and restored available to Manager.
1.    If the amount of insurance proceeds received by Landlord and Owner plus the deductible amount, is less than the cost of the repair or restoration of the Hotel, Manager shall give notice to Owner and Landlord setting forth the deficiency in reasonable detail. Owner shall have the right, without any obligation and in its sole discretion, to fund the deficiency and shall give Manager and Landlord notice within twenty (20) days after notice from Manager. If Owner elects not to fund the deficiency, Landlord shall have the right, without obligation and in its sole discretion, to fund the deficiency and shall give Manager and Owner notice within twenty (20) days after notice from Owner. If neither Landlord nor Owner elect to fund the deficiency, this Agreement shall terminate and Landlord shall be entitled to retain the insurance proceeds payable on account of such damage.

C.    If Owner is required or if Owner or Landlord elects to make the funds necessary to cause the Hotel to be repaired and restored available to Manager, Owner shall (or shall cause Landlord to) advance the insurance proceeds and any additional amounts payable by Owner or Landlord to Manager regularly during the repair and restoration period. Any such advances shall be made not more frequently than monthly within ten (10) Business Days after Manager submits to Owner a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Owner and Landlord). Owner or Landlord may condition advancement of the insurance proceeds and other amounts on (i) the absence of an event of default under the Lease, (ii) approval of plans and specifications of an architect satisfactory to Landlord and Owner (which approval shall not be unreasonably withheld or delayed), (iii) general contractors’ estimates, (iv) architect’s certificates, (v) unconditional lien waivers of general contractors, if available, (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required and (vii) such other certificates as Landlord and Owner may, from time to time, reasonably require.
D.    All business interruption insurance proceeds shall be paid to Manager and included in Gross Revenues. Any casualty which does not result in a termination of this Agreement shall not excuse the payment of sums due to Owner hereunder.
E.    Manager hereby waives any statutory rights of termination which may arise by reason of any damage to or destruction of the Hotel.
6.05    Damage Near End of Term. Notwithstanding any provisions of Section 6.04 to the contrary, if damage to or destruction of the Hotel occurs during the last twelve (12) months of the Term (including any exercised Renewal Term) and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is nine (9) months prior to the end of the Term (including any exercised Renewal Term), the provisions of Section 6.04.A shall apply as if the Hotel had been totally or partially destroyed and rendered Unsuitable for Its Permitted Use.
6.06    Condemnation. If, during the Term, either the whole of the Hotel shall be taken by Condemnation, or a partial Condemnation renders the Hotel Unsuitable for Its Permitted Use, this Agreement shall terminate and Owner and Landlord shall seek the Award for their interests in the Hotel as provided in the Lease. In addition, Manager shall have the right to initiate such proceedings as it deems advisable to recover any damages to which Manager may be entitled; provided, however, that Manager shall be entitled to retain any Award it may obtain through such proceedings which are conducted separately from those of Owner and Landlord only if such Award does not reduce the Award otherwise available to Owner and Landlord. Any Award received by any Mortgagee under a Mortgage on the Hotel shall be deemed to be an award of compensation received by Landlord.
6.07    Partial Condemnation. If, during the Term, there is a partial Condemnation but the Hotel is not rendered Unsuitable for Its Permitted Use, subject to Section 6.07.A and 6.07.B, Manager shall cause the untaken portion of the Hotel to be repaired and restored, in compliance with all Legal Requirements and Insurance Requirements and so that the untaken portion of the Hotel shall constitute a complete architectural unit of the same general character and condition, to the extent practicable, as the Hotel immediately prior to such partial Condemnation and in compliance with System Standards in consideration of the Procurement and Construction Supervision Fee.
A.    If the amount of the Award is less than the cost of the repair and restoration of the Hotel, Manager shall give notice to Owner and Landlord setting forth the deficiency in reasonable detail. Owner shall have the right without any obligation and in its sole discretion, to fund the deficiency and shall give Manager and Landlord notice within twenty (20) days after notice from Manager. If Owner elects not to fund the deficiency, Landlord shall have the right without obligation and in its sole discretion, to fund the deficiency and shall give Manager and Owner notice within twenty (20) days after notice from Owner. If neither Landlord nor Owner elect to fund the deficiency, this Agreement shall terminate and Owner and Landlord shall be entitled to retain the Award.
B.    If Owner or Landlord elects to make the funds necessary to cause the Hotel to be repaired and restored available to Manager, Owner shall (or shall cause Landlord to) advance the Award and any additional amounts payable by Owner or Landlord to Manager regularly during the repair and restoration period. Any such advances shall be made not more frequently than monthly within ten (10) Business Days after Manager submits to Owner a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Owner and Landlord). Owner or Landlord may condition advancement of the insurance proceeds and other amounts on (i) the absence of an event of default under the Lease, (ii) approval of plans and specifications of an architect satisfactory to Landlord and Owner (which approval shall not be unreasonably withheld or delayed), (iii) general contractors’ estimates, (iv) architect’s certificates, (v) unconditional lien waivers of general contractors, if available, (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required and (vii) such other certificates as Landlord and Owner may, from time to time, reasonably require.
6.08    Temporary Condemnation. In the event of any temporary Condemnation of the Hotel or Owner’s interest therein, this Agreement shall continue in full force and effect. The entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Manager and shall constitute Gross Revenues. A Condemnation shall be deemed to be temporary if the period of such Condemnation is not expected to, and does not, exceed twelve (12) months.
6.09    Allocation of Award. Except as provided in Sections 6.06, 6.08 and this Section 6.09, the total Award shall be solely the property of and payable to Landlord. Any portion of the Award made for the taking of Owner’s leasehold interest in the Hotel, loss of business, the taking of Owner’s Personal Property, or Owner’s removal and relocation expenses shall be the sole property of, and payable to, Owner. Any portion of the Award made for the taking of Manager’s interest in the Hotel or Manager’s loss of business during the remainder of the Term shall be the sole property of, and payable to, Manager, subject to the provisions of Section 6.06. In any Condemnation proceedings, Landlord, Owner, and Manager shall each seek its own Award in conformity herewith, at its own expense.
6.10    Effect of Condemnation. Any Condemnation which does not result in a termination of this Agreement in accordance with its terms with respect to the Hotel shall not excuse the payment of sums due to Owner hereunder with respect to the Hotel and this Agreement shall remain in full force and effect.
Article VII

TAXES
7.01    Real Estate and Personal Property Taxes.
A.    Subject to Section 11.18 relating to permitted contests, Manager shall pay, from Gross Revenues, all Impositions with respect to the Hotel, before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord and Owner copies of official receipts or other reasonably satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Manager may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Manager shall, upon request, provide such data as is maintained by Manager with respect to the Hotel as may be necessary to prepare any required returns and reports by Owner or Landlord.
Owner shall give, and will use reasonable efforts to cause Landlord to give, copies of official tax bills and assessments which it may receive with respect to the Hotel and prompt notice to Owner and Manager of all Impositions payable by Owner under the Lease of which Owner or Landlord, as the case may be, at any time has knowledge; provided, however, that Landlord’s or Owner’s failure to give any such notice shall in no way diminish Manager’s obligation hereunder to pay such Impositions (except that Owner or Landlord, as applicable, shall be responsible for any interest or penalties incurred as a result of Landlord’s or Owner’s, as applicable, failure promptly to forward the same).
B.    Notwithstanding anything herein to the contrary, each of Owner and Manager shall pay from its own funds (and not from Gross Revenues of the Hotel) any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax imposed on Owner or Manager, as applicable, or any income tax imposed (but not gross receipt or general excise taxes) on any income of Owner or Manager (including distributions pursuant to Article III).
Article VIII

OWNERSHIP OF THE HOTEL
8.01    Ownership of the Hotel.
A.    Owner and Landlord hereby covenant that neither will hereafter impose or consent to the imposition of any liens, encumbrances or other charges, except as follows:

1.    easements or other encumbrances that do not adversely affect the operation of the Hotel by Manager and that are not prohibited pursuant to Section 8.02;
2.    Mortgages and related security instruments;
3.    liens for taxes, assessments, levies or other public charges not yet due or due but not yet payable; or
4.    equipment leases for office equipment, telephone, motor vehicles and other property approved by Manager.
B.    Subject to liens permitted by Section 8.01.A, Owner and Landlord covenant that, so long as there then exists no Manager Event of Default, Manager shall quietly hold, occupy and enjoy the Hotel throughout the Term free from hindrance, ejection or molestation by Owner or Landlord or other party claiming under, through or by right of Owner or Landlord. Owner agrees to pay and discharge any payments and charges and, at its expense, to prosecute all appropriate actions, judicial or otherwise, necessary to assure such free and quiet occupation as set forth in the preceding sentence.
8.02    No Covenants, Conditions or Restrictions.
A.    Owner and Landlord agree that during the Term, any covenants, conditions or restrictions, including reciprocal easement agreements or cost‑sharing arrangements affecting the Site or Hotel (collectively “Future CC&Rs”) which would (i) prohibit or limit Manager from operating the Hotel in accordance with System Standards, including related amenities of the Hotel; (ii) allow the Hotel facilities (for example, parking spaces) to be used by persons other than guests, invitees or employees of the Hotel; (iii) allow the Hotel facilities to be used for specified charges or rates that have not been approved by Manager; or (iv) subject the Hotel to exclusive arrangements regarding food and beverage operation or retail merchandise, will not be entered into unless Manager has given its prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Manager hereby consents to any easements, covenants, conditions or restrictions, including without limitation any reciprocal easement agreements or cost-sharing agreements, existing as of the Initial Effective Date (collectively, the “Existing CC&Rs”).
B.    All financial obligations imposed on Owner or on the Hotel pursuant to any Future CC&Rs for which Manager’s consent was required under Section 8.02.A, but not obtained, shall be paid by Owner.
C.    Manager shall manage, operate, maintain and repair the Hotel in compliance with all obligations imposed on Owner, Landlord or the Hotel pursuant to any Existing CC&Rs or Future CC&Rs (unless Manager’s consent was required under Section 8.02.A, but not obtained) to the extent such Existing CC&Rs and Future CC&Rs relate to the management, operation, maintenance and repair of the Hotel.
8.03    Liens; Credit. Manager and Owner shall use commercially reasonable efforts to prevent any liens from being filed against the Hotel which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to the Hotel. Manager and Owner shall cooperate, and Owner shall cause Landlord to cooperate, in obtaining the release of any such liens. In no event shall any party borrow money in the name of, or pledge the credit of, any other party. Manager shall not allow any lien to exist with respect to its interest in this Agreement.
Subject to encumbrances permitted under Section 8.01, Manager shall not, to the extent funds to pay the same are available or provided on a timely basis as required hereunder, directly or indirectly, create or allow to remain and shall promptly discharge any lien, encumbrance, attachment, title retention agreement or claim upon the Hotel, except (a) existing liens for those taxes of Landlord which Manager is not required to pay hereunder, (b) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with Section 11.18, (c) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Section 11.18 and (d) any Mortgages or other liens which are the responsibility of Landlord.
8.04    Financing. Landlord shall be entitled to encumber the Hotel with a Mortgage on commercially reasonable terms and in such event, Landlord, Owner and Manager shall be required to execute and Landlord agrees to require Mortgagee to execute and deliver an instrument (a “Subordination Agreement”) which shall be recorded in the jurisdiction where the Hotel is located, which provides:
(i)    This Agreement and any extensions, renewals, replacements or modifications thereto, and all right and interest of Manager in and to the Hotel, shall be subject and subordinate to the Mortgage; and
(ii)    If there is a foreclosure of the Mortgage in connection with which title or possession of such Hotel is transferred to the Mortgagee (or its designee) or to a purchaser at foreclosure or to a subsequent purchaser from the Mortgagee (or from its designee) (each of the foregoing, a “Subsequent Holder”), Manager shall not be disturbed in its rights under this Agreement, so long as (a) no Manager Event of Default (beyond the applicable notice and cure period, if any) has occurred thereunder which entitles Owner to terminate this Agreement, and (b) the Lease has not been terminated as a result of a monetary default which arises from acts or failure to act by Manager pursuant to this Agreement, provided, however, that such Subsequent Holder shall not be (a) liable in any way to Manager for any act or omission, neglect or default of the prior Landlord or Owner (b) responsible for any monies owing or on deposit with any prior Landlord or Owner to the credit of Manager (except to the extent actually paid or delivered to such Subsequent Holder), (c) subject to any counterclaim or setoff which theretofore accrued to Manager against any prior Landlord or Owner, (d) bound by any modification of this Agreement subsequent to such Mortgage which was not approved by the Mortgagee, (e) liable to Manager or beyond such Subsequent Holder’s interest in the Hotel and the rents, income, receipts, revenues, issues and profits issuing from the Hotel, or (f) required to remove any Person occupying the Hotel or any part thereof, except if such person claims by, through or under such Subsequent Holder. If the Lease is terminated as a result of a non-monetary default which was not caused by Manager Event of Default pursuant to the terms of this Agreement or such Subsequent Holder succeeds to the interest of Owner thereunder, the Mortgagee or Subsequent Holder, as applicable, and Manager shall agree that the Hotel will continue to be subject to this Agreement (but neither the Mortgagee nor Subsequent Holder will not be responsible to pay past due amounts hereunder).
Article IX

DEFAULTS
9.01    Manager Events of Default. Each of the following shall constitute a “Manager Event of Default”:
A.    The filing by Manager of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law, or the admission by Manager that it is unable to pay its debts as they become due, or the institution of any proceeding by Manager for its dissolution or termination.
B.    The consent by Manager to an involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by Manager.
C.    The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating Manager as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of Manager’s assets, and such order, judgment or decree’s continuing unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive).
D.    At Owner’s election, the failure of Manager to make any payment required to be made in accordance with the terms of this Agreement, on or before the date due which failure continues for five (5) Business Days after notice from Owner.
E.    At Owner’s election, the failure of Manager to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, on or before the date required for the same, which failure continues for thirty (30) days after notice from Owner, or, if the Manager Event of Default is susceptible of cure, but such cure cannot be accomplished within such thirty (30) day period, if Manager fails to commence the cure of such Manager Event of Default within fifteen (15) days of such notice or thereafter fails to diligently pursue such efforts to completion, provided in no event shall such additional time exceed ninety (90) days.
F.    At Owner’s election, the failure of Manager to maintain insurance coverages required to be maintained by Manager under Article VI, which failure continues for five (5) Business Days after notice from Owner (except that no notice shall be required if any such insurance coverage shall have lapsed).
9.02    Remedies for Manager Events of Default.
A.    In the event of a Manager Event of Default, Owner shall have the right to: (1) terminate this Agreement by notice to Manager, which termination shall be effective as of the date set forth in the notice, which shall be at least thirty (30) days after the date of the notice; (2) institute any and all proceedings permitted by law or equity, including, without limitation, actions for specific performance and/or damages; or (3) avail itself of any remedy described in this Section 9.02.
B.    None of (i) the termination of this Agreement in connection with a Manager Event of Default, (ii) the repossession of the Hotel or any portion thereof, (iii) the failure of Owner to engage a replacement manager, nor (iv) the engagement of any replacement manager for all or any portion of the Hotel, shall relieve Manager of its liability and obligations hereunder, all of which shall survive any such termination, repossession or engagement. In the event of any termination of this Agreement as a result of a Manager Event of Default, Manager shall forthwith pay to Owner all amounts due and payable through and including the date of such termination. Thereafter, Manager shall be liable to Owner for, and shall pay to Owner, as current damages, the amounts which Owner would have received hereunder for the remainder of the Term (including any Renewal Terms) had such termination not occurred, less the net amounts, if any, received from a replacement manager, after deducting all reasonable expenses in connection with engaging such replacement, including, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such engagement and in the case of Owner’s Priority and Owner’s Residual Payment, calculated based upon the average of each of such payments made in each of the three (3) calendar years ended prior to the date of termination. Manager shall pay such current damages to Owner as soon after the end of each calendar month as practicable to determine the amounts.
C.    At any time after such termination, whether or not Owner shall have collected any amounts owing and due up to and including the date of termination of this Agreement, as liquidated final damages and in lieu of Owner’s right to receive any other damages due to the termination of this Agreement, at Owner’s election, Manager shall pay to Owner an amount equal to the present value of the payments which have been made to Owner between the date of termination and the scheduled expiration of the Term (including any Renewal Terms) as Owner’s Priority and the Owner’s Residual Payment if this Agreement had not been terminated, calculated based upon the average of each of such payments made in each of the three (3) calendar years ended prior to the date of termination, discounted at an annual rate equal to the Discount Rate. Nothing contained in this Agreement shall, however, limit or prejudice the right of Owner to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.
D.    In case of any Manager Event of Default resulting in Manager being obligated to vacate the Hotel, Owner may (i) engage a replacement manager for the Hotel or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms which may at Owner’s option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term (including any Renewal Terms) and may grant concessions or other accommodations to the extent that Owner reasonably considers advisable and necessary to engage such replacement manager(s), and (ii) may make such reasonable alterations, repairs and decorations in the Hotel or any portion thereof as Owner, in its sole and absolute discretion, considers advisable and necessary for the purpose of engaging a replacement manager for the Hotel; and the making of such alterations, repairs and decorations shall not operate or be construed to release Manager from liability hereunder. Subject to the last sentence of this paragraph, Owner shall in no event be liable in any way whatsoever for any failure to engage a replacement manager for the Hotel, or, in the event a replacement manager is engaged, for failure to collect amounts due Owner. To the maximum extent permitted by law, Manager hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Manager being evicted or dispossessed, or in the event of Owner obtaining possession of the Hotel, by reason of the occurrence and continuation of a Manager Event of Default hereunder. Owner covenants and agrees, in the event of any termination of this Agreement as a result of a Manager Event of Default, to use reasonable efforts to mitigate its damages.
E.    Any payments received by Owner under any of the provisions of this Agreement during the existence or continuance of a Manager Event of Default shall be applied to Manager’s current and past due obligations under this Agreement in such order as Owner may determine or as may be prescribed by applicable law.
F.    If a Manager Event of Default shall have occurred and be continuing, Owner, after notice to Manager (which notice shall not be required if Owner shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Manager and without waiving or releasing any Manager Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Manager, and may, to the maximum extent permitted by law, enter upon the Hotel or any portion thereof for such purpose and take all such action thereon as, in Owner’s sole and absolute discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Manager or result in the termination hereof. All reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Owner in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Owner until repaid, shall be paid by Manager to Owner, on demand.
9.03    Owner Events of Default. Each of the following shall constitute an “Owner Event of Default” to the extent permitted by applicable law:
A.    The filing by Owner or SVC of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law, or the admission by Owner that it is unable to pay its debts as they become due, or the institution of any proceeding by Owner for its dissolution or termination.
B.    The consent by Owner or SVC to an involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by Owner.
C.    The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating Owner or SVC as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of Owner’s or SVC’s assets, and such order, judgment or decree’s continuing unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive).
D.    At Manager’s option, the failure of Owner to make any payment required to be made in accordance with the terms of this Agreement on or before the due date which failure continues for five (5) Business Days after notice from Manager.
E.    At Manager’s option, the failure of Owner to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement which failure continues for thirty (30) days after notice from Manager, or, if the Owner Event of Default is susceptible of cure, but such cure cannot be accomplished within such thirty (30) day period, if Owner fails to commence the cure of such Owner Event of Default within fifteen (15) days of such notice or thereafter fails to diligently pursue such efforts to completion, provided that in no event shall such additional time exceed ninety (90) days.
F.    The occurrence of an event of default beyond any applicable notice and cure period under any obligation, agreement, instrument or document which is secured in whole or in part by Owner’s or Landlord’s interest in the Hotel or the acceleration of the indebtedness secured thereby or the commencement of a foreclosure thereunder.
9.04    Remedies for Owner Events of Default.
A.    In the event of an Owner Event of Default, Manager shall have the right to institute any and all proceedings permitted by law or equity, including, without limitation, actions for specific performance and/or damages, provided except as expressly provided in this Agreement, Manager shall have no right to terminate this Agreement by reason of an Owner Event of Default.
B.    Upon the occurrence of an Owner Event of Default pursuant to any of Sections 9.03.A, 9.03.B or 9.03.C, or which arises with respect to a violation by Owner or Landlord of Section 10.02 with respect to a Sale of the Hotel, Manager shall have, in addition to all other rights and remedies provided for herein, the right to terminate this Agreement by notice to Owner, which termination shall be effective as of the date set forth in the notice, which shall be at least thirty (30) days after the date of the notice. At any time after such termination, whether or not Manager shall have collected any amounts owing and due up to and including the date of termination of this Agreement, as liquidated final damages and in lieu of Manager’s right to receive any other damages due to the termination of this Agreement, at Manager’s election, Owner shall pay to Manager the Termination Fee. Nothing contained in this Agreement shall, however, limit or prejudice the right of Manager to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

Article X

ASSIGNMENT AND SALE
10.01    Assignment.
A.    Except as provided in Section 10.01.B, Manager shall not assign, mortgage, pledge, hypothecate or otherwise transfer its interest in all or any portion of this Agreement or any rights arising under this Agreement or suffer or permit such interests or rights to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Hotel by anyone other than Manager or Owner. For the purposes of this Section 10.01, an assignment of this Agreement shall be deemed to include a Change of Control.
B.    Notwithstanding Section 10.01.A, Manager shall have the right, without Owner’s consent, to:
1.    assign this Agreement (whether directly or pursuant to the direct or indirect transfer of interests in [Sonesta or] Manager) in connection with the sale of all or substantially all of the business and assets of [Sonesta][Manager] to a third party; provided such third party assumes in writing the obligations of Manager under this Agreement;
2.    assign this Agreement as a result of a Change of Control arising as a result of a transfer or issuance of capital stock of Sonesta Holdco permitted by the Stockholders Agreement;
3.    assign this Agreement to [a] [another] Subsidiary of [Sonesta] [Manager] ; provided such Subsidiary assumes in writing the obligations of Manager under this Agreement; and
4.    sublease or grant concessions or licenses to shops or any other space at the Hotel so long as the terms of any such subleases or concessions do not exceed the Term, provided that (a) such subleases or concessions are for newsstand, gift shop, parking garage, health club, restaurant, bar, commissary, retail, office or rooftop antenna purposes or similar concessions or uses, (b) such subleases are on commercially reasonable terms, and (c) such subleases or concessions will not violate or affect any Legal Requirement or Insurance Requirement, and Manager shall obtain or cause the subtenant to obtain such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and any Mortgagee may reasonably require.
C.    Notwithstanding Section 10.01.B, Manager may not assign, mortgage, pledge, hypothecate or otherwise transfer its interest in all or any portion of this Agreement to any Person (or any Affiliate of any Person) who (a) does not have sufficient experience to fulfill Manager’s obligations with respect to the Hotel under this Agreement, (b) is known in the community as being of bad moral character, or has been convicted of a felony in any state or federal court, or is in control of or controlled by Persons who have been convicted of felonies in any state or federal court; or (c) is, or has an Affiliate that is, a Specially Designated National or Blocked Person.
D.    Owner shall not assign or transfer its interest in this Agreement without the prior written consent of Manager; provided, however, that Owner shall have the right, without such consent to (1) assign its interest in this Agreement in connection with a Sale of the Hotel which complies with the provisions of Section 10.02, (2) assign its interest hereunder to Landlord or an Affiliate of Landlord under the terms of the Lease, (3) assign its interest hereunder to Manager or an Affiliate of Manager, and (4) assign its interest hereunder to an Affiliate of Owner in a corporate restructuring of Owner or any of its Affiliates, provided such Affiliate satisfies the criteria of Section 10.02.A.
E.    If either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by Owner of its interest in this Agreement approved or permitted pursuant to the terms hereof shall relieve Owner from its obligations under this Agreement arising from and after the effective date of such assignment. An assignment by Manager of its interest in this Agreement shall not relieve Manager from its obligations under this Agreement unless such assignment occurs in the context of a sale of all or substantially all of the business of Manager and which is otherwise permitted or approved, if required, pursuant to this Agreement, in which event Manager shall be relieved from such obligations arising from and after the effective date of such assignment.
10.02    Sale of the Hotel.
A.    Neither Owner nor Landlord shall enter into any Sale of the Hotel to any Person (or any Affiliate of any Person) who (a) does not have sufficient financial resources and liquidity to fulfill Owner’s obligations with respect to the Hotel under this Agreement, or Landlord’s obligations under the Lease, as the case may be, (b) is known in the community as being of bad moral character, or has been convicted of a felony in any state or federal court, or is in control of or controlled by Persons who have been convicted of felonies in any state or federal court; (c) fails to expressly assume in writing the obligations of Owner hereunder or Landlord obligations under the Lease, as the case may be, or (d) is, or has an Affiliate that is, a Specially Designated National or Blocked Person.
B.    In connection with any Sale of a Hotel, Manager and the purchaser or its Owner shall enter into a new management agreement, which new management agreement will be on all of the terms and conditions of this except that the Initial Term and Renewal Term(s) of any such new management agreement shall consist only of the balance of the Initial Term and Renewal Term(s) remaining under this Agreement at the time of execution of such new management agreement. Such new management agreement shall be executed by Manager and such new Owner at the time of closing of a Sale of the Hotel, and a memorandum of such new management agreement shall be executed by the parties and recorded immediately following recording of the deed or memorandum of lease or assignment and prior to recordation of any other documents.
10.03    Amendment of the Lease. The Lease shall not be amended or modified in any way which would materially reduce Manager’s rights hereunder or impose any material cost, expense or obligation on Manager.
Article XI

MISCELLANEOUS
11.01    Right to Make Agreement. Each party warrants, with respect to itself, that neither the execution of this Agreement nor the finalization of the transactions contemplated hereby shall violate any provision of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval which has not been taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the Term, the full right to enter into this Agreement and perform its obligations hereunder.
11.02    Actions By Manager. Manager covenants and agrees that it shall not take any action which would be binding upon Owner or Landlord except to the extent it is permitted to do so pursuant to the terms of this Agreement.
11.03    Relationship. In the performance of this Agreement, Manager shall act solely as an independent contractor. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making Manager a partner, joint venturer with, or agent of, Owner. Owner and Manager agree that neither party will make any contrary assertion, claim or counterclaim in any action, suit, arbitration or other legal proceedings involving Owner and Manager. Nothing contained herein is intended to, nor shall be construed as, creating any landlord-tenant relationship between Manager and Owner or between Manager and Landlord. Each of Manager and Owner shall prepare and shall cause their Affiliates to prepare their financial statements and tax returns consistent with the foregoing characterization.
11.04    Applicable Law. The Agreement shall be construed under and shall be governed by the laws of the State of Maryland, without regard to its “choice of law” rules.

11.05    Notices. Notices, statements and other communications to be given under the terms of the Agreement shall be in writing and delivered by hand against receipt or sent by Express Mail service or by nationally recognized overnight delivery service, addressed to the parties as follows:
To Owner:        [Property Owner]
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attn: President
Phone: (617) 964-8389
Fax: (617) 969-5730

To Manager:        [Property Manager]
Two Newton Place
255 Washington Street
Newton, Massachusetts 02458
Attn: President
Phone: (617) 421-5400
Fax: (617) 928-1305

or at such other address as is from time to time designated by the party receiving the notice. Any such notice that is given in accordance herewith shall be deemed received when delivery is received or refused, as the case may be. Additionally, notices may be given by facsimile transmission, provided that a hard copy of the transmission shall be delivered to the addressee by nationally recognized overnight delivery service by no later than the second (2nd) Business Day following such transmission. Facsimiles shall be deemed delivered on the date of such transmission, if sent on a Business Day and received during the receiving party’s normal business hours or, if not received during the receiving party’s normal business hours, then on the next succeeding Business Day.
11.06    Environmental Matters.
A.    Subject to Section 11.06.D, during the Term or at any other time while Manager is in possession of the Hotel, (1) Manager shall not store, spill upon, generate, dispose of or transfer to or from the Hotel any Hazardous Substance, except in compliance with all Legal Requirements, (2) Manager shall maintain the Hotel at all times free of any Hazardous Substance (except in compliance with all Legal Requirements), and (3) Manager (a) upon receipt of notice or knowledge shall promptly notify Owner and Landlord in writing of any material change in the nature or extent of Hazardous Substances at the Hotel, (b) shall file and transmit to Owner and Landlord a copy of any Community Right to Know or similar report or notice which is required to be filed by Manager with respect to the Hotel pursuant to Title III of the Superfund Amendments and Reauthorization Act of 1986 or any other Legal Requirements, (c) shall transmit to Owner and Landlord copies of any citations, orders, notices or other governmental communications received by Manager with respect to Hazardous Substances or environmental compliance (collectively, “Environmental Notice”), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Legal Requirement and/or presents a material risk of any material cost, expense, loss or damage (an “Environmental Obligation”), (d) shall observe and comply with all Legal Requirements relating to the use, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use, maintenance or disposal or requiring the removal, treatment, containment or other disposition of Hazardous Substances, and (e) shall pay or otherwise dispose of any fine, charge or Imposition related thereto, unless Owner or Manager shall contest the same in good faith and by appropriate proceedings and the right to use and the value of the Hotel are not materially and adversely affected thereby.
B.    In the event of the discovery of Hazardous Substances other than those maintained in accordance with Legal Requirements on any portion of any Site or in the Hotel during the Term, Manager shall promptly (i) clean up and remove from and about the Hotel all Hazardous Substances thereon in accordance with all applicable Environmental Laws (as defined below), (ii) contain and prevent any further release or threat of release of Hazardous Substances on or about the Hotel, and (iii) use good faith efforts to eliminate any further release or threat of release of Hazardous Substances on or about the Hotel, and (iv) otherwise effect a remediation of the problem in accordance with all applicable federal, state and local statutes, laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, storage, release, disposal, remediation or abatement of Hazardous Substances (collectively referred to as “Environmental Laws”).
C.    The actual costs incurred or the estimated costs to be incurred with respect to any matter arising under Section 11.06.B together with any costs incurred by Owner with respect to any judgment or settlement approved by Manager (such approval not to be unreasonably withheld, conditioned or delayed with respect to any third-party claims including, without limitation, claims by Landlord arising under the Lease) relating to claims arising from the release or threat of release of Hazardous Substances on or about any of the Hotels (including reasonable attorneys’ and consultants’ fees incurred with respect to such matters) are collectively referred to as “Environmental Costs.”
D.    All Environmental Costs shall be deemed repairs and maintenance under Section 5.02 or 5.03 and paid as provided therein, as applicable, for the Hotel; provided, however, that if any of the foregoing costs arise as a result of the gross negligence or willful misconduct of Manager or any employee of Manager, such costs shall be paid by Manager at its sole cost and expense and not as a Deduction, and Manager shall indemnify Owner for any loss, cost, claim or expense (including reasonable attorneys’ fees) incurred by Owner in connection therewith. The provisions of this Section 11.06.D shall survive termination.
11.07    Confidentiality. The parties hereto agree that the matters set forth in this Agreement are strictly confidential and each party will make every effort to ensure that the information is not disclosed to any outside person or entities (including the press) without the prior written consent of the other party except as may be appropriate or required by law, including the rules and regulations of the SEC or any stock exchange applicable to Owner or its Affiliates, in any report, prospectus or other filing made by Owner or its Affiliates with the SEC or any such stock exchange, or in a press release issued by a party or its Affiliates which is consistent with its investor relations program conducted in the ordinary course, and as may be reasonably necessary to obtain licenses, permits, and other public approvals necessary for the refurbishment or operation of the Hotel, or, subject to Section 4.01.C(2), in connection with financing or proposed financing of the Hotel, a Sale of the Hotel, or a sale of a Controlling Interest in Owner.
11.08    Projections. Owner acknowledges that any written or oral projections, pro formas, or other similar information that has been, prior to execution of this Agreement, or will, during the Term, be provided by Manager, or any Affiliate to Owner is for information purposes only and that Manager and any such Affiliate do not guarantee that the Hotel will achieve the results set forth in any such projections, pro formas, or other similar information. Any such projections, pro formas, or other similar information are based on assumptions and estimates, and unanticipated events may occur subsequent to the date of preparation of such projections, pro formas, and other similar information. Therefore, the actual results achieved by the Hotel are likely to vary from the estimates contained in any such projections, pro formas, or other similar information and such variations might be material.
11.09    Actions to be Taken Upon Termination. Upon termination of this Agreement:
A.    Manager shall, within ninety (90) days after termination of this Agreement, prepare and deliver to Owner a final accounting statement (“Final Statement”) with respect to the Hotel, consistent with the Annual Operating Statement, along with a statement of any sums due Manager as of the date of termination. Within thirty (30) days of the receipt by Owner of such Final Statement, the parties will make any adjustments, by cash payment, in the amounts paid or retained as are needed because of the figures set forth in the Final Statement. Any payments shall be made together with interest at the Interest Rate from the date such amounts were due or paid, as the case may be, until paid or repaid. If any dispute shall arise with respect to the Final Statement which cannot be resolved by the parties within the thirty (30) day period, it shall be settled by arbitration, provided however, that any cash adjustments relating to items which are not in dispute shall be made within the thirty (30) day period. The cost of preparing the Final Statement shall be a Deduction, unless the termination occurs as a result of a Manager Event of Default or an Owner Event of Default, in which case the defaulting party shall pay such cost. Manager and Owner acknowledge that there may be certain adjustments for which the information will not be available at the time of the Final Statement and the parties agree to readjust such amounts and make the necessary cash adjustments when such information becomes available, provided, however, that all accounts shall be deemed final as of the second (2nd) anniversary of the date of termination.
B.    Upon a termination, Manager shall disburse to Owner all Working Capital (excluding funds to be held in escrow pursuant to Section 11.09.I) remaining after payment of all Deductions and all amounts then payable to Manager or Owner.
C.    Manager shall make available to Owner such books and records respecting the Hotel (including those from prior years, subject to Manager’s reasonable records retention policies) as will be needed by Owner to prepare the accounting statements, in accordance with the Uniform System of Accounts, for the Hotel for the Year in which the termination occurs and for any subsequent Year.

D.    Manager shall (to the extent permitted by law) assign to Owner or its designee all operating licenses and permits for the Hotel which have been issued in Manager’s name (including liquor and restaurant licenses, if any).
E.    If Owner does not exercise its right under Section 11.09.G and/or a successor Manager is not a franchisee of Manager, Manager shall have the option, to be exercised within thirty (30) days after termination, to purchase at their then book value, any items of Inventories and Fixed Asset Supplies marked with any Trade Name, other trade name, symbol, logo or design. If Manager does not exercise such option, Owner agrees that any such items not so purchased will be used exclusively at the Hotel until they are consumed.
F.    Manager shall, at Owner’s sole cost and expense, use commercially reasonable efforts to cooperate with Owner or its designee in connection with the transfer of management of the Hotel including processing of all applications for licenses, operating permits and other governmental authorizations and the assignment of all contracts entered into by Manager with respect to the use and operation of the Hotel as then operated, but excluding all insurance contracts and multi-property contracts not limited in scope to the Hotel (if applicable) and all contracts with Affiliates of Manager.
G.    Owner or its designee shall have the right to operate the improvements on the Site without modifying the architectural design, notwithstanding the fact that such design or certain features thereof may be proprietary to Manager and/or protected by trademarks or service marks held by Manager or an Affiliate, provided that such use shall be confined to the Site. Further, provided that the Hotel then satisfies the System Standards, Owner or its designee shall be entitled (but not obligated) to operate the Hotel under the Trade Names for a period of one (1) year following termination in consideration for which Owner or its designee shall pay the then standard franchise fees of Manager and its Affiliates and shall comply with the other applicable terms and conditions of the form of franchise agreement then being entered into and Manager will continue to provide services to the Hotel including, reservations and communication services; provided, however, that all such services shall be provided in accordance with the applicable terms and conditions of the form of franchise agreement.
H.    Any computer software (including upgrades and replacements) at the Hotel owned by Manager, an Affiliate, or the licensor of any of them is proprietary to Manager, such Affiliate, or the licensor of any of them and shall in all events remain the exclusive property of Manager, the Affiliate or the licensor of any of them, as the case may be, and nothing contained in this Agreement shall confer on Owner the right to use any of such software. Manager shall have the right to remove from the Hotel without compensation to Owner any computer software (including upgrades and replacements), including, without limitation, the System software, owned by Manager, any Affiliate or the licensor of any of them and any computer equipment utilized as part of a centralized reservation system or owned by a party other than Owner.
I.    If this Agreement is terminated for any reason, other than by reason of a Manager Event Default, and excluding a termination as a result of the expiration of the Term, an escrow fund shall be established from Gross Revenues to reimburse Manager for all reasonable costs and expenses incurred by Manager in terminating its employees at the Hotel, such as severance pay, unemployment compensation, employment relocation, and other employee liability costs arising out of the termination of employment of such employees. If Gross Revenues are insufficient to meet the requirements of such escrow fund, then Manager shall have the right to withdraw the amount of such expenses from Working Capital or any other funds of Owner with respect to the Hotel held by or under the control of Manager. Owner or its designee shall have the right to offer employment to any employee whom Manager proposes to terminate and Manager shall cooperate with Owner in connection therewith.
J.    Manager shall peacefully vacate and surrender the Hotel to Owner.
The provisions of this Section 11.09 shall survive termination.
11.10    Trademarks, Trade Names and Service Marks. The names “Sonesta,” “Royal Sonesta,” “Sonesta Suites,” “Sonesta ES Suites” and “Sonesta Resorts” (each of the foregoing names, together with any combination thereof, collectively, the “Trade Names”) when used alone or in connection with another word or words, and the Sonesta trademarks, service marks, other trade names, symbols, logos and designs shall in all events remain the exclusive property of Manager and except as provided in Section 11.09.E and 11.09.G, nothing contained in this Agreement shall confer on Owner the right to use any of the Trade Names, or the Sonesta trademarks, service marks, other trade names, symbols, logos or designs affiliated or used therewith. Except as provided in Section 11.09.E and 11.09.G, upon termination of this Agreement, any use of any of the Trade Names, or any of the Sonesta trademarks, service marks, other trade names, symbols, logos or designs at the Hotel shall cease and Owner shall promptly remove from the Hotel any signs or similar items which contain any of the Trade Names, trademarks, service marks, other trade names, symbols, logos or designs. If Owner has not removed such signs or similar items within ten (10) Business Days, Manager shall have the right to do so. The cost of such removal shall be a Deduction. Included under the terms of this Section 11.10 are all trademarks, service marks, trade names, symbols, logos or designs used in conjunction with the Hotel, including restaurant names, lounge names, etc., whether or not the marks contain the “Sonesta” name. The right to use such trademarks, service marks, trade names, symbols, logos or designs belongs exclusively to Manager, and the use thereof inures to the benefit of Manager whether or not the same are registered and regardless of the source of the same. The provisions of this Section 11.10 shall survive termination.
11.11    Waiver. The failure of either party to insist upon a strict performance of any of the terms or provisions of the Agreement, or to exercise any option, right or remedy contained in this Agreement, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.
11.12    Partial Invalidity. If any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, or otherwise, this Agreement shall be construed as if such portion had not been so inserted except when such construction would operate as an undue hardship on Manager or Owner or constitute a substantial deviation from the general intent and purpose of the parties as reflected in this Agreement.

11.13    Survival. Except as otherwise specifically provided herein, the rights and obligations of the parties herein shall not survive any termination of this Agreement.
11.14    Negotiation of Agreement. Each of Manager and Owner is a business entity having substantial experience with the subject matter of this Agreement and has fully participated in the negotiation and drafting of this Agreement. Accordingly, this Agreement shall be construed without regard to the rule that ambiguities in a document are to be construed against the draftsman. No inferences shall be drawn from the fact that the final, duly executed Agreement differs in any respect from any previous draft hereof.
11.15    Entire Agreement. This Agreement, together with any other agreements or writings signed by the parties that expressly state they are supplemental to, or supercede any provision of, this Agreement, and together with any instruments to be executed and delivered pursuant to this Agreement, constitutes the entire agreement between the parties as of the Effective Date and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto. For the avoidance of doubt, the Prior Management Agreement shall continue to govern the rights and obligations of the parties with respect to periods prior to the Effective Date, and this Agreement shall govern the rights and obligations of the parties with respect to periods from and after the Effective Date.
11.16    Affiliates. Manager shall be entitled to contract with companies that are Affiliates (or companies in which Manager has an ownership interest if such interest is not sufficient to make such a company an Affiliate) to provide goods and/or services to the Hotel; provided that the prices and/or terms for such goods and/or services are competitive. Additionally, Manager may contract for the purchase of goods and services for the Hotel with third parties that have other contractual relationships with Manager and its Affiliates, so long as the prices and terms are competitive. In determining whether such prices and/or terms are competitive, they will be compared to the prices and/or terms which would be available from reputable and qualified parties for goods and/or services of similar quality, and the goods and/or services which are being purchased shall be grouped in reasonable categories, rather than being compared item by item. Any dispute as to whether prices and/or terms are competitive shall be settled by arbitration. The prices paid may include overhead and the allowance of a reasonable return to Manager’s Affiliates (or companies in which Manager has an ownership interest if such interest is not sufficient to make such a company an Affiliate), provided that such prices are competitive. Owner acknowledges and agrees that, with respect to any purchases of goods and/or services pursuant to this Section 11.16, Manager’s Affiliates may retain for their own benefit any allowances, credits, rebates, commissions and discounts received with respect to any such purchases.
11.17    Disputes.
A.    Disputes. Any disputes, claims or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including any disputes, claims or controversies brought by or on behalf of a party hereto, a direct or indirect parent of a party, or any holder of equity interests (which, for purposes of this Section 11.17, shall mean any holder of record or any beneficial owner of equity interests, or any former holder of record or beneficial owner of equity interests) of a party, either on its own behalf, on behalf of a party or on behalf of any series or class of equity interests of a party or holders of any equity interests of a party against a party or any of their respective trustees, directors, members, officers, managers (including The RMR Group LLC or its parent and their respective successor), agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance, application or enforcement of this Agreement, including the agreements set forth in this Section 11.17, or the governing documents of a party (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) then in effect, except as those Rules may be modified in this Section 11.17. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the trustees, directors, officers or managers of a party and class actions by a holder of equity interests against those Persons and a party. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.
B.    Selection of Arbitrators. There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of a demand for arbitration. Such arbitrators may be affiliated or interested persons of such parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date the AAA provides such list to select one (1) of the three (3) arbitrators proposed by the AAA. If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by the AAA to be the second (2nd) arbitrator; and, if they should fail to select the second (2nd) arbitrator by such time, the AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator. If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.
C.    Location of Arbitration. Any arbitration hearings shall be held in Boston, Massachusetts, unless otherwise agreed by the parties, but the seat of arbitration shall be Maryland.

D.    Scope of Discovery. There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators. For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.
E.    Arbitration Award. In rendering an award or decision (an “Arbitration Award”), the arbitrators shall be required to follow the laws of the State of Maryland, without regard to principles of conflicts of law. Any arbitration proceedings or Arbitration Award rendered hereunder, and the validity, effect and interpretation of the agreements set forth in this Section 11.17 shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. An Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based. Any monetary Arbitration Award shall be made and payable in U.S. dollars free of any tax, deduction or offset. Subject to this Section 11.17, each party against which an Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of such Arbitration Award or such other date as such Arbitration Award may provide.
F.    Costs. Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties thereto, to the maximum extent permitted by Maryland law, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an Arbitration Award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s Arbitration Award to the claimant or the claimant’s attorneys. Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.
G.    Appeals. Notwithstanding any language to the contrary in this Agreement, any Arbitration Award, including but not limited to any interim Arbitration Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”). An Arbitration Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Arbitration Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, the above paragraph relating to costs and expenses shall apply to any appeal pursuant to this Section 11.17 and the appeal tribunal shall not render an Arbitration Award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.
H.    Final Judgment. Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in the above paragraph, an Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon an Arbitration Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any Arbitration Award made, except for actions relating to enforcement of the agreements set forth in this Section 11.17 or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.
I.    Intended Beneficiaries. This Section 11.17 is intended to benefit and be enforceable by the parties hereto and their respective shareholders, stockholders, members, beneficial interest owners, direct and indirect parents, trustees, directors, officers, managers (including The RMR Group LLC or its parent and their respective successor), members, agents or employees and their respective successors and assigns and shall be binding on the parties, and such Persons and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such Persons may have by contract or otherwise.
11.18    Permitted Contests. Manager shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim (collectively, “Claims”) as to the Hotel, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) such contest shall not cause Landlord or Owner to be in default under any Mortgage or reasonably be expected to result in a lien attaching to the Hotel, unless such lien is fully bonded or otherwise secured to the reasonable satisfaction of Landlord, (b) no part of the Hotel nor any Gross Revenues therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (c) Manager shall indemnify and hold harmless Owner and Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys’ fees, incurred by Owner or Landlord in connection therewith or as a result thereof. Owner and Landlord shall sign all required applications and otherwise cooperate with Manager in expediting the matter, provided that neither Owner nor Landlord shall thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith), and any such costs or expenses incurred in connection therewith shall be paid as a Deduction. Landlord shall agree to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) and Manager agrees by agreement in form and substance reasonably satisfactory to Landlord, to assume and indemnify Landlord. Any amounts paid under any such indemnity of Manager to Owner or Landlord shall be a Deduction. Any refund of any Claims and such charges and penalties or interest thereon shall be paid to Manager and included in Gross Revenues.
11.19    Estoppel Certificates. Each party to this Agreement shall at any time and from time to time, upon not less than thirty (30) days’ prior notice from the other party, execute, acknowledge and deliver to such other party, or to any third party specified by such other party, a statement in writing: (a) certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications); (b) stating whether or not to the best knowledge of the certifying party (i) there is a continuing default by the non-certifying party in the performance or observance of any covenant, agreement or condition contained in this Agreement, or (ii) there shall have occurred any event which, with the giving of notice or passage of time or both, would become such a default, and, if so, specifying each such default or occurrence of which the certifying party may have knowledge; (c) stating the date to which distributions of Operating Profit have been made; and (d) stating such other information as the non-certifying party may reasonably request. Such statement shall be binding upon the certifying party and may be relied upon by the non-certifying party and/or such third party specified by the non-certifying party as aforesaid, including, without limitation its lenders and any prospective purchaser or mortgagee of the Hotel or the leasehold estate created by the Lease. Upon termination, each party shall, on request, within the time period described above, execute and deliver to the non-certifying party and to any such third party a statement certifying that this Agreement has been terminated.
11.20    Indemnification. Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Manager shall protect, indemnify and hold harmless Owner and Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys’ fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Owner or Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Hotel or adjoining sidewalks or rights of way under Manager’s control, (b) any use, misuse, non-use, condition, management, maintenance or repair by Manager or anyone claiming under Manager of the Hotel or Owner’s Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which Owner or Landlord is made a party or participant relating to the Hotel or Owner’s Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof including, failure to perform obligations (other than Condemnation proceedings) to which Owner or Landlord is made a party, (c) any Impositions that are the obligations of Manager to pay pursuant to the applicable provisions of this Agreement, and (d) infringement and other claims relating to the propriety marks of Manager or its Affiliates; provided, however, that Manager’s obligations hereunder shall not apply to any liability, obligation, claim, damage, penalty, cause of action, cost or expense to the extent the same arises from any negligence or willful misconduct of Owner or Landlord or their respective employees, agents or invitees. Manager, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Owner or Landlord (but shall not be responsible for any duplicative attorneys’ fees incurred by Owner or Landlord) or may compromise or otherwise dispose of the same, with Owner’s or Landlord’s, as appropriate, prior written consent (which consent may not be unreasonably withheld or delayed). If Owner or Landlord unreasonably delays or withholds consent, Manager shall not be liable under this Section 11.20 for any incremental increase in costs or expenses resulting therefrom. The obligations of Manager under this Section 11.20 shall not be applicable to Environmental Costs with respect to which a specific indemnity is provided in Section 11.06.D, to the extent addressed therein. The obligations under this Section 11.20 shall survive termination.
11.21    Remedies Cumulative. To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Owner or Manager, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Owner or Manager of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Owner or Manager of any or all of such rights, powers and remedies.

11.22    Amendments and Modifications. This Agreement shall not be modified or amended except in writing signed by Owner and Manager.
11.23    Claims; Binding Effect; Time of the Essence; Nonrecourse. Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Manager or Owner arising prior to any date of termination of this Agreement shall survive such termination. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Time is of the essence with respect to the exercise of any rights of Manager, Owner or Landlord under this Agreement. Nothing contained in this Agreement shall be construed to create or impose any liabilities or obligations and no such liabilities or obligations shall be imposed on any of the equityholders, beneficial owners, direct or indirect, officers, directors, trustees, employees or agents of Owner or Landlord or their respective Affiliates or Manager or its Affiliates for the payment or performance of the obligations or liabilities of Owner, Landlord or Manager, as applicable.
11.24    Counterparts; Headings. This Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.
11.25    No Political Contributions. Notwithstanding any provision in this Agreement to the contrary, no money or property of the Hotel shall be paid or used or offered, nor shall Owner or Manager directly or indirectly use or offer, consent or agree to use or offer, any money or property of the Hotel (i) in aid of any political party, committee or organization, (ii) in aid of any corporation, joint stock or other association organized or maintained for political purposes, (iii) in aid of any candidate for political office or nomination for such office, (iv) in connection with any election, (v) for any political purpose whatever, or (vi) for the reimbursement or indemnification of any person for any money or property so used.
11.26    REIT Qualification.
A.    Manager shall take all commercially reasonable actions reasonably requested by Owner or Landlord for the purpose of qualifying Landlord’s rental income from Owner under the Lease as “rents from real property” pursuant to Sections 856(d)(2), 856(d)(8)(B) and 856(d)(9) of the Code, including but not limited to any action requested to maintain: (1) Manager’s continued qualification as an “eligible independent contractor” (as defined in Section 856(d)(9)(A) of the Code) with respect to SVC and (2) the Hotel’s continued treatment as a “qualified lodging facility” (as defined in Section 856(d)(9)(D) of the Code). Manager shall not be liable if such reasonably requested actions, once implemented, fail to have the desired result of qualifying Landlord’s rental income from Owner under the Lease as “rents from real property” pursuant to Sections 856(d)(2), 856(d)(8)(B) and 856(d)(9) of the Code. This Section 11.26.A shall not apply in situations where an Adverse Regulatory Event has occurred; instead, Section 11.27 shall apply.
B.    If Owner or Landlord wish to invoke the terms of Section 11.26.A, Owner or Landlord (as appropriate) shall contact Manager and the parties shall meet with each other to discuss the relevant issues and to develop a mutually-agreed upon plan for implementing such reasonably requested actions.
C.    Any additional out-of-pocket costs or expenses incurred by Manager in complying with such a request shall be borne by Owner (and shall not be a Deduction). Owner shall reimburse Manager for such expense or cost promptly, but not later than five (5) Business Days after such expense or cost is incurred.
D.    Manager shall not authorize any wagering activities to be conducted at or in connection with the Hotel, and Manager shall use commercially reasonable efforts to achieve the goal of having at least one-half of the guest rooms in the Hotel being used on a transient basis and the goal of having no Hotel amenities and facilities that are not customary for similarly situated properties.
11.27    Adverse Regulatory Event. In the event of an Adverse Regulatory Event arising from or in connection with this Agreement, Owner and Manager shall work together in good faith to amend this Agreement to eliminate the impact of such Adverse Regulatory Event. For purposes of this Agreement, the term “Adverse Regulatory Event” means any time that a law, statute, ordinance, code, rule or regulation imposes upon Owner (or could impose upon Owner in Owner’s reasonable opinion), any material threat to either Landlord’s or Landlord’s Affiliate’s status as a “real estate investment trust” under the Code or to the treatment of amounts paid to Landlord as “rents from real property” under Section 856(d) of the Code. Each of Manager and Owner shall inform the other of any Adverse Regulatory Event of which it is aware and which it believes likely to impair compliance of any of the Hotel with respect to the aforementioned sections of the Code.
11.28    Tax Matters. Manager will prepare or cause to be prepared all tax returns required in the operation of the Hotel, which include payroll, sales and use tax returns, personal property tax returns and business, professional and occupational license tax returns. Manager shall timely file or cause to be filed such returns as required by the State; provided that, Owner shall promptly provide all relevant information to Manager upon request, and any late fees or penalties resulting from delays caused by Owner shall be borne by Owner. Manager shall not be responsible for the preparation of Landlord’s or Owner’s federal or state income tax returns, provided Manager shall cooperate fully with Owner and Landlord as may be necessary to enable Owner or Landlord to file such federal or state income tax returns, including by preparing data reasonably requested by Owner or Landlord and submitting it to Owner or Landlord, as applicable, as soon as reasonably practicable following such request.
11.29    Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, heirs, legal representatives or permitted assigns of each of the parties hereto and except for Landlord and SVC, which are intended third party beneficiaries, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

Article XII

DEFINITION OF TERMS; CONSTRUCTION
12.01    Definition of Terms.
The following terms when used in this Agreement and the Addenda attached hereto shall have the meanings indicated:
“AAA” has the meaning ascribed to such term in Section 11.17.
“Additional Manager Advances” means advances by Manager under Sections 4.05 and 5.05, together with simple interest at the rate of nine percent (9%) per annum on the outstanding balance thereof from time to time.
“Additional Working Capital” has the meaning ascribed to such term in Section 4.05.
“Adverse Regulatory Event” has the meaning ascribed to such term in Section 11.27.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, directly or indirectly, of the power: (i) to vote fifty percent (50%) or more of the voting stock or equity interests of such Person; or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock or equity interests, by contract or otherwise.
“Agreement” means this Management Agreement.
“Annual Operating Projection” has the meaning ascribed to such term in Section 4.04.
“Annual Operating Statement” has the meaning ascribed to such term in Section 4.01.B.
“Appellate Rules” has the meaning ascribed to such term in Section 11.17.
“Arbitration Award” has the meaning ascribed to such term in Section 11.17.
“Award” has the meaning ascribed to such term in the Lease.
“Base Management Fee” means an amount equal to [Full Service: three percent (3%) OR Limited Service: five percent (5%)] of Gross Revenues.
“Building” has the meaning ascribed to such term in the Recitals.
“Business Day” means any day other than Saturday, Sunday, or any other day on which banking institutions in the Commonwealth of Massachusetts are authorized by law or executive action to close.
“Capital Estimate” has the meaning ascribed to such term in Section 5.05.A.

“Capital Statement” has the meaning ascribed to such term in Section 5.06.B.
“Change of Control” means, the acquisition by any Person or Persons acting in concert (excluding Persons who are holders, directly or indirectly, of equity interest in Manager as of the Effective Date or Affiliates or Immediate Family Members of such Persons) of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% or more, or rights, options or warrants to acquire 50% or more, of the outstanding shares of voting stock or other voting interests of Manager.
“Claims” has the meaning ascribed to such term in Section 11.18.
“Code” means the Internal Revenue Code of 1986.
“Condemnation” means (a) the exercise of any governmental power with respect to the Hotel or any interest therein, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of the Hotel or any interest therein, to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of the Hotel or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any Condemnation or other eminent domain proceeding affecting the Hotel or any interest therein, whether or not the same shall have actually been commenced.
“Condemnor” means any public or quasi‑public authority, or private corporation or individual, having the power of Condemnation.
“Controlling Interest” means (i) if the Person is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such Person (through ownership of such shares or by contract), or (ii) if the Person is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the business, management or policies of such Person. “Control”, “Controlling” and “Controlled” have corrective meanings.
“Deduction” has the meaning ascribed to such term in the definition of Operating Profit.
“Discount Rate” means an annual rate of eight percent (8%).
“Disputes” has the meaning ascribed to such term in Section 11.17.
“Effective Date” has the meaning ascribed to such term in the Preamble.
“Environmental Costs” has the meaning ascribed to such term in Section 11.06.C.
“Environmental Laws” has the meaning ascribed to such term in Section 11.06.B.
“Environmental Notice” has the meaning ascribed to such term in Section 11.06.A.
“Environmental Obligation” has the meaning ascribed to such term in Section 11.06.A.
“Existing CC&Rs” has the meaning ascribed to such term in Section 8.02.A.

“FF&E” means furniture, fixtures and equipment, including without limitation: furnishings, fixtures, decorative items, signage, audio‑visual equipment, kitchen equipment and appliances, cabinetry, laundry equipment, housekeeping equipment, telecommunications systems, security systems and front desk and back‑of‑the house computer equipment; provided, however, that the term “FF&E” shall not include Fixed Asset Supplies or software.
“FF&E Reserve Account” has the meaning ascribed to such term in Section 5.04.A.
“FF&E Reserve Deposit” means, for each Year or portion thereof, an amount equal to five percent (5%) of Gross Revenues.
“FF&E Reserves” has the meaning ascribed to such term in Section 5.04.A
“Final Statement” has the meaning ascribed to such term in Section 11.09.A.
“Fixed Asset Supplies” means items included within “Operating Equipment” under the Uniform System of Accounts that may be consumed in the operation of the Hotel or are not capitalized, including linen, china, glassware, tableware, uniforms, and similar items used in the operation of the Hotel.
“Future CC&Rs” has the meaning ascribed to such term in Section 8.02.A.
“GAAP” means generally accepted accounting principles, consistently applied.
“Government Agencies” means any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Owner, Landlord or the Hotel.
“Gross Revenues” means for any period, all revenues and receipts of every kind derived from operating the Hotel and all departments and parts thereof during such period, including: income (from both cash and credit transactions) after deductions for bad debts and discounts for prompt cash payments and refunds from rental of Guest Rooms and other spaces at the Hotel, telephone charges, stores, offices, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending machines; income from parking; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise; service charges; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following: gratuities to employees of the Hotel; federal, state or municipal excise, sales or use taxes or any other taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; proceeds from the sale of FF&E; interest received or accrued with respect to the funds in the operating accounts of the Hotel; any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof; insurance proceeds (other than proceeds from business interruption or other loss of income insurance);

condemnation proceeds (other than for a temporary taking); or any proceeds from any Sale of the Hotel or from the refinancing of any debt encumbering the Hotel but excluding amounts expressly stated in this Agreement not to be included in Gross Revenues.
“Gross Room Revenues” means all Gross Revenues attributable to or payable for rental of Guest Rooms, after deductions for bad debts and discounts for prompt cash payments and refunds from rental of Guest Rooms, including, without limitation, all credit transactions, whether or not collected, but excluding (i) any sales or room taxes collected by Manager for transmittal to the appropriate taxing authority, and (ii) any revenues from sales or rentals of ancillary goods, such as VCR rentals, telephone income and fireplace log sales and sales from in-room service bars. Gross Room Revenues shall also include the proceeds from any business interruption insurance or other loss of income insurance. Gross Room Revenues shall be accounted for in accordance with the Uniform System of Accounts.
“Guest Room” means a lodging unit in the Hotel.
“Hazardous Substances” means any substance:
(i)    the presence of which requires or may hereafter require notification, investigation or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or
(ii)    which is or becomes defined as a “hazardous waste”, “hazardous material”, or “hazardous substance”, “dangerous waster”, “pollutant” or “contaminant” or term of similar import under any present or future federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.) and the regulations promulgated thereunder; or
(iii)    which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or
(iv)    the presence of which at the Hotel causes or materially threatens to cause an unlawful nuisance upon the Hotel or to adjacent properties or poses or materially threatens to pose a hazard to the Hotel or to the health or safety of persons on or about the Hotel; or
(v)    without limitation, which is or contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or
(vi)    without limitation, which is or contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

(vii)    without limitation, which contains or emits radioactive particles, waves or material; or
(viii)    without limitation, constitutes materials which are now or may hereafter be listed as medical waste pursuant to the Medical Waste Tracking Act of 1988, or analogous state or local laws or regulations or guidelines promulgated thereunder.
“Hotel” means the Site together with the Building and all other improvements constructed or to be constructed on the Site, and all FF&E installed or located on the Site or in the Building, and all easements or other Owner rights thereto owned by Landlord together with, for purposes of this Agreement, all office equipment, telephone equipment, motor vehicles, and other equipment leased by Owner, Fixed Asset Supplies and Inventories at the Hotel.
“Initial Effective Date” has the meaning ascribed to such term in the Recitals.
“Initial Term” has the meaning ascribed to such term in Section 2.01.A.
“Interest Rate” means an annual rate of 9%, but not higher than the highest rate permitted by law.
“Immediate Family Member” of an individual means any lineal descendant of such individual (including descendants by adoption), the spouse of any such lineal descendant, the estate of such individual or of his or her lineal descendants, or a trust for the principal benefit of one or more of such individual or of his or her lineal descendants (including a trust the principal beneficiary of which is another trust for the principal benefit of one or more such Persons).
“Impositions” has the meaning ascribed to such term in the Lease but shall not include:
1.    Special assessments (regardless of when due or whether they are paid as a lump sum or in installments over time) imposed because of facilities which are constructed by or on behalf of the assessing jurisdiction (for example, roads, sidewalks, sewers, culverts, etc.) which directly benefit the Hotel (regardless of whether or not they also benefit other buildings), which assessments shall be treated as capital costs of construction and not as Deductions; and
2.    Impact fees (regardless of when due or whether they are paid as a lump sum or in installments over time) which are required as a condition to the issuance of site plan approval, zoning variances or building permits, which impact fees shall be treated as capital costs of construction and not as Deductions.
“Incentive Management Fee” means, for each Year or portion thereof, an amount equal to twenty percent (20%) of Operating Profit remaining after deducting amounts paid or payable in respect of Owner’s Priority, Reimbursable Advances and the FF&E Reserve Deposit for such Year or portion thereof.
“Insurance Requirements” means all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Hotel.
“Inventories” means “Inventories” as defined in the Uniform System of Accounts, including provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.
“Invested Capital” means an amount equal to [Updated Invested Capital], increased by the sum of any amounts paid after the Effective Date by (a) Landlord pursuant to Sections 5.1.2(b), 10.2.3 or 11.2 of the Lease or, (b) Owner pursuant to Section 5.05 or pursuant to Section 6.04 or Section 6.07 in excess of the insurance proceeds or Award, as the case may be.
“Landlord” has the meaning ascribed to such term in the Recitals or shall mean, as of any date, the landlord under the Lease as of such date.
“Lease” means the Amended and Restated Lease Agreement between Landlord and Owner, among others, dated as of [Effective Date], as amended from time to time, and any replacement lease(s) of the Hotel by the fee owner thereof.
“Legal Requirements” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Hotel or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations, certificates and regulations necessary to operate the Hotel, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting the Hotel which either (i) do not require the approval of Manager, or (ii) have been approved by Manager as required hereby, including those which may (A) require material repairs, modifications or alterations in or to the Hotel or (B) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements under Sections 11.26, 11.27 or 11.28, and (c) all valid and lawful requirements of Government Agencies or pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid of gaseous in nature.
“Loyalty Program” means the Sonesta Travel Pass loyalty program or such replacement or successor “frequent stay” reward program as Manager may employ in the future for the hotels in the System.

“Loyalty Program Fee” means an amount assessed based on defined costs associated with the Loyalty Program, not greater than one percent (1%) of Gross Revenues or such greater amount otherwise mutually agreed upon between Owner and Manager.
“Major Renovation” means a renovation, repair or restoration of the Hotel which impacts guest room availability or the use of public, function and outlet space so significantly that Owner and Manager agree it is a major renovation.
“Manager” has the meaning ascribed to such term in the Preamble hereto or shall mean any successor or permitted assign, as applicable.
“Manager Event of Default” has the meaning ascribed to such term in Section 9.01.
“Marketing Programs” means advertising, marketing, promotional and public relations programs and campaigns including so-called “frequent stay” rewards program which are intended for the benefit of all hotels in the System.
“Marketing Program Fee” means an amount equal to one percent (1%) of Gross Revenues or an amount otherwise mutually agreed upon between Owner and Manager.
“Monthly Statement” has the meaning ascribed to such term in Section 4.01.A.
“Mortgage” means any mortgage indebtedness obtained by Landlord to finance the Hotel, and may take the form of a mortgage, deed of trust or security document customarily in use in the State.
“Mortgagee” means the holder of any Mortgage.
“Officer’s Certificate” means a certificate executed by an officer of Manager which certifies that with respect to the Annual Operating Statement delivered under Section 4.01.B, the accompanying statement has been properly prepared in accordance with GAAP and fairly presents the financial operations of the Hotel.
“Operating Loss” means a negative Operating Profit for the Hotel.
“Operating Profit” means the excess of Gross Revenues over the following expenses incurred by Manager in accordance with the Operating Standards and the terms of this Agreement, on behalf of Owner, in operating the Hotel:
1.    the cost of sales, including, without limitation, compensation, fringe benefits, payroll taxes and other costs related to Hotel employees (the foregoing costs shall not include salaries and other employee costs of executive personnel of Manager who do not work at the Hotel on a regular basis; except that the foregoing costs shall include the allocable portion of the salary and other employee costs of any general manager or other supervisory personnel assigned to a “cluster” of hotels which includes the Hotel);

2.    departmental expenses incurred at departments within the Hotel; administrative and general expenses; the cost of marketing incurred by the Hotel; advertising and business promotion incurred by the Hotel;
3.    routine repairs, maintenance and minor alterations under Section 5.02;
4.    all charges for electricity, power, gas, oil, water and other utilities consumed in the operation of the Hotel;
5.    the cost of Inventories and Fixed Asset Supplies consumed in the operation of the Hotel;
6.    lease payments for equipment and other personal property reasonably necessary for the operation of the Hotel and any ground lease payments;
7.    a reasonable reserve for uncollectible accounts receivable as determined by Manager;
8.    all costs and fees of independent professionals or other third parties who are retained by Manager to perform services required or permitted hereunder;
9.    all costs and fees of technical consultants and operational experts who are retained or employed by Manager and/or Affiliates of Manager for specialized services (including, without limitation, quality assurance inspectors) and the cost of attendance by employees of the Hotel at training and manpower development programs sponsored by Manager;
10.    the Base Management Fee, Reservations Fee and Systems Fee;
11.    insurance costs and expenses for coverage required to be maintained under Section 6.01;
12.    taxes, if any, payable by or assessed against Manager related to this Agreement or to Manager’s operation of the Hotel (exclusive of Manager’s income taxes) and all Impositions;
13.    the Marketing Program Fee and the Loyalty Program Fee;
14.    the Hotel’s share of the costs and expenses of participating in programs and activities prescribed for members of the System (including those central or regional services set forth in Section 1.03) to the extent such costs are not paid pursuant to a Marketing Program;
15.    the costs of commercially reasonable efforts of causing the Hotel to be in compliance with each and every provision of the Lease (regardless of whether or not such compliance is a requirement of this Agreement);
16.    such other costs and expenses incurred by Manager to comply with Legal Requirements and Insurance Requirements or are otherwise reasonably necessary for the proper and efficient operation of the Hotel; and

17.    such other costs and expenses paid to Owner or Landlord pursuant to the Lease or this Agreement, if such costs and expenses would have been a Deduction if paid directly by Manager to a third person in respect of the Hotel, (the items above collectively, “Deductions”).
Deductions shall not include (a) payments with respect to items for which Manager has agreed to be liable at its own cost and expense in this Agreement or under any other agreement between Manager and Owner including indemnities, (b) debt service payments pursuant to any Mortgage, (c) payments pursuant to equipment leases or other forms of financing obtained by Owner for the FF&E located in or connected with the Hotel, both of which shall be paid or caused to be paid by Owner, (d) rent payable under the Lease, (e) any reimbursement to Manager for advances Manager makes with respect to the Hotel as permitted hereunder, (f) the Incentive Management Fee, (g) the Procurement and Construction Supervision Fee or, (h) any item specifically stated not to be a Deduction.
“Operating Standards” has the meaning ascribed to such term in Section 1.02.A.
“Overdue Rate” means an annual rate of 12% but not higher than the highest rate permitted by law.
“Owner” has the meaning ascribed to such term in the Preamble or shall mean any successor or permitted assignee, as applicable.
“Owner Advances” has the meaning ascribed to such term in Section 3.02.D.
“Owner Event of Default” has the meaning ascribed to such term in Section 9.03.
“Owner Operating Loss Advance(s)” has the meaning ascribed to such term in Section 4.06.
“Owner’s Personal Property” means all motor vehicles, consumable inventories and supplies, furniture, furnishings, movable walls and partitions, equipment and machinery and all other tangible personal property of Owner, if any, acquired by Owner on and after the date hereof and located at the Hotel or used in Owner’s business at the Hotel, and all modifications, replacements, alterations and additions to such personal property.
“Owner’s Priority” means, for each Year or portion thereof, an amount equal to eight percent (8%) of Invested Capital.
“Owner’s Residual Payment” with respect to each Year or portion thereof, an amount equal to Operating Profit remaining after deducting amounts paid or payable in respect of Owner’s Priority, Reimbursable Advances, the FF&E Reserve Deposit and the Incentive Management Fee for such Year.
“Owner Working Capital Advances” means the aggregate of all funds remitted by Owner to Manager as Additional Working Capital.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company partnership or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.
“Prior Management Agreement” has the meaning ascribed to such term in the Recitals.
“Procurement and Construction Supervision Fee” means an amount equal to three percent (3%) of all third party costs of capital expenditures under Sections 5.05, 6.04 and 6.07.
“Reimbursable Advances” means the amounts paid or payable in respect of Section 3.02.D.
“Renewal Term(s)” has the meaning ascribed to such term in Section 2.01.A.
“Reservation Fee” means one and one-half percent (1.5%) of Gross Room Revenues.
“RMR” has the meaning ascribed to such term in Section 11.17.
“Rules” has the meaning ascribed to such term in Section 11.17.
“Sale of the Hotel” means any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, of Owner’s leasehold title to the Hotel or Landlord’s fee title to the Hotel, as the case may be. For purposes of this Agreement, a Sale of the Hotel shall also include a lease (or sublease) of all or substantially all of Owner’s leasehold interest in the Hotel and any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, in a single transaction or a series of transactions, of the Controlling Interest in Owner or Landlord, but shall not include any conveyance which results in SVC continuing to hold a Controlling Interest in the transferee.
“SEC” means the United States Securities and Exchange Commission.
“Site” has the meaning ascribed to such term in Section A of the Recitals.
“Sonesta” means Sonesta International Hotels Corporation, a Maryland corporation.
“Sonesta Holdco” means Sonesta Holdco Corporation, a Maryland corporation, Sonesta’s parent.
“Specially Designated National or Blocked Person” means (a) a person designated by the U.S. Department of Treasury’s Office of Foreign Assets Control, or other governmental entity, from time to time as a “specially designated national or blocked person” or similar status, (b) a person described in Section 1 of U.S. Executive Order 13224 issued on September 23, 2001, or (c) a person otherwise identified by government or legal authority as a person with whom Manager or its Affiliates are prohibited from transacting business. Currently, a listing of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.
“State” means the state in which the Hotel is located.

“Stockholders Agreement” means that certain Stockholders Agreement dated as of February 27, 2020 by and among Sonesta Holdco, SVC and certain other stockholders of Sonesta Holdco.
“Subordination Agreement” has the meaning ascribed to such term in Section 8.04.
“Subsequent Holder” has the meaning ascribed to such term in Section 8.04.
“System” means all hotels which are operated under the Trade Names.
“SVC” means Service Properties Trust.
“System Fee” mean during any Year, an amount equal to one and one-half percent (1.5%) of Gross Revenues.
“System Standards” means the physical standards (for example, quality of the Building, FF&E, and Fixed Asset Supplies, frequency of FF&E replacements, etc.); each of such standards shall be the standard which is generally prevailing or in the process of being implemented at other hotels in the System, on a fair and consistent basis with other hotels in the System; provided, however, that if the market area or the physical peculiarities of the Hotel warrant, in the reasonable judgment of Manager, a deviation from such standards shall be permitted.
“Tested Year” means any full Year that commenced at least eighteen (18) months following the Initial Effective Date but excluding any Year in which the Hotel was undergoing Major Renovation and any Year which commenced less than twelve (12) months following substantial completion of such Major Renovation.
“Term” has the meaning ascribed to such term in Section 2.01.A.
“Termination Fee” means, an amount equal to the present value of the payments that would have been made to Manager between the date of termination and the scheduled expiration date of the Term (including any Renewal Terms) as Base Management Fee, Reservation Fee, System Fee and the Incentive Management Fee if this Agreement had not been terminated, calculated based upon the average of each of such fees earned in each of the three (3) calendar years ended prior to the date of termination, discounted at an annual rate equal to the Discount Rate.
“Trade Names” has the meaning ascribed to such term in Section 11.10.
“Uniform System of Accounts” means the Uniform System of Accounts for the Lodging Industry, Tenth Revised Edition, 2006, as published by the American Hotel & Lodging Educational Institute, as revised from time to time to the extent such revision has been or is in the process of being generally implemented within the System.
“Unsuitable for Its Permitted Use” means a state or condition of the Hotel such that (a) following any damage or destruction involving the Hotel, the Hotel cannot be operated in the good faith judgment of Manager on a commercially practicable basis and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction, within nine (9) months following such damage or destruction or such shorter period of time as to which business interruption insurance is available to cover rent and other costs related to the Hotel following such damage or destruction, or (b) as the result of a partial Condemnation, the Hotel cannot be operated, in the good faith judgment of Manager on a commercially practicable basis in light of then existing circumstances.
“Working Capital” means funds that are used in the day‑to‑day operation of the business of the Hotel.
“Year” means the calendar year.
12.02    Construction. The definitions of terms herein shall apply equally to the singular, plural, past, present and future forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in this Agreement shall be construed to refer to this Agreement in its entirety and not to any particular provision thereof, (iv) all references in this Agreement to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement, and (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Any titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the day and year first written above.
[Property Manager]

By:
Carlos R. Flores
President and Chief Executive Officer

[Property Owner]

By:
John G. Murray
President and Chief Executive Officer

[Signature Page to Sonesta Management Agreement]

Landlord, in consideration of the obligations of Manager and Owner under the within Agreement, joins to evidence its agreement to be bound by the terms of Sections 4.01.C, 4.02.B, 5.04, 5.05, 5.06.D, Article VI, 8.01, 8.02, 8.04, 10.02, 10.03, 11.07, 11.17, 11.18 and 11.20, to the extent applicable to it.

[Property Landlord]

By:
Name: John G. Murray
Title: President and Chief Executive Officer

[Joinder Page to Sonesta Management Agreement]

EXHIBIT A
THE SITE
The real property located at [Property Address].

EXHIBIT B
FORM OF AMENDED AND RESTATED POOLING AGREEMENT

Execution Version

AMENDED AND RESTATED POOLING AGREEMENT

THIS AMENDED AND RESTATED POOLING AGREEMENT (this “Agreement”) is made as of February 27, 2020 (the “Effective Date”), by and among Sonesta International Hotels Corporation, a Maryland corporation, and the parties listed on Schedule A (each a “Manager” and collectively, “Managers”) and the parties listed on Schedule B (each an “Owner” and collectively, “Owners”).

RECITALS:

Contemporaneously with this Agreement, each Owner has entered into an Amended and Restated Management Agreement dated as of the Effective Date with a Manager, as listed on Schedule C (each a “Management Agreement” and collectively, the “Management Agreements”) with respect to the real estate and personal property described in Schedule C opposite such Owner’s name which is operated as a full service or a limited service hotel (each a “Hotel” and collectively, the “Hotels”).

Owners and Managers have previously entered into a Pooling Agreement, dated as of April 23, 2012 (as amended as of the date hereof, the “Prior Pooling Agreement”), pursuant to which the working capital for each of the Hotels and all revenues and reserves from operation of each of the Hotels are pooled for purposes of paying operating expenses of the Hotels, fees and other amounts due to Managers and Owners, and each Manager and each Owner desire to amend and restate the terms and provisions of the Prior Pooling Agreement in their entirety and replace them with the terms and provisions of this Agreement effective as of 12.01 a.m. on the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, each Owner and each Manager agree as follows:

ARTICLE I
DEFINED TERMS

1.01.                     Definitions.  Capitalized terms used, but not otherwise defined in this Agreement shall have the meanings given to such terms in the Management Agreements. The following capitalized terms as used in this Agreement shall have the meanings set forth below:

“Additional Hotel” is defined in Section 7.01.

“Additional Owner” is defined in Section 7.01.

“Agreement” is defined in the Preamble.

“Aggregate Additional Manager Advances” means the sum of Additional Manager Advances under all Management Agreements.

“Aggregate Annual Operating Statement” is defined in Article IV.

“Aggregate Base Management Fee” means an amount equal to 3% of the Aggregate Gross Revenues attributable to full service Hotels and 5% of the Aggregate Gross Revenues attributable to limited service Hotels.

“Aggregate Deductions” means the sum of Deductions of the Hotels.

“Aggregate FF&E Reserve Deposit” means, with respect to each Year or portion thereof, an amount equal to five percent (5%) of Aggregate Gross Revenues of the Non-Sale Hotels.

“Aggregate Gross Room Revenues” means the sum of Gross Room Revenues of the Hotels.

“Aggregate Gross Revenues” means the sum of Gross Revenues of the Hotels.

“Aggregate Incentive Management Fee” means, with respect to each Year or portion thereof, an amount equal to twenty percent (20%) of Aggregate Operating Profit remaining after deducting amounts paid or payable in respect of Aggregate Owner’s Priority, Aggregate Reimbursable Advances and the Aggregate FF&E Reserve Deposit for such Year or portion thereof.

“Aggregate Invested Capital” means the sum of the Invested Capital for each of the Hotels.

“Aggregate Monthly Statement” is defined in Article IV.

“Aggregate Operating Profit” means an amount equal to Aggregate Gross Revenues less Aggregate Deductions.

“Aggregate Owner Advances” means the sum of Owner Advances under all Management Agreements.

“Aggregate Owner’s Priority” means for each Year or portion thereof an amount equal to eight percent (8%) of Aggregate Invested Capital.

“Aggregate Owner’s Residual Payment” means, with respect to each Year or portion thereof an amount equal to Aggregate Operating Profit remaining after deducting amounts paid or payable in respect of Aggregate Owner’s Priority, Aggregate Reimbursable Advances, the Aggregate FF&E Reserve Deposit and the Aggregate Incentive Management Fee for such Year.

“Aggregate Reservation Fee” means for each Year or portion thereof an amount equal to one and one-half percent (1.5%) of Aggregate Gross Room Revenues.

“Aggregate Reimbursable Advances” means the sum of Reimbursable Advances of the Hotels.
“Aggregate System Fee” means with respect to each Year or portion thereof an amount equal to one and one-half percent (1.5%) of Aggregate Gross Revenues.

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“Effective Date” is defined in the Preamble.

“Hotel” and “Hotels” are defined in the Recitals.

“Landlord(s)” means the owner of the Hotel(s) set forth on Exhibit B.

“Management Agreement” and “Management Agreements” are defined in the Recitals.

“Manager” and “Managers” are defined in the Preamble.

“Non-Sale Hotel” means the Hotels identified on Schedule C as “Non-Sale Hotels” together with any Hotel that becomes subject to this Agreement after the Effective Date.

“Owner” and “Owners” are defined in the Preamble.

“Pooled FF&E Reserves” is defined in Section 6.01.B.

“Pooled FF&E Reserve Account” is defined in Section 6.01.B.

“Prior Pooling Agreement” is defined in the Recitals.

“Sale Hotels” means the Hotels identified on Schedule C as “Sale Hotels”.

“Tested Hotels” means for any Year, all Hotels other than (i) any Sale Hotel, (ii) any Hotel for which a Management Agreement (including any Prior Management Agreement) has not been in effect for at least eighteen (18) months as of January 1 of such Year, (iii) any Hotel undergoing a Major Renovation in such Year, and (iv) any Hotel as to which a Major Renovation was substantially completed less than twelve (12) months prior to January 1 of such Year.

ARTICLE II
GENERAL

The parties agree that so long as a Hotel is subject to this Agreement, all Working Capital and all Gross Revenues of such Hotel shall be pooled pursuant to this Agreement and disbursed to pay all Aggregate Deductions, fees and other amounts due to Managers and Owners (not including amounts due pursuant to Section 11.20 of the Management Agreements) with respect to the Hotels and that the corresponding provisions of each Management Agreement shall be superseded as provided in Section 3.03; provided, however, Working Capital contributed on or after the Effective Date in respect of a Non-Sale Hotel under Section 4.05 of the Management Agreement for such Non-Sale Hotel shall only be used for Working Capital for the Non-Sale Hotels. Furthermore, the Pooled FF&E Reserves shall only be made available to pay amounts that would be payable from the FF&E Reserves for individual Non-Sale Hotels under Section 5.05 of the Management Agreements for the Non-Sale Hotel and shall be applied before payment is made from any Owner’s or Landlord’s other funds in accordance therewith. The parties further agree that if Manager gives a notice of non-renewal of the Term with respect to any Non-

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Sale Hotel, it shall be deemed to be a notice of termination or non-renewal with respect to all Management Agreements.

ARTICLE III
PRIORITIES FOR
DISTRIBUTION OF AGGREGATE GROSS REVENUES

3.01.                     Priorities for Distribution of Aggregate Gross Revenues.  Aggregate Gross Revenues shall be distributed in the following order of priority:

A.	First, to pay all Aggregate Deductions (excluding the Aggregate Base Management Fee, the Aggregate Reservation Fee and the Aggregate System Fee);

B.	Second, to Managers, an amount equal to the Aggregate Base Management Fee, the Aggregate Reservation Fee and the Aggregate System Fee;

C.	Third, to Owners, an amount equal to Aggregate Owner’s Priority;

D.
Fourth, pari passu, to (i) Owners, in an amount necessary to reimburse Owners for all Aggregate Owner Advances which have not yet been repaid pursuant to this Section 3.01, and (ii) to Managers, in an amount necessary to reimburse Managers for all Aggregate Additional Manager Advances which have not yet been repaid pursuant to this Section 3.01. If at any time the amounts available for distribution to Owners and Managers pursuant to this Section 3.01 are insufficient (a) to repay all outstanding Aggregate Owner Advances, and (b) all outstanding Aggregate Additional Manager Advances, then Owners and Managers shall be paid from such amounts the amount obtained by multiplying a number equal to the amount of the funds available for distribution by a fraction, the numerator of which is the sum of all outstanding Aggregate Owner Advances, or all outstanding Aggregate Additional Manager Advances, as the case may be, and the denominator of which is the sum of all outstanding Aggregate Owner Advances plus the sum of all outstanding Aggregate Additional Manager Advances;

E.	Fifth, to the Pooled FF&E Reserve Account, an amount equal to the Aggregate FF&E Reserve Deposit;

F.	Sixth, to Managers, an amount equal to the Aggregate Incentive Management Fee; and

G.	Finally, to Owners, the Aggregate Owner’s Residual Payment.

3.02.                     Timing of Payments.

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A.     Payment of the Aggregate Deductions, excluding the Aggregate Base Management Fee, the Aggregate Reservation Fee and the Aggregate System Fee, shall be made in the ordinary course of business. The Aggregate Base Management Fee, the Aggregate Reservation Fee, the Aggregate System Fee, the Aggregate Owner’s Priority, the Aggregate FF&E Reserve Deposit, the Aggregate Incentive Management Fee and the Aggregate Owner’s Residual Payment shall be paid on or before the twentieth (20th) day after the end of each calendar month, based upon Aggregate Gross Revenues or Aggregate Gross Room Revenues, as the case may, be for such month as reflected in the Aggregate Monthly Statement for such month. The Aggregate Owner’s Priority shall be determined based upon Aggregate Invested Capital most recently reported to Managers by Owners. If any installment of the Aggregate Base Management Fee, the Aggregate Reservation Fee, the Aggregate System Fee or the Aggregate Owner Priority is not paid when due, it shall accrue interest at the Interest Rate. Calculations and payments of the Aggregate FF&E Reserve Deposit, the Aggregate Incentive Management Fee and/or the Aggregate Owner’s Residual Payment with respect to each calendar month within a calendar year shall be accounted for cumulatively based upon the year-to-date Aggregate Operating Profit as reflected in the Aggregate Monthly Statement for such calendar month and shall be adjusted to reflect distributions for prior calendar months in such year. Additional adjustments to all payments will be made on an annual basis based upon the Aggregate Annual Operating Statement for the Year and any audit conducted pursuant to Section 4.02 of the Management Agreements.

B.     Subject to Section 3.02.C, if the portion of Aggregate Gross Revenues to be distributed to Managers or Owners pursuant to Section 3.01 is insufficient to pay amounts then due in full, any amounts left unpaid shall be paid from and to the extent of Aggregate Gross Revenues available therefor at the time distributions are made in successive calendar months until such amounts are paid in full, together with interest thereon, if applicable, and such payments shall be made from such available Aggregate Gross Revenues in the same order of priority as other payments made on account of such items in successive calendar months.

C.     Other than with respect to Aggregate Reimbursable Advances, calculations and payments of the fees and other payments in Section 3.01 and distributions of Aggregate Gross Revenues within a Year shall be accounted for cumulatively within a Year, but shall not be cumulative from one Year to the next. Calculations and payments of Aggregate Reimbursable Advances shall be accounted for cumulatively within a Year, and shall be cumulative from one Year to the next.

D.     The Aggregate Owner’s Priority, the Pooled FF&E Reserves and the Aggregate Owner’s Residual Payment shall be allocated among Owners as Owners shall determine in their sole discretion and Managers shall have no responsibility or liability in connection therewith. The Aggregate Incentive Management Fee, Aggregate Base Management Fee, the Aggregate Reservation Fee and the Aggregate System Fee shall be allocated among Managers as Managers shall determine in their sole discretion and Owners shall have no responsibility or liability in connection therewith.

3.03.                     Relationship with Management Agreements.  For as long as this Agreement is in effect with respect to a Hotel, the provisions of Section 3.01 and 3.02 shall

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supersede Sections 3.02 and 3.03 of the Management Agreement then in effect with the applicable Hotel.

ARTICLE IV
FINANCIAL STATEMENTS

Managers shall prepare and deliver the following financial statements to Owners:

(a)                            Within fifteen (15) days after the close of each calendar month, Managers shall deliver an accounting to Owners showing Aggregate Gross Revenues, Aggregate Gross Room Revenues, occupancy percentage and average daily rate, Aggregate Deductions, Aggregate Operating Profit, and applications and distributions thereof for the preceding calendar month and year-to-date (“Aggregate Monthly Statement”).

(b)                            Within forty-five (45) days after the end of each Year, Managers shall deliver to Owners and Landlords a statement (the “Aggregate Annual Operating Statement”) in reasonable detail summarizing the operations of the Hotels for the immediately preceding Year and an Officer’s Certificate setting forth the totals of Aggregate Gross Revenues, Aggregate Deductions, and the calculation of the Aggregate Incentive Management Fee and Aggregate Owner’s Residual Payment for the preceding Year and certifying that such Aggregate Annual Operating Statement is true and correct. Managers and Owners shall, within ten (10) Business Days after Owner’s receipt of such statement, make any adjustments, by cash payment, in the amounts paid or retained for such Year as are required because of variances between the Aggregate Monthly Statements and the Aggregate Annual Operating Statement. Any payments shall be made together with interest at the Interest Rate from the date such amounts were due or paid, as the case may be, until paid or repaid. The Aggregate Annual Operating Statement shall be controlling over the Aggregate Monthly Statements and shall be final, subject to adjustments required as a result of an audit requested by Owners or Landlords pursuant to Section 4.02.B of the Management Agreements.

(c)                             Managers shall also prepare and deliver such other statements or reports as any Owners may, from time to time, reasonably request.

The financial statements delivered pursuant to this Article IV are in addition to any financial statements required to be prepared and delivered pursuant to the Management Agreements.

ARTICLE V
PORTFOLIO PERFORMANCE TEST

 5.01                      Portfolio Performance Test. Notwithstanding the provisions of ARTICLE II of the Management Agreements:

A.     An Owner will not be permitted to exercise its right to terminate a Management Agreement for a Non-Sale Hotel pursuant to Section 2.02.A of the Management Agreement for such Non-Sale Hotel unless the aggregate amount paid to Owners as Aggregate Owner’s Priority pursuant to Section 3.01.C of this Agreement in respect of the Tested Hotels during any three (3)

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of the four (4) consecutive Years immediately preceding the January 1st referenced in such Section 2.02.A is less than six percent (6%) of Aggregate Invested Capital for the Tested Hotels for such Years, with all such amounts determined annually as if the Tested Hotels for a Year were the only Hotels subject to this Agreement during such Year.

B.     If the condition set forth in Section 5.01(a) is satisfied, only a Non-Sale Hotel that is otherwise subject to termination pursuant to Section 2.02.A of its Management Agreement may be terminated and for the purposes of determining the amount of Owner’s Priority actually paid in respect of a Non-Sale Hotel under Section 3.02.C of a Management Agreement for any Year, the applicable Owner will be deemed to have received the amount that would have been paid to such Owner as the Owner’s Priority in such Year pursuant to Article 3 of such Management Agreement if such Hotel had not been subject to this Agreement.

ARTICLE VI
ACCOUNTS

6.01.                     Accounts; Pooled FF&E Reserve Account.

A.     Subject to Section 6.01.B, all Working Capital and all Gross Revenues of each of the Hotels may, until applied in accordance with this Agreement and the applicable Management Agreements, be pooled and deposited in one or more bank accounts in the name(s) of Owners designated by Managers, which accounts may, except as required by any Mortgage and related loan documentation or applicable law, be commingled accounts containing other funds owned by or managed by Managers; provided, however, Working Capital contributed on or after the Effective Date in respect of a Non-Sale Hotel under Section 4.05 of the Management Agreement shall only be used for Working Capital of the Non-Sale Hotels.

B.     Managers shall establish an interest-bearing account, in the name of Cambridge TRS, Inc., in a bank designated by Manager (and approved by Owners, such approval not to be unreasonably withheld), into which all FF&E Reserve Deposits and any other amounts to be deposited into an FF&E Reserve Account under a Management Agreement shall be paid (the “Pooled FF&E Reserve Account”). Funds on deposit in the Pooled FF&E Reserve Account (the “Pooled FF&E Reserves”) shall not be commingled with any other funds without Owners’ consent, and the Pooled FF&E Reserves shall be withdrawn from the Pooled FF&E Reserve Account and applied by Managers only to the extent they are permitted to withdraw and apply FF&E Reserves under a Management Agreement for a Non-Sale Hotel.

C.     Managers shall be authorized to access the accounts above without the approval of Owners, subject to (i) any limitation on the maximum amount of any check, if any, established between Managers and Owners as part of the Annual Operating Projections, and (ii) in the case of the Pooled FF&E Reserve Account, such other limitations as maybe set forth in the Management Agreements for the Non-Sale Hotels. One or more Owners shall be a signatory on all accounts maintained with respect to a Hotel, and Owners shall have the right to require that one or more Owners’ signature be required on all checks/withdrawals after the occurrence of a Manager Event of Default. Owners shall provide such instructions to the applicable bank(s) as are necessary to permit Managers to implement Managers’ rights and obligations under this

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Agreement. The failure of any Owner to provide such instructions shall relieve any Manager of its obligations hereunder until such time as such failure is cured.

ARTICLE VII
ADDITION AND REMOVAL OF HOTELS

7.01.                     Addition of Hotels.  At any time and from time to time, if a Manager and any Owner or any Affiliate of an Owner (an "Additional Owner") enter into a management agreement for the operation of an additional Hotel (an "Additional Hotel"), the Additional Owner may become a party to this Agreement by signing an accession agreement confirming the applicability of this Agreement to such Additional Hotel, provided if the Additional Owner is then a party to this Agreement, the Additional Hotel may be made subject to this Agreement by such Additional Owner and Manager amending and restating Schedules B and C. If an Additional Hotel is made subject to this Agreement other than on the first day of a calendar month, the parties shall include such prorated amounts of the Gross Revenues and Deductions (and other amounts as may be necessary) applicable to the Additional Hotel for such calendar month, as mutually agreed in their reasonable judgment, in the calculation of Aggregate Gross Revenues and Aggregate Deductions (and other amounts as may be necessary) for the calendar month in which the Additional Hotel became subject to this Agreement and shall make any other prorations, adjustments, allocations and changes required. Additionally, any amounts held as Working Capital for the Additional Hotel or to fund capital expenditures, if any, shall be held by Managers under this Agreement.

7.02.                     Removal of Hotels. From and after the date of termination of any Management Agreement, the Hotel managed thereunder shall no longer be subject to this Agreement. If the termination occurs on a day other than the last day of a calendar month, the parties shall exclude such prorated amounts of the Gross Revenues and Deduction (and other amounts as may be necessary) applicable to such Hotel for such calendar month, as mutually agreed in their reasonable judgment, in the calculation of Aggregate Gross Revenues and Aggregate Deductions (and other amounts as may be necessary) for the calendar month in which the termination occurred. Additionally, Owners and Managers, acting reasonably, shall mutually agree to the portion of the Aggregate Working Capital and Aggregate Gross Revenues allocable to the Hotel being removed from this Agreement and the amount of the Aggregate Working Capital, Aggregate Gross Revenues so allocated and any amounts held to fund capital expenditures, shall be remitted to the relevant Owner and the relevant Owner and relevant Manager shall make any other prorations, adjustments, allocations and changes required.

ARTICLE VIII
TERM AND TERMINATION

8.01.                     Term.  This Agreement shall continue and remain in effect indefinitely unless terminated pursuant to Section 8.02.

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8.02.                     Termination.  This Agreement may be terminated as follows:

(a)                            By the mutual consent of Managers and Owners which are parties to this Agreement.

(b)                            Automatically, if all Management Agreements terminate or expire for any reason.

(c)                             By Managers, if any or all Owners do not cure a material breach of this Agreement by any Owner or Landlord within thirty (30) days of written notice of such breach from any Manager and if such breach is not cured, it shall be an Owner Event of Default under the Management Agreements.

(d)                            By Owners, if any or all Managers do not cure a material breach of this Agreement by any Manager within thirty (30) days of written notice of such breach from any Owner and if such breach is not cured, it shall be a Manager Event of Default under the Management Agreements.

8.03.                     Effect of Termination.  Upon the termination of this Agreement, except as otherwise provided in Section 9.04.B. of the Management Agreements, Managers shall be compensated for their services only through the date of termination and all amounts remaining in any accounts maintained by Managers pursuant to Article VI, after payment of such amounts as may be due to Managers hereunder, shall be distributed to Owners. Notwithstanding the foregoing, upon the termination of any single Management Agreement, pooled funds shall be allocated as described in Section 7.02.

8.04.                     Survival.  The following Sections of this Agreement shall survive the termination of this Agreement: Section 8.03 and Article IX.

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.01.                     Notices.  All notices, demands, consents, approvals, and requests given by any party to another party hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, upon confirmation of receipt when transmitted by facsimile transmission, or on the next business day if transmitted by nationally recognized overnight courier, to the parties at the following addresses:

To Owners:

Cambridge TRS, Inc.
Two Newton Place
255 Washington Street
Newton, Massachusetts 02458
Attn:  President
Facsimile:

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To Managers:

Sonesta International Hotels Corporation
Two Newton Place
255 Washington Street
Newton, Massachusetts 02458
Attn:  President
Facsimile:

9.02.                     Applicable Law; Arbitration.  This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the Commonwealth of Massachusetts, with regard to its “choice of law” rules. Any “Dispute” (as such term is defined in the Management Agreements) under this Agreement shall be resolved through final and binding arbitration conducted in accordance with the procedures and with the effect of, arbitration as provided for in the Management Agreements.

9.03.                     Severability.  If any term or provision of this Agreement or the application thereof in any circumstance is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

9.04.                     Gender and Number.  Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

9.05.                     Headings and Interpretation.  The descriptive headings in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. References to “Section” in this Agreement shall be a reference to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by “without limitation.” The words “hereof,” “herein,” “hereby,” and “hereunder, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision unless otherwise indicated. The word “or” shall not be exclusive. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting.

9.06.                     Confidentiality of Information.  Any information exchanged between a Manager and each Owner pursuant to the terms and conditions of this Agreement shall be subject to Section 11.07 of the Management Agreements.

9.07.                     Assignment.  Neither any Manager nor any Owner may assign its rights and obligations under this Agreement to any other Person without the prior written consent of the other parties.

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9.08.                     Entire Agreement; Construction; Amendment.  With respect to the subject matter hereof, this Agreement supersedes all previous contracts and understandings between the parties and constitutes the entire Agreement between the parties with respect to the subject matter hereof. Accordingly, in the event of any conflict between the provisions of this Agreement and the Management Agreements, the provisions of this Agreement shall control, and the provisions of the Management Agreements are deemed amended and modified, in each case as required to give effect to the intent of the parties in this Agreement. All other terms and conditions of the Management Agreements shall remain in full force and effect; provided that, to the extent that compliance with this Agreement shall cause a default, breach or other violation of the Management Agreement by one party, the other party waives any right of termination, indemnity, arbitration or otherwise under the Management Agreement related to that specific default, breach or other violations, to the extent caused by compliance with this Agreement. This Agreement may not be modified, altered or amended in any manner except by an amendment in writing, duly executed by the parties hereto.

9.09.                     Third Party Beneficiaries.  The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, heirs, legal representatives or permitted assigns of each of the parties hereto and except for Landlord(s), which are intended third party beneficiaries, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

9.10.                     Prior Pooling Agreement. For the avoidance of doubt, the Prior Pooling Agreement shall continue to govern the rights and obligations of the parties with respect to periods prior to the Effective Date, and this Agreement shall govern the rights and obligations of the parties with respect to periods from and after the Effective Date.

[Signatures begin on the following page.]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with the intention of creating an instrument under seal.

Owners:

CAMBRIDGE TRS, INC.

By:
John G. Murray
President and Chief Executive Officer

HPT WACKER DRIVE TRS LLC

By:
John G. Murray
President and Chief Executive Officer

HPT CLIFT TRS LLC

By:
John G. Murray
President and Chief Executive Officer

[Signature Page to the Sonesta Pooling Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with the intention of creating an instrument under seal.

Managers:

SONESTA INTERNATIONAL HOTELS CORPORATION

By:
Carlos R. Flores
President and Chief Executive Officer

SONESTA CHICAGO LLC

By:
Carlos R. Flores
President and Chief Executive Officer

SONESTA CLIFT LLC

By:
Carlos R. Flores
President and Chief Executive Officer

[Signature Page to the Sonesta Pooling Agreement]

Schedule A

Additional Managers

Sonesta Clift LLC, a Maryland limited liability company

Sonesta Chicago LLC, a Maryland limited liability company

Schedule B

Owners

Cambridge TRS, Inc., a Maryland corporation

HPT Clift TRS LLC, a Maryland limited liability company

HPT Wacker Drive TRS LLC, a Maryland limited liability company

Schedule C
Hotels and Management Agreements

NON-SALE HOTELS:
Owner	Hotel	Landlord	Manager
Cambridge TRS, Inc.	Sonesta Hilton Head 130 Shipyard Drive Hilton Head, SC	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Royal Sonesta Cambridge 40 Edwin H. Land Boulevard Cambridge, MA 02142	HPT Cambridge LLC	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Royal Sonesta Harbor Court Baltimore 550 Light Street Baltimore, MD	Harbor Court Associates, LLC	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta Hotel Philadelphia 1800 Market Street Philadelphia, PA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Royal Sonesta Houston Hotel 2222 West Loop South Houston, TX	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Royal Sonesta New Orleans 300 Bourbon Street New Orleans, LA	Royal Sonesta, Inc.	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta Fort Lauderdale 999 North Fort Lauderdale Beach Boulevard Fort Lauderdale, FL	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta Silicon Valley 1820 Barber Lane Milpitas, CA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Royal Sonesta Chase Park Plaza 212-232 Kingshighway Boulevard St. Louis, MO	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
HPT Clift TRS LLC	The Clift Royal Sonesta Hotel 495 Geary Street San Francisco, CA	HPT Geary Properties Trust	Sonesta Clift LLC
Cambridge TRS, Inc.	The Sonesta Irvine 17941 Von Karman Avenue Irvine, CA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation

HPT Wacker Drive TRS LLC	The Royal Sonesta Chicago 71 East Wacker Drive Chicago, IL	HPT IHG-2 Properties Trust	Sonesta Chicago LLC
Cambridge TRS, Inc.	Sonesta Suites Scottsdale 7300 East Gainey Suites Drive Scottsdale, AZ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Orlando 8480 International Drive Orlando, FL	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation

SALE HOTELS:
Owner	Hotel	Landlord	Manager
Cambridge TRS, Inc.	Sonesta Gwinnett Place 1775 Pleasant Hill Road Duluth, GA	HPT Cambridge LLC	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Atlanta 760 Mt. Vernon Highway N.E. Atlanta, GA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Burlington 11 Old Concord Road Burlington, MA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Andover 4 Technology Drive Andover, MA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Parsippany 61 Interpace Parkway Parsippany, NJ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Somerset 260 Davidson Avenue Somerset, NJ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Princeton 4375 U.S. Route 1 South Princeton, NJ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Malvern 20 Morehall Road Malvern, PA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Dublin 435 Metro Place South Dublin, OH	HPTMI Properties Trust	Sonesta International Hotels Corporation

Cambridge TRS, Inc.	Sonesta ES Suites Flagstaff 3440 Country Club Drive Flagstaff, AZ	HPTMI Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Houston 5190 Hidalgo Street Houston, TX	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Columbia 8844 Columbia 100 Parkway Columbia, MD	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Charlotte 7925 Forest Pine Drive Charlotte, NC	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites St. Louis 1855 Craigshire Road St. Louis, MO	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Tucson 6477 East Speedway Boulevard Tucson, AZ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Colorado Springs 3880 North Academy Boulevard Colorado Springs, CO	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Minneapolis 3040 Eagandale Place Eagan, MN	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Omaha 6990 Dodge Street Omaha, NE	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Princeton 4225 US Highway 1 South Brunswick – Princeton, NJ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Somers Point 900 Mays Landing Road Somers Point, NJ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Cincinnati 2670 Kemper Road Sharonville, OH	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Oklahoma City 4361 West Reno Avenue Oklahoma City, OK	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation

Cambridge TRS, Inc.	Sonesta ES Suites Burlington 35 Hurricane Lane Williston, VT	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Cleveland Airport 17525 Rosbough Drive Middleburg Heights, OH	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Westlake 30100 Clemens Road Westlake, OH	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Birmingham 3 Greenhill Pkwy at U.S. Highway 280 Birmingham, AL	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Montgomery 1200 Hilmar Court Montgomery, AL	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Wilmington – Newark 240 Chapman Road Newark, DE	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Jacksonville 8365 Dix Ellis Trail Jacksonville, FL	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Ann Arbor 800 Victors Way Ann Arbor, MI	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites St. Louis – Chesterfield 15431 Conway Road Chesterfield, MO	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Cincinnati – Blue Ash 11401 Reed Hartman Highway Blue Ash, OH	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Cincinnati – Sharonville West 11689 Chester Road Cincinnati, OH	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Providence – Airport 500 Kilvert Street Warwick, RI	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Memphis 6141 Old Poplar Pike Memphis, TN	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation

Cambridge TRS, Inc.	Sonesta ES Suites Houston – NASA Clear Lake 525 Bay Area Boulevard Houston, TX	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Portland – Vancouver 8005 NE Parkway Drive Vancouver, WA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Atlanta – Perimeter Center East 1901 Savoy Drive Atlanta, GA	HPT IHG-3 Properties LLC	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Chicago – Lombard 2001 South Highland Avenue Lombard, IL	HPT IHG-3 Properties LLC	Sonesta International Hotels Corporation

EXHIBIT C
FORM OF REGISTRATION RIGHTS AGREEMENT

Execution Version

REGISTRATION RIGHTS AGREEMENT
BY AND BETWEEN

SONESTA HOLDCO CORPORATION
a Maryland corporation

AND

SERVICE PROPERTIES TRUST
a Maryland real estate investment trust

Dated as of February 27, 2020

REGISTRATION RIGHTS AGREEMENT

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This Registration Rights Agreement (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of February 27, 2020 by and between Sonesta Holdco Corporation, a Maryland corporation (the “Company”), and Service Properties Trust, a Maryland real estate investment trust (including its successors and permitted assigns, “SVC”).  Company and SVC are each referred to as a “Party” and together as the “Parties”.
RECITALS
WHEREAS, the Parties are entering into this Agreement in connection with the consummation of the transactions contemplated in that certain Transaction Agreement, dated as of the date hereof, by and between the Company and SVC (the “Transaction Agreement”);
WHEREAS, the consummation of the transactions contemplated by the Transaction Agreement on the terms set forth therein is a condition and material inducement to SVC’s entry into this Agreement; and
WHEREAS, SVC has acquired and currently holds shares of common stock, par value $0.01 per share, of the Company (“Common Shares”);
NOW, THEREFORE, in consideration of the foregoing recitals and of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:
Article I

DEFINITIONS
As used in this Agreement, the following terms shall have the following meanings:
“AAA” is defined in Section 6.4(c)(i).
“Award” is defined in Section 6.4(c)(v).
“Agreement” is defined in the preamble.
“Block Trade” means an underwritten registered offering not involving a “roadshow,” commonly known as a “block trade” or a “bought deal”.
“Business Day” means a day, other than Saturday, Sunday or other day on which banks located in Boston, Massachusetts or Baltimore, Maryland are authorized or required by Law to close.
“Chosen Courts” is defined in Section 6.4(b).
“Company” is defined in the preamble.
“Company Indemnified Parties” is defined in Section 4.2.

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“Common Shares” is defined in the recitals.
“control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.
“Covered Liabilities” is defined in Section 4.1.
“Disputes” is defined in Section 6.4(c)(i).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.
“Law” means any law, statute, ordinance, rule, regulation, directive, code or order enacted, issued, promulgated, enforced or entered by any Governmental Entity.
“Maximum Number of Shares” is defined in Section 2.1(b).
“Party” is defined in the preamble.
“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.
“Piggy-Back Registration” is defined in Section 2.1.
“Proceeding” means any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or, to the knowledge of the Person in question, investigation (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.
“Prospectus” means a prospectus or prospectus supplement included in a Registration Statement, as amended or supplemented, including all materials incorporated by reference in such prospectus or prospectus supplement.
“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document under the Securities Act and such registration statement becoming effective.
“Registration Period” means the period (a) beginning on the date hereof and (b) ending on the date and time at which SVC (including its successors and permitted assigns) no longer holds any Registrable Securities.

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“Registration Statement” means any registration statement filed by the Company with the SEC in compliance with the Securities Act for a public offering and sale of Common Shares (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity), as amended or supplemented, including all materials incorporated by reference in such registration statement.
“Registrable Securities” mean all of the Common Shares owned by SVC (including any equity securities issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization); provided, however, that Common Shares shall cease to be Registrable Securities hereunder, as of any date, when: (i) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such Registrable Securities shall have been otherwise sold pursuant to Rule 144 under the Securities Act (or any similar provisions thereunder, but not Rule 144A) and new certificates (or notations in book-entry form) for them not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent public distribution of them shall not require registration under the Securities Act; (iii) such Registrable Securities are saleable immediately in their entirety without condition or limitation pursuant to Rule 144 under the Securities Act; or (iv) such Registrable Securities shall have ceased to be outstanding.
“Rules” is defined in Section 6.4(c)(i).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
“Shelf Offering” is defined in Section 3.2.
“Shelf Registration” is defined in Section 3.2
“Stockholders Agreement” means that certain Stockholders Agreement, dated as of the date hereof, by and among the Company, SVC, Adam D. Portnoy and Diane Portnoy, as Trustee of the Diane Portnoy 2019 Revocable Trust, as in effect from time to time.
“SVC” is defined in the preamble.
“SVC Indemnified Parties” is defined in Section 4.1.
“Transaction Agreement” is defined in the recitals.
“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering.

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Article II

REGISTRATION RIGHTS
Section 2.1    Piggy-Back Registration.
(a)    Piggy-Back Rights. If, at any time during the Registration Period, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Shares, or securities or other obligations exercisable or exchangeable for, or convertible into, Common Shares, by the Company for its own account or for any other stockholder of the Company for such stockholder’s account, other than a Registration Statement (i) filed in connection with any employee benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt securities convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) for a Block Trade or (vi) filed on Form S-4 (or successor form), then the Company shall (x) give written notice of such proposed filing to SVC as soon as practicable but in no event less than ten (10) Business Days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, of the offering and (y) offer to SVC in such notice the opportunity to register the sale of such number of its Registrable Securities as SVC may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”). If SVC so requests to register the sale of some of its Registrable Securities, the Company shall cause such Registrable Securities to be included in the Registration Statement and shall use commercially reasonable efforts to cause the managing Underwriter(s) of the proposed underwritten offering to permit the Registrable Securities requested to be included in the Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and other stockholders of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If the Piggy-Back Registration involves one or more Underwriters, SVC shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Piggy-Back Registration by the Company, complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, securities escrow agreements and other documents reasonably required or which are otherwise customary under the terms of such underwriting agreement and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement or such information that is otherwise customary.
(b)    Reduction of Offering. If the managing Underwriter(s) for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities that the dollar amount or number of Common Shares or other securities which the Company desires to sell, taken together with Common Shares or other securities, if any, as to which registration has been requested pursuant to written contractual arrangements with SVC and other Persons, the Registrable Securities as to which registration has been requested under this Section 2.1, and the Common Shares or other securities, if any, as to which registration has been requested pursuant to the written contractual demand or piggy-back registration rights of other stockholders of the Company, exceeds the maximum dollar amount or maximum number of Common Shares or other securities that can be sold in such offering without adversely affecting the

6

proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of Common Shares or other securities, as applicable, the “Maximum Number of Shares”), then the Company shall include in any such registration: (x) first, the shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (y) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (x), the shares or other securities, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of Common Shares or other securities which each such person has actually requested to be included in such registration, regardless of the number of shares or other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares.
(c)    Withdrawal. SVC may elect to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw no later than the time at which the public offering price and underwriters’ discount are determined with the Underwriter(s). The Company may also elect to withdraw from a registration at any time no later than the time at which the public offering price and underwriters’ discount are determined with the Underwriter(s). If SVC’s withdrawal is based on (i) the Company’s failure to comply with its obligations under this Agreement or (ii) a reduction pursuant to Section 2.1(b) of twenty-five percent (25%) or more of the number of Registrable Securities which SVC has requested be included in the Piggy-Back Registration, the Company shall pay or reimburse all expenses otherwise payable or reimbursable by SVC in connection with such Piggy-Back Registration pursuant to Section 3.3.
Article III

REGISTRATION PROCEDURES
Section 3.1    Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities owned by SVC pursuant to Article II, the Company shall use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:
(a)    Copies. If SVC has included Registrable Securities in a registration, the Company shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish to SVC and its counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case, including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as SVC or counsel for SVC may reasonably request in order to facilitate the disposition of the Registrable Securities included in such registration.
(b)    Amendments and Supplements. If SVC has included Registrable Securities in a registration, the Company shall prepare and file with the SEC such amendments,

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including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until the earlier of the time that (i) all Registrable Securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days, plus any period during which any such disposition is interfered with by any stop order or injunction of the SEC or any Governmental Entity), (ii) the applicable offering has been terminated or withdrawn, (iii) such securities have been withdrawn or (iv) such securities have ceased to be Registrable Securities.
(c)    Notification. If SVC has included Registrable Securities in a registration, after the filing of the Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify SVC of such filing, and shall further notify SVC promptly and confirm such notification in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and the Company shall use reasonable best efforts to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the light of the circumstances under which they were made) not misleading, and promptly make available to SVC any such supplement or amendment; except that before filing with the SEC a Registration Statement or Prospectus or any amendment or supplement thereto, not including Exchange Act filings or any documents or filings incorporated by reference, the Company shall furnish to SVC and to its counsel, copies of all such documents proposed to be filed sufficiently in advance of filing to provide SVC and its counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which SVC or its counsel shall reasonably object.
(d)    State Securities Laws Compliance. If SVC has included Registrable Securities in a registration, the Company shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as SVC (in light of the intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other federal or state authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable SVC to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(d) or subject itself to taxation in any such jurisdiction.

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(e)    Agreements for Disposition. If SVC has included Registrable Securities in a registration, (i) the Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and use commercially reasonable efforts to take such other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities and (ii) the representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of SVC. For the avoidance of doubt, SVC may not require the Company to accept terms, conditions or provisions in any such agreement which the Company determines are not reasonably acceptable to the Company, notwithstanding any agreement to the contrary herein. SVC shall not be required to make any representations or warranties in the underwriting agreement except as reasonably requested by the Underwriters or the Company and, if applicable, with respect to SVC’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with SVC’s material agreements and organizational documents, and with respect to written information relating to SVC that SVC has furnished in writing expressly for inclusion in such Registration Statement, in each case, as applicable to SVC. SVC, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are reasonable and customarily contained in agreements of that type.
(f)    Cooperation. The Company shall reasonably cooperate in any offering of Registrable Securities under this Agreement, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors. SVC shall reasonably cooperate in the preparation of the Registration Statement and other documents relating to any offering in which it includes securities pursuant to this Agreement. If SVC has included, or made a request to include, Registrable Securities in a registration, SVC shall also furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method(s) of disposition of such securities as the Company and/or its counsel shall reasonably request in order to assure full compliance with applicable provisions of the Securities Act and the Exchange Act in connection with the registration of the Registrable Securities.
(g)    Records. If SVC has included Registrable Securities in a registration, upon reasonable notice and during normal business hours, subject to the Company receiving any customary confidentiality undertakings or agreements, the Company shall make available for inspection by SVC, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by SVC or any Underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and shall cause the Company’s officers, directors and employees to supply all information reasonably requested by SVC in connection with such Registration Statement.
(h)    Opinions and Comfort Letters. If SVC has included Registrable Securities in a registration, the Company shall use commercially reasonable efforts to furnish to SVC executed copies of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any

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Underwriter; provided, however, that counsel to the Underwriter shall have exclusive authority to negotiate the terms thereof. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to SVC, at any time that SVC elects to use a Prospectus in connection with an offering of SVC’s Registrable Securities, an opinion of counsel to the Company to the effect that the Registration Statement containing such Prospectus has been declared effective, that no stop order is in effect, and such other matters as the Persons holding a majority of the Registrable Securities subject to the registration may reasonably request as would customarily have been addressed in an opinion of counsel to the Company delivered to an Underwriter.
(i)    Earning Statement. The Company shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make generally available to SVC, as soon as practicable, an earning statement satisfying the provisions of Section 11(a) of the Securities Act, provided that the Company will be deemed to have complied with this Section 3.1(i) if the earning statement satisfies the provisions of Rule 158 under the Securities Act.
(j)    Listing. The Company shall use commercially reasonable efforts to cause all Registrable Securities of SVC included in any registration to be listed on such exchange or otherwise designated for trading in the same manner as the similar shares of the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to SVC.
Section 3.2    Shelf Offering. In the event that a Registration Statement with respect to a Registration Statement on Form S-3 to sell securities in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (a “Shelf Registration”) is effective, SVC may make a written request to sell pursuant to an offering (including an underwritten offering) its Registrable Securities available for sale pursuant to such Registration Statement (a “Shelf Offering”) so long as such Registration Statement remains in effect and to the extent permitted under the Securities Act. Any written request for a Shelf Offering shall specify the number of Registrable Securities owned by SVC proposed to be sold and the intended method(s) of distribution thereof. Upon receipt of a written request of SVC for a Shelf Offering, the Company shall, as expeditiously as possible, use its commercially reasonable efforts to facilitate such Shelf Offering.
Section 3.3    Registration Expenses. Except to the extent expressly provided by Section 2.1(c) or in connection with a Piggy-Back Registration relating to a registration by the Company on its own initiative (and not as a result of any other Person’s right to cause the Company to file, cause and effect a registration of Company securities) and for the Company’s own account (in which case the Company will pay all customary costs and expenses of registration), if SVC has included Registrable Securities in a registration, SVC shall pay, or promptly reimburse the Company for, its pro rata share of all customary costs and expenses incurred in connection with any Piggy-Back Registration pursuant to Section 2.1, such pro rata share to be in proportion to the number of shares SVC is selling, after giving effect to any reduction pursuant to Section 2.1(b), in such Piggy-Back Registration relative to the total number of shares being sold in the registration, of all customary costs and expenses incurred in connection with such registration, in each case whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” Laws (including fees and

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disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) fees imposed by the Financial Industry Regulatory Authority, Inc.; and (v) fees and disbursements of counsel for the Company and fees and expenses for independent registered public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1(h)). The Company shall have no obligation to pay for the fees and expenses of counsel representing SVC in any Piggy-Back Registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by SVC, which underwriting discounts or selling commissions shall be borne solely by SVC. For the avoidance of doubt, SVC shall have no obligation to pay any underwriting discounts or selling commissions attributable to the shares being sold by any other Person. Additionally, in an underwritten offering, SVC, the Company and any other Person whose Common Shares or other securities are included in the offering shall bear the expenses of the Underwriter(s) pro rata in proportion to the respective amount of shares each is selling in such offering. For the avoidance of doubt, SVC shall have no obligation to pay, and the Company shall bear, all internal expenses of the Company (including, without limitation, all fees, salaries and expenses of its officers, employees and management) incurred in connection with performing or complying with the Company’s obligations under this Agreement.
Section 3.4    Information. SVC shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments and supplements thereto, in order to effect the registration of any of its Registrable Securities under the Securities Act pursuant to this Agreement and in connection with the Company’s obligation to comply with federal and applicable state securities Laws.
Section 3.5    SVC Obligations. SVC may not participate in any underwritten offering pursuant to this Agreement unless SVC (i) agrees to only sell Registrable Securities on the basis reasonably provided in any underwriting agreement and (ii) completes, executes and delivers any and all questionnaires, lock-up agreements, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably or customarily required by or under the terms of any underwriting agreement or as reasonably requested by the Company or the Underwriter(s) for such underwritten offering.
Section 3.6    Lock-Up in an Underwritten Public Offering. If requested by the Underwriter(s) of a registered underwritten public offering of securities of the Company, SVC will enter into a lock-up agreement in customary form pursuant to which it shall agree not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, dispose of or hedge, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Common Shares or other securities of the Company or any securities convertible into or exercisable or exchangeable for Common Shares or other securities of the Company or take such other action with respect to the Common Shares as specified in such lock-up agreement (except as part of such registered underwritten public offering or as otherwise permitted by the terms of such lock-up agreement) for a lock-up period that is customary for such an offering.

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Article IV

INDEMNIFICATION
Section 4.1    Indemnification by the Company. The Company shall, to the extent permitted by applicable Law, indemnify and hold harmless SVC, its subsidiaries, their trustees, directors, officers, employees, representatives and agents in their capacity as such and each Person, if any, who controls SVC within the meaning of the Securities Act or the Exchange Act, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “SVC Indemnified Parties”) from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including liabilities for all reasonable attorneys’, accountants’, and experts’ fees and expenses (collectively, “Covered Liabilities”), suffered, directly or indirectly, by any SVC Indemnified Party by reason of or arising out of any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement under which the sale of Registrable Securities owned by SVC was registered under the Securities Act (or any amendment thereto), or any Prospectus, preliminary Prospectus, or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) relating to such Registration Statement, or any amendment thereof or supplement thereto, or by reason of or arising out of the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made), not misleading; provided, however, that (i) the Company will not be liable in any such case to the extent that any such Covered Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company by or on behalf of SVC expressly for use in such document or documents and (ii) the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such Covered Liability if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). The indemnity in this Section 4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of any SVC Indemnified Person. For the avoidance of doubt, the Company and its subsidiaries are not “SVC Indemnified Parties.”
Section 4.2    Indemnification by SVC. SVC shall, to the extent permitted by applicable Law, indemnify and hold harmless the Company, its subsidiaries, each of their respective directors, trustees, officers, employees, representatives and agents, in their capacity as such and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Company Indemnified Parties”) from and against any and all Covered Liabilities suffered, directly or indirectly, by any Company Indemnified Party by reason of or arising out of any untrue statement or alleged untrue statement or omission or alleged omission contained or incorporated by reference in the Registration Statement under which the sale of Registrable Securities owned by SVC was registered under the Securities Act (or any amendment thereto), or any Prospectus, preliminary Prospectus, or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) related to such Registration Statement or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished to the Company by SVC

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expressly for use therein; provided, however, that (i) the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such Covered Liability if such settlement is effected without the consent of SVC (which consent shall not be unreasonably withheld), and (ii) in no event shall the total amounts payable in indemnity by SVC under this Section 4.2 exceed the proceeds (less underwriting discounts, fees and selling commissions, if any, if an underwritten offering) received by SVC in the registered offering out of which such Covered Liability arises. The indemnity in this Section 4.2 shall remain in full force and effect regardless of any investigation made by or on behalf of any the Company Indemnified Person. For the avoidance of doubt, SVC is not a “Company Indemnified Party.”
Section 4.3    Contribution. If the indemnification provided for in Section 4.1 or Section 4.2 is unavailable, because it is prohibited or restricted by applicable Law, to an indemnified party under either such Section in respect of any Covered Liabilities referred to therein, then in order to provide for just and equitable contribution in such circumstances, each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Covered Liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the untrue statement or omission, or alleged untrue statement or omission, which resulted in such Covered Liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and SVC agree that it would not be just and equitable if contribution pursuant to this Section 4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.3. For the avoidance of doubt, the amount paid or payable by an indemnified party as a result of the Covered Liabilities referred to in this Section 4.3 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending, settling or satisfying any such Covered Liability. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
Section 4.4    Certain Limitations, Etc. The amount of any Covered Liabilities for which indemnification is provided under this Agreement shall be net of (i) any amounts actually recovered or recoverable by the indemnified parties under insurance policies and (ii) other amounts actually recovered by the indemnified party from third parties, in the case of (i) and (ii), with respect to such Covered Liabilities. Any indemnifying party hereunder shall be subrogated to the rights of the indemnified party upon payment in full of the amount of the relevant indemnifiable loss. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto. If any indemnified party recovers an amount from a third party in respect of an indemnifiable loss for which indemnification is provided in this Agreement after the full amount of such indemnifiable loss has been paid by an indemnifying party or after an indemnifying party has made a partial payment of such indemnifiable loss and the amount received from the third

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party exceeds the remaining unpaid balance of such indemnifiable loss, then the indemnified party shall promptly remit to the indemnifying party the excess of (i) the sum of the amount theretofore paid by such indemnifying party in respect of such indemnifiable loss plus the amount received from the third party in respect thereof, less (ii) the full amount of such Covered Liabilities.
Article V

UNDERWRITING AND DISTRIBUTION
Section 5.1    Rule 144. Following such time as the Company is required to file reports under the Exchange Act, the Company covenants that it shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as SVC may reasonably request, all to the extent required from time to time to enable SVC to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, or any similar provision thereto, but not Rule 144A.
Article VI

MISCELLANEOUS

Section 6.1    Notices.  All notices and other communications in connection with this Agreement shall be in writing and shall be considered given if given in the manner, and be deemed given at times, as follows:  (i) on the date delivered, if personally delivered; (ii) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (iii) on the next Business Day after being sent by recognized overnight mail service specifying next Business Day delivery, in each case with delivery charges pre-paid and addressed to the following addresses:
(a)    If to SVC, to:
Service Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attention: John G. Murray
President and Chief Executive Officer
Email: jmurrray@svcreit.com

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with a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attention: Lindsey A. Getz
Email: lgetz@sullivanlaw.com

(b)    If to the Company, to:
Sonesta Holdco Corporation
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attention: Jennifer B. Clark
Secretary
Email:      jclark@rmrgroup.com

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
Wilmington, Delaware 19899
Attention: Faiz Ahmad
Email: faiz.ahmad@skadden.com

Section 6.2    Assignment; Successors; Third Party Beneficiaries.  Except as set forth in this Section 6.2, this Agreement and the rights, interests and obligations of the Parties hereunder may not be assigned, transferred or delegated.  This Agreement and the rights, interests and obligations of a Party hereunder may be assigned, transferred or delegated by the Party to a Person who succeeds to all or substantially all the assets of the Party, which successor or Person agrees in a writing delivered to the other Party to be subject to and bound by all interests and obligations set forth in this Agreement.  This Agreement and the rights, interests and obligations of SVC and its Permitted Transferees (as defined in the Stockholders Agreement) hereunder may be assigned, transferred or delegated by such Persons to a Person who acquires all or any portion of the Registrable Securities owned by such Persons; provided, that (i) such assignment, transfer or delegation relates to at least ten percent (10%) of the Registrable Securities then owned by SVC and its Permitted Transferees, (ii) such assignment, transfer or delegation is in compliance with the terms and conditions of the Stockholders Agreement, if applicable, and applicable securities laws, and (iii) such Person agrees in a writing delivered to the Company to be subject to and bound by all interests and obligations set forth in this Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.  Except as expressly provided in Article IV and Section 6.4(c), this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the Parties any rights or remedies under this Agreement.

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Section 6.3    Prior Negotiations; Entire Agreement.  This Agreement and the Transaction Agreement (including the documents and instruments referred to in this Agreement or the Transaction Agreement or entered into in connection therewith) constitute the entire agreement of the Parties and supersede all prior agreements, arrangements or understandings, whether written or oral, between the Parties with respect to the subject matter of this Agreement.
Section 6.4    Governing Law; Venue; Arbitration.
(a)    Governing Law.  This Agreement and any Dispute, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Maryland without regard to principles of conflicts of law.
(b)     Venue.  Each Party agrees that it shall bring any Proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the courts of the State of Maryland and the Federal courts of the United States, in each case, located in the City of Baltimore (the “Chosen Courts”).  Solely in connection with claims arising under this Agreement or the transactions contemplated hereby, each Party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) agrees not to commence any such Proceeding except in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Chosen Courts, (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding and (v) agrees that service of process upon such Party in any such Proceeding shall be effective if notice is given in accordance with Section 6.1.  Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.  A final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  Notwithstanding anything herein to the contrary, if a demand for arbitration of a Dispute is made pursuant to Section 6.4(c), this Section 6.4(b) shall not pre-empt resolution of the Dispute pursuant to Section 6.4(c).
(c)    Dispute Resolution.
(i)    Disputes. Any disputes, claims or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including any disputes, claims or controversies brought by or on behalf of a Party hereto, a direct or indirect parent of a party, or any holder of equity interests (which, for purposes of this Section 6.4(c), shall mean any holder of record or any beneficial owner of equity interests, or any former holder of record or beneficial owner of equity interests) of a Party, either on its own behalf, on behalf of a Party or on behalf of any series or class of equity interests of a Party or holders of any equity interests of a Party against a Party or any of their respective trustees, directors, members, officers, managers (including The RMR Group LLC or its parent and their respective successor), agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance, application or enforcement of this Agreement, including the agreements set forth in this Section 6.4(c), or the governing documents of a Party (all of which are referred to as “Disputes”), or relating

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in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) then in effect, except as those Rules may be modified in this Section 6.4(c).  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the trustees, directors, officers or managers of a Party and class actions by a holder of equity interests against those Persons and a Party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

(ii)    Selection of Arbitrators. There shall be three (3) arbitrators.  If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of a demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date the AAA provides such list to select one (1) of the three (3) arbitrators proposed by the AAA.  If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by the AAA to be the second (2nd) arbitrator; and, if they should fail to select the second (2nd) arbitrator by such time, the AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator.  The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator.  If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

(iii)    Location of Arbitration. Any arbitration hearings shall be held in Boston, Massachusetts, unless otherwise agreed by the parties, but the seat of arbitration shall be Maryland.

(iv)    Scope of Discovery. There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.  For the avoidance of doubt, it is intended that there shall be no depositions and

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no other discovery other than limited documentary discovery as described in the preceding sentence.

(v)    Arbitration Award.    In rendering an award or decision (an “Award”), the arbitrators shall be required to follow the Laws of the State of Maryland, without regard to principles of conflicts of law.  Any arbitration proceedings or Award rendered hereunder, and the validity, effect and interpretation of the agreements set forth in this Section 6.4(c) shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  An Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of Law on which it is based.  Any monetary Award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Subject to Section 6.4(c)(vii), each party against which an Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of such Award or such other date as such Award may provide.

(vi)    Costs.     Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties thereto, to the maximum extent permitted by Maryland Law, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an Award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s Award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.

(vii)    Appeals. Notwithstanding any language to the contrary in this Agreement, any Award, including but not limited to any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”).  An Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired.  Appeals must be initiated within thirty (30) days of receipt of an Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof.  For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 6.4(c)(vi) shall apply to any appeal pursuant to this Section 6.4(c) and the appeal tribunal shall not render an Award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.

(viii)    Final Judgment. Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 6.4(c)(vii), an Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon an Award may be entered in any court having jurisdiction.  To the fullest extent permitted by Law, no application or appeal to any court of competent jurisdiction may be made in connection with

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any question of law arising in the course of arbitration or with respect to any Award made, except for actions relating to enforcement of the agreements set forth in this Section 6.4(c) or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(ix)    Intended Beneficiaries. This Section 6.4(c) is intended to benefit and be enforceable by the Parties hereto and their respective shareholders, stockholders, members, beneficial interest owners, direct and indirect parents, trustees, directors, officers, managers (including The RMR Group LLC or its parent and their respective successor), members, agents or employees and their respective successors and assigns and shall be binding on the Parties, and such Persons and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such Persons may have by contract or otherwise.

Section 6.5    Severability.  This Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. If at any time subsequent to the date hereof, any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties.
Section 6.6    Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.
Section 6.7    Construction.  Unless the context otherwise requires, as used in this Agreement:  (i) “or” is not exclusive; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) references to “written,” “in writing” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (v) words of one gender shall be construed to apply to each gender; (vi) all pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require; (vii) “Articles” and “Sections,” refer to Articles and Sections of this Agreement unless otherwise specified; (viii) “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ix) “dollars” and “$” mean United States Dollars; and (x) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.”
Section 6.8    Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance.  No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver of the part of any Party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any

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other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at Law or in equity.
Section 6.9    Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that, in addition to any other applicable remedies at Law or equity, the Parties shall be entitled to an injunction or injunctions, without proof of damages, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.
Section 6.10    Further Assurances.  At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.
Section 6.11    Exculpation.  NO TRUSTEE, OFFICER, DIRECTOR, SHAREHOLDER, MEMBER, EMPLOYEE OR AGENT OF ANY PARTY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH PARTY.  ALL PERSONS DEALING WITH SUCH PARTY IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH PARTY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.
[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

SONESTA HOLDCO CORPORATION

By:
    Carlos R. Flores
    President and Chief Executive Officer

SERVICE PROPERTIES TRUST

By:
    John G. Murray
    President and Chief Executive Officer

[Signature Page to the Sonesta Registration Rights Agreement]

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EXHIBIT D
FORM OF STOCKHOLDERS AGREEMENT

Execution Version

STOCKHOLDERS AGREEMENT
by and among
SONESTA HOLDCO CORPORATION
a Maryland corporation,
SERVICE PROPERTIES TRUST
a Maryland real estate investment trust,
ADAM D. PORTNOY
an Individual,
and
DIANE PORTNOY, AS TRUSTEE OF
THE DIANE PORTNOY 2019 REVOCABLE TRUST
a New Hampshire Trust
dated as of
February 27, 2020

i

EXHIBITS
Exhibit A–    Notice Addresses
Exhibit B    –    Form of Joinder Agreement

ii

STOCKHOLDERS AGREEMENT
This Stockholders Agreement (this “Agreement”), dated as of February 27, 2020, is entered into by and among Sonesta Holdco Corporation, a Maryland corporation (the “Company”), Service Properties Trust, a Maryland real estate investment trust (“SVC”), Diane Portnoy, as trustee of the Diane Portnoy 2019 Revocable Trust under agreement dated May 28, 2019 (the “Diane Trust”), Adam D. Portnoy, an individual residing in Boston, Massachusetts (“Adam”; the Diane Trust and Adam together, the “Initial Stockholders”) and the Permitted Transferees of the Initial Stockholders and SVC who after the date hereof acquire Company Shares (such Persons, collectively with the Initial Stockholders and SVC, the “Stockholders”).
RECITALS
WHEREAS, pursuant to that certain Transaction Agreement by and among the Company, and SVC, dated as of February 27, 2020, SVC acquired one hundred and thirty-four (134) newly issued shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”);
WHEREAS, prior to SVC’s acquisition of Company Common Stock, all of the outstanding shares of the Company Common Stock were owned by the Initial Stockholders;
WHEREAS, the Stockholders and the Company deem it in their best interests to set forth in this Agreement their respective rights and obligations in connection with certain matters related to the ownership, governance and operation of the Company;
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in this Article 1.
“AAA” has the meaning set forth in Section 8.13(a).
“Adam” has the meaning set forth in the preamble.
“Additional Company Shares” has the meaning set forth in Section 4.03(a).
“Adverse Regulatory Event” has the meeting set forth in Section 4.03(a).
“Affiliate” means with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.
“Agreement” has the meaning set forth in the preamble.
“Appellate Rules” has the meaning set forth in Section 8.13(g).
“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority, (b) any consents or approvals of any Governmental Authority and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.
“Award” has the meaning set forth in Section 8.13(e).
“Business Day” means any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by Applicable Law or executive action to close.
“Bylaws” means the bylaws of the Company as amended, modified, supplemented or restated from time to time in accordance with Applicable Law or the Charter.
“Call Acceptance Notice” has the meaning set forth in Section 3.06(b).
“Call Alternative Value” has the meaning set forth in Section 3.06(b).
“Call Alternative Value Notice” has the meaning set forth in Section 3.06(b).
“Call Exercise Period” has the meaning set forth in Section 3.06(b).
“Call Notice” has the meaning set forth in Section 3.06(a).
“Call Shares” has the meaning set forth in Section 3.06(a).
“Call Price” has the meaning set forth in Section 3.06(a).
“Call Right” has the meaning set forth in Section 3.06(a).
“Call Withdrawal Period” has the meaning set forth in Section 3.06(d)(iv).
“Change of Control” means any transaction or series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers acquiring beneficial ownership, directly or indirectly, of a majority of the then issued and outstanding voting Company Shares of the Company or (b) the sale, lease, exchange, conveyance, transfer or other disposition (for cash, equity, securities or other consideration) of all or substantially all of the property and assets of the Company and its respective Subsidiaries (if any) on a consolidated basis (including any liquidation, dissolution or

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winding up of the affairs of the Company, or any other distribution made in connection therewith), to any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers.
“Charter” means the articles of incorporation of the Company as amended, modified, supplemented or restated from time to time in accordance with Applicable Law.
“Chosen Courts” has the meaning set forth in Section 8.12.
“Company” has the meaning set forth in the preamble.
“Company Common Stock” has the meaning set forth in the recitals.
“Company Put Valuation Firm” has the meaning set forth in Section 3.07(d)(i).
“Company Shares” means the Company Common Stock, preferred stock and all other capital stock of a Company, whether voting or nonvoting, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Determined Call Price” has the meaning set forth in Section 3.06(d)(iii).
“Determined Put Price” has the meaning set forth in Section 3.07(d)(iii).
“Determined ROFO Price” has the meaning set forth in Section 3.02(f)(iii).
“Diane Trust” has the meaning set forth in the preamble.
“Director” means each director of the Company.
“Disputes” has the meaning set forth in Section 8.13(a).
“Drag-along Notice” has the meaning set forth in Section 3.03(b).
“Drag-along Participating Stockholders” has the meaning set forth in Section 3.03(a).
“Drag-along Sale” has the meaning set forth in Section 3.03(a).
“Drag-along Stockholder” has the meaning set forth in Section 3.03(a).
“Dragging Stockholders” has the meaning set forth in Section 3.03(a).
“Electing Put Party” has the meaning set forth in Section 3.07(a).
“Electing SVC Parties” has the meaning set forth in Section 3.02(a).

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“Equityholders Agreement” means that certain Equityholders Agreement, dated as of June 3, 2019, as amended February 27, 2020, among the Initial Stockholders and the other companies named therein, as such agreement may be further amended, modified, supplemented or restated in accordance with its terms.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.
“Excluded Shares” means any: (a) Company Shares issued or sold in connection with (i) a grant to any existing or prospective consultants, employees, officers or Directors pursuant to any stock option, employee stock purchase or similar equity-based plans or other compensation agreement maintained by the Company and approved by the Directors or (ii) the exercise or conversion of options to purchase Company Shares, or Company Shares issued to any existing or prospective consultants, employees, officers or Directors pursuant to any stock option, employee stock purchase or similar equity-based plans or any other compensation agreement; provided, however, that after giving effect to any grant pursuant to this clause (a), the aggregate amount of Company Shares issued, on a fully diluted basis, pursuant to this clause (a) shall not be more than fifteen percent (15%) of the outstanding Company Shares (by vote or value) on a fully diluted basis at the time of the issuance of such Company Shares; and (b) Company Shares or any equity of a Subsidiary of the Company issued or sold in connection with (i) any bona fide acquisition from a Third Party Purchaser on arms’ length terms of such Third Party Purchaser’s stock, assets, properties or business (whether by merger, acquisition of equity securities, acquisition of assets or otherwise) approved by the Directors; (ii) a Public Offering; (iii) a bona fide leasing or debt financing arrangements with a Third Party Purchaser; or (iv) a bona fide strategic alliance or transaction with any Third Party Purchaser on arms’ length terms at the time the Company Shares were issued or the right or option to acquire such Company Shares were granted.
“Exercising Pre-emptive Stockholder” has the meaning set forth in Section 4.03(d).
“Final Price” has the meaning set forth in Section 3.07(e).
“Fiscal Year” means for financial accounting purposes, the fiscal year employed from time to time by the Company.
“GAAP” means United States generally accepted accounting principles in effect from time to time.
“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Applicable Law), or any arbitrator, court or tribunal of competent jurisdiction.
“Immediate Family Member” means Adam, Diane Portnoy or any lineal descendant of Adam or Diane Portnoy (including descendants by adoption), the spouse of any lineal descendant of Adam or Diane Portnoy, the estate of any such Person, or a trust for the principal benefit of one

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or more such Persons (including a trust the principal beneficiary of which is another trust for the principal benefit of one or more such Persons).
“Information” has the meaning set forth in Section 4.02(a).
“Initial ROFO Exercise Period” has the meaning set forth in Section 3.02(d).
“Initial Stockholders” has the meaning set forth in the preamble.
“Initial Stockholder Parties” means the Initial Stockholders and their Permitted Transferees who acquire Company Shares.
“Issuance Notice” has the meaning set forth in Section 4.03(b).
“Joinder Agreement” means the joinder agreement in the form and substance of Exhibit B attached hereto.
“Joint Valuation Firm” means a mutually acceptable Third Party Valuation Firm.
“Non-Exercising Pre-emptive Stockholder” has the meaning set forth in Section 4.03(b).
“Offered Shares” has the meaning set forth in Section 3.02(c).
“Organizational Documents” means the Charter, Bylaws and any written agreement between or among any Stockholders.
“Over-allotment Exercise Period” has the meaning set forth in Section 4.03(d).
“Over-allotment Notice” has the meaning set forth in Section 4.03(d).
“Permitted Transfer” means any of the following:
(a)    the Transfer of any Company Shares by a Stockholder to one or more of its Permitted Transferees; or
(b)    a pledge of any Company Shares by SVC that creates a security interest in the pledged Company Shares pursuant to a bona fide loan or indebtedness transaction, in each case, with a third party lender that makes the loan in the ordinary course of its business, so long as SVC or one or more of its Permitted Transferees, as the case may be, continues to exercise exclusive voting control over the pledged Company Shares; provided, however, that a foreclosure on the pledged Company Shares or other action that would result in a Transfer of the pledged Company Shares to the pledgee shall not be a “Permitted Transfer” within the meaning of this paragraph (b) of this definition unless the pledgee is a Permitted Transferee.
“Permitted Transferee” means any of the following:
(a)    with respect to SVC:

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(i)    any Affiliate of SVC, which is controlled, directly or indirectly, by SVC; provided, however, that such Affiliate shall only remain a Permitted Transferee for as long as such entity is controlled, directly or indirectly, by SVC;
(ii)    any other Stockholder; or
(iii)    any entity to which The RMR Group LLC or its Subsidiaries provide management services at the time of the Permitted Transfer; and
(b)    with respect to the Initial Stockholders, any Immediate Family Member.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
“Pre-emptive Acceptance Notice” has the meaning set forth in Section 4.03(c).
“Pre-emptive Exercise Period” has the meaning set forth in Section 4.03(c).
“Pre-emptive Purchaser” has the meaning set forth in Section 4.03(b).
“Pre-emptive Stockholder” has the meaning set forth in Section 4.03(a).
“Proceeding” means any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or, to the knowledge of the Person in question, investigation (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.
“Proposed Transferee” has the meaning set forth in Section 3.04(a).
“Public Offering” means the sale of Company Common Stock by the Company to the public pursuant to a registration statement (other than a pursuant to a registration statement on Form S-4 or Form S-8 or any successor form) declared effective under the Securities Act.

“Put Alternative Value” has the meaning set forth in Section 3.07(c).
“Put Alternative Value Notice” has the meaning set forth in Section 3.07(c).
“Put Event” means a breach by the Company or any Initial Stockholder Party of Section 4.04(b) has occurred.
“Put Exercise Period” has the meaning set forth in Section 3.07(c).
“Put Notice” has the meaning set forth in Section 3.07(a).
“Put Price” has the meaning set forth in Section 3.07(a).
“Put Right” has the meaning set forth in Section 3.07(a).
“Put Shares” has the meaning set forth in Section 3.07(a).

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“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and between the Company and SVC, as such agreement may be amended, modified, supplemented or restated in accordance with its terms.
“REIT” means a Person that is an entity intending in good faith to qualify as a real estate investment trust under the Code.

“REIT Party” means each of (i) SVC together with its Subsidiaries and (ii) any Permitted Transferee of SVC that is, or is a Subsidiary of, a REIT, together with all Subsidiaries of the applicable REIT.
“Related Party Agreement” means any agreement, arrangement or understanding between the Company and its Subsidiaries, on the one hand, and any Stockholder or any Affiliate of a Stockholder (other than SVC or its Subsidiaries) or any Director, officer or employee of the Company, on the other hand, as such agreement may be amended, modified, supplemented or restated in accordance with the terms of this Agreement.
“Related Party Transaction” means any transaction between the Company and any Stockholder or any Affiliate of a Stockholder (other than SVC or its Subsidiaries) or any Director, officer or employee of the Company.
“ROFO Acceptance Notice” has the meaning set forth in Section 3.02(d).
“ROFO Alternative Value” has the meaning set forth in Section 3.02(d).
“ROFO Alternative Value Notice” has the meaning set forth in Section 3.02(d).
“ROFO Process” has the meaning set forth in Section 3.06(g).
“Rules” has the meaning set forth in Section 8.13(a).
“Sale Notice” has the meaning set forth in Section 3.04(b).
“Second ROFO Exercise Period” has the meaning set forth in Section 3.02(f)(iv).
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.
“Selling Stockholder” has the meaning set forth in Section 3.04(a).
“Subsidiary” means with respect to any Person, any other Person of which a majority of the outstanding equity interests having the power to vote for directors or managers, or comparable Persons charged with governance authority, are owned, directly or indirectly, by the first Person.
“Stockholders” has the meaning set forth in the preamble.
“SVC” has the meaning set forth in the preamble.
“SVC Offer Notice” has the meaning set forth in Section 3.02(b).

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“SVC Parties” means SVC and its Permitted Transferees who acquire Company Shares.
“SVC ROFO Price” has the meaning set forth in Section 3.02(c) .
“SVC Valuation Firm” has the meaning set forth in Section 3.06(d)(i).
“Tag-along Notice” has the meaning set forth in Section 3.04(c).
“Tag-along Participating Stockholders” has the meaning set forth in Section 3.04(a).
“Tag-along Period” has the meaning set forth in Section 3.04(a).
“Tag-along Sale” has the meaning set forth in Section 3.04(a).
“Tag-along Stockholder” has the meaning set forth in Section 3.04(a).
“Termination Event” means the termination by SVC of all of SVC’s or its Subsidiaries’ management agreements with Sonesta International Hotels Corporation, a Maryland corporation, or any of its Subsidiaries.
“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction with respect to the Company, (a) does not directly or indirectly own or have the right to acquire any outstanding Company Shares or (b) is not a Person who is or would qualify as a Permitted Transferee of any Person who directly or indirectly owns or has the right to acquire any Company Shares.
“Third Party Valuation Firm” means any independent investment bank or valuation firm with a national, established reputation for the valuation of securities.
“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Company Shares owned by a Person or any interest (including a beneficial interest) in any Company Shares owned by a Person.
“Waived ROFO Transfer Period” has the meaning set forth in Section 3.02(h).
“Waived Call Transfer Period” has the meaning set forth in Section 3.06(f).
“Withdrawal Period” has the meaning set forth in Section 3.02(f)(iv).

ARTICLE II
MANAGEMENT AND OPERATION OF THE COMPANY

Section 2.01    Voting Arrangements. In addition to any vote or consent of the Directors or Stockholders required by Applicable Law, without the approval of SVC the Company shall not,

8

and shall not enter into any commitment to, and shall not permit any of its Subsidiaries to, or enter into any commitment to:

(a)    amend, modify or waive any provision of the Charter or Bylaws or the governing documents of such Subsidiary or enter into, amend, modify or waive any provision of any written agreement among the Company and any of its stockholders or such Subsidiary and any of its equityholders (other than this Agreement which can only be amended pursuant to Section 8.10, in each case, in a manner (i) disproportionately adverse to the SVC Parties as compared to all other stockholders of the Company holding the same class of Company Shares as the SVC Parties or (ii) materially adverse to the SVC Parties (it being understood the amendment, modification, or waiver of any provision of the Charter or Bylaws or any such governing documents or the entering into, or amendment, modification or waiver of any provision of, any such agreements to permit the authorization and effect the issuance of Company Shares with preferences or priorities over the Company Common Stock shall not be deemed adverse to the SVC Parties in their capacity as holders of Company Common Stock; provided, that any amendment, modification, or waiver of any provision of the Charter or Bylaws or the governing documents of a Subsidiary or the entering into, or amendment, modification or waiver of any provision of, any agreements among the Company and any of its stockholders or a Subsidiary and any of its equityholders that would cause the Company to be in breach of, or be otherwise unable to comply with its obligations under, this Agreement or the Registration Rights Agreement shall be deemed materially adverse to the SVC Parties); or
(b)    subject to Section 2.02, enter into, amend in any material respect, waive or terminate any Related Party Agreement or Related Party Transaction other than on terms that are on an arm’s length basis and no less favorable to the Company or the relevant Subsidiary than could be obtained from an unaffiliated third party.
Section 2.02    Related Party Redemptions. The Company shall give SVC prior notice of any redemption of any Company Shares or any equity interests of any Subsidiary from any Initial Stockholder or any Immediate Family Member, which notice shall specify the proposed redemption price and any other material terms related to such proposed redemption and a current valuation of the Company Shares or equity interests proposed to be redeemed, together with reasonable supporting documentation.

ARTICLE III
TRANSFER OF INTERESTS

Section 3.01    General Restrictions on Transfer.

(a)    Except for Permitted Transfers or in accordance with the procedures described in Section 3.02, Section 3.03, Section 3.04, Section 3.06 or Section 3.07, each Stockholder agrees that it will not, directly or indirectly, voluntarily or involuntarily Transfer any of its Company Shares. Any Company Shares transferred to a Third Party Purchaser pursuant to Section 3.02, Section 3.03, Section 3.04, Section 3.06 or Section 3.07 shall cease to be subject to this Agreement.

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(b)    In addition to any legends required by Applicable Law and any legends set forth in the Organizational Documents, any certificate representing the Company Shares held by a Stockholder shall bear a legend substantially in the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”
(c)    Each Stockholder shall give notice to the Company and the other Stockholders prior to any proposed Transfer (whether or not a Permitted Transfer) of any of its Company Shares. In connection with the consummation of any Transfer by a Stockholder of any of its Company Shares (including by operation of law) to a Permitted Transferee, such Permitted Transferee shall be required to execute and deliver to the Company and each other Stockholder, a Joinder Agreement; it being understood that such Permitted Transferee shall automatically be deemed to be a party to, and shall be bound by, all of the terms and conditions of this Agreement, whether or not such Permitted Transferee has executed and delivered a Joinder Agreement.
(d)    Notwithstanding any other provision of this Agreement, but subject to Section 4.04(b), each Stockholder agrees that it will not, directly or indirectly, Transfer any of its Company Shares (i) if it would cause a violation of the Securities Act or other applicable federal or state securities laws (it being understood that, upon request by the Company, there must be delivered to the Company an opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act), (ii) if it would cause the Company or any of its Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended or (iii) if it would cause the assets of the Company or any of its Subsidiaries to be deemed plan assets as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company.
(e)    Any Transfer or attempted Transfer of any Company Shares in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books and the purported transferee in any such Transfer shall not be treated (and the purported transferor shall continue be treated) as the owner of the Company Shares for all purposes of this Agreement.
Section 3.02    Right of First Offer.

(a)    Subject to Section 3.06(g), one or more SVC Parties (the “Electing SVC Parties”) may Transfer all or any portion of their Company Shares to a Third Party Purchaser in compliance with this Section 3.02; provided, however, the SVC Parties may only initiate a Transfer pursuant to this Section 3.02 once in any calendar year.

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(b)    Prior to Transferring their Company Shares to any Third Party Purchaser, the Electing SVC Parties shall provide the Company with notice (an “SVC Offer Notice”) of their desire to Transfer some or all of their Company Shares.
(c)    The SVC Offer Notice shall specify the number of Company Shares that the Electing SVC Parties desire to Transfer (such Company Shares, the “Offered Shares”) and shall include a valuation (without any reduction for minority interests) of the Offered Shares from a Third Party Valuation Firm (the “SVC ROFO Price”), together with reasonable supporting information. Upon request of the Electing SVC Parties, the Company shall provide the Third Party Valuation Firm appointed by the Electing SVC Parties to determine the SVC ROFO Price with such information related to the Offered Shares and the Company as such Third Party Valuation Firm may reasonably request in connection with its determination. Except as provided in Section 3.06(g), the Electing SVC Parties shall bear the costs of such Third Party Valuation Firm.
(d)    Upon receipt of the SVC Offer Notice, the Company shall have ten (10) Business Days (the “Initial ROFO Exercise Period”) to elect, by delivering notice to the Electing SVC Parties, that the Company will (i) purchase all, but not less than all, of the Offered Shares at the SVC ROFO Price (a “ROFO Acceptance Notice”) or (ii) provide the Electing SVC Parties with a valuation of the Offered Shares (without any reduction for minority interests) from an alternative Third Party Valuation Firm (a “ROFO Alternative Value”), together with reasonable supporting information, within forty-five (45) days after the end of the Initial ROFO Exercise Period (such notice, a “ROFO Alternative Value Notice”). Any ROFO Acceptance Notice shall be binding upon delivery and irrevocable by the Company.
(e)    If the Company delivers a ROFO Acceptance Notice during the Initial ROFO Exercise Period, the Electing SVC Parties shall sell, and the Company shall purchase, all, but not less than all, of the Offered Shares at the SVC ROFO Price. If the Company does not deliver a ROFO Acceptance Notice or a ROFO Alternative Value Notice during the Initial ROFO Exercise Period, or if it delivers a ROFO Alternative Value Notice but does not thereafter provide the ROFO Alternative Value when and as required by Section 3.02(f)(i), then the Company shall be deemed to have waived its rights to purchase the Offered Shares under this Section 3.02 with respect to such SVC Offer Notice.
(f)    If the Company provides a ROFO Alternative Value Notice during the Initial ROFO Exercise Period, the following provisions shall apply:
(i)    the ROFO Alternative Value Notice shall specify the Third Party Valuation Firm selected by the Company to provide the ROFO Alternative Value, which Third Party Valuation Firm shall be required to deliver to the Electing SVC Parties and the Company within forty-five (45) days after the end of the Initial ROFO Exercise Period its determination of the ROFO Alternative Value, together with reasonable supporting information. The Company shall bear the costs of the Third Party Valuation Firm appointed by it.
(ii)    If the ROFO Alternative Value is at least ninety percent (90%) and not more than one hundred and ten percent (110%) of the SVC ROFO Price, then the Company shall have the right, to be exercised within three (3) Business Days of the date of the delivery of the ROFO Alternative Value, to again send a ROFO Acceptance Notice and if the Company sends a ROFO

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Acceptance Notice, the Company shall purchase, and the Electing SVC Parties shall sell, all, but not less than all, of the Offered Shares to the Company at the average of the SVC ROFO Price and the ROFO Alternative Value.
(iii)    If the ROFO Alternative Value is greater than one hundred and ten percent (110%) of the SVC ROFO Price or less than ninety percent (90%) of the SVC ROFO Price, then the Company and the Electing SVC Parties shall jointly appoint a Joint Valuation Firm to determine the value of the Offered Shares, which shall be instructed to provide the Electing SVC Parties and the Company with its determination of the value of the Offered Shares (without any reduction for minority interests) (the “Determined ROFO Price”), together with reasonable supporting information, within thirty (30) days of its appointment. The Joint Valuation Firm shall be provided with the prior valuations of the Offered Shares obtained by the Electing SVC Parties and the Company, but shall not be obligated to base its determination on such valuations. The Company shall also provide the Joint Valuation Firm such additional information related to the Offered Shares and the Company as the Joint Valuation Firm may reasonably request in connection with its determination. Except as provided in Section 3.06(g), the cost of the Joint Valuation Firm will be borne fifty percent (50%) by the Electing SVC Parties and fifty percent (50%) by the Company or as they may otherwise agree. The Joint Valuation Firm shall act as an expert and not an arbitrator and the decision of the Joint Valuation Firm as to the Determined ROFO Price, absent manifest error, shall be final and non-appealable.
(iv)    If the Determined ROFO Price is greater than one hundred and ten percent (110%) of the SVC ROFO Price or less than ninety percent (90%) of the SVC ROFO Price, the Electing SVC Parties shall have ten (10) days following delivery of the Determined ROFO Price (the “Withdrawal Period”) to provide the Company with notice of their withdrawal of the SVC Offer Notice, in which event, the Electing SVC Parties shall not be permitted to sell the Offered Shares to a Third Party Purchaser without sending a new SVC Offer Notice in accordance with, and otherwise complying with, this Section 3.02. If the SVC Parties do not send notice of their withdrawal of the SVC Offer Notice during the Withdrawal Period, then the Company shall have ten (10) days following the end of the Withdrawal Period (the “Second ROFO Exercise Period”) to again deliver a ROFO Acceptance Notice to the Electing SVC Parties and in such event the Electing SVC Parties shall sell, and the Company shall purchase all, but not less than all, of the Offered Shares at the Determined ROFO Price. If the Company does not deliver a ROFO Acceptance Notice during the Second ROFO Exercise Period, it shall be deemed to have waived its rights to purchase the Offered Shares under this Section 3.02 with respect to such SVC Offer Notice.
(g)    The closing of the purchase and sale of the Offered Shares to the Company pursuant to this Section 3.02 shall occur on a date that is not later than seventy-five (75) days after the date on which the Company delivers a ROFO Acceptance Notice pursuant to this Section 3.02, or as otherwise agreed in writing by the Electing SVC Parties and the Company. At the closing of the purchase and sale of the Offered Shares to the Company pursuant to this Section 3.02, the Company shall deliver to the Electing SVC Parties the purchase price for the Offered Shares as determined pursuant to this Section 3.02 by wire transfer of immediately available funds and the Electing SVC Parties shall deliver to the Company the certificate(s) representing the Offered Shares, if any, (or an affidavit of loss with respect to such certificate(s)) accompanied by stock powers and all necessary stock transfer taxes paid and stamps affixed, if necessary.

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(h)    If the Company does not deliver a ROFO Acceptance Notice or a ROFO Alternative Value Notice during the Initial ROFO Exercise Period or a ROFO Acceptance Notice during the Second ROFO Exercise Period, or has otherwise waived or been deemed to have waived its rights to purchase the Offered Shares, the Electing SVC Parties may, during the one hundred and twenty (120) day period immediately following the later of the expiration of the Initial ROFO Exercise Period or the Second ROFO Exercise Period, as applicable (the “Waived ROFO Transfer Period”), Transfer all of the Offered Shares to a Third Party Purchaser at a price not less than ninety-eight percent (98%) of the lesser of the SVC ROFO Price, the average of the SVC ROFO Price and the ROFO Alternative Value or the Determined ROFO Price. If the Electing SVC Parties do not Transfer the Offered Shares within the Waived ROFO Transfer Period, the Electing SVC Parties may not Transfer the Offered Shares unless the Electing SVC Parties send a new SVC Offer Notice in accordance with, and otherwise comply with, this Section 3.02.
(i)    Each Stockholder shall take all actions as may be reasonably necessary to consummate the Transfer contemplated by this Section 3.02, including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.
(j)    During the Waived ROFO Transfer Period, neither the Company nor any Initial Stockholder Party shall engage in any marketing for sale or sale of the Company or any of its Subsidiaries (whether by merger, consolidation or sale of all or substantially all of the assets of the Company or its Subsidiaries) or any Company Shares (including by way of issuance of Company Shares, but other than the Offered Shares on behalf of the Electing SVC Parties) and the Company shall provide the Electing SVC Parties with reasonable assistance and cooperation at the Electing SVC Parties’ expense in connection with their marketing and sale of their Offered Shares.
(k)    The Company’s rights under this Section 3.02 to acquire the Offered Shares may be assigned in whole or in part to any Stockholder.
Section 3.03    Drag-along Rights.

(a)    Drag-along Rights. For so long as the Initial Stockholder Parties own, or hold voting control over, in aggregate at least a majority of the issued and outstanding Company Shares on a fully diluted basis, if such Stockholders (the “Dragging Stockholders”) receive a bona fide offer from a Third Party Purchaser to consummate, in one transaction or a series of related transactions, a Change of Control with respect to the Company (a “Drag-along Sale”), and if the Dragging Stockholders have delivered a copy of such bona fide offer from such Third Party Purchaser to the Company and each SVC Party and each other Stockholder, then the Dragging Stockholders shall have the right to require that each SVC Party and other Stockholder (each, a “Drag-along Stockholder” and the Drag-along Stockholders, the Dragging Stockholders, and any other stockholders of the Company participating in the Drag-along Sale, the “Drag-along Participating Stockholders”) participate in such Transfer in the manner set forth in this Section 3.03. Notwithstanding anything to the contrary in this Agreement, but subject to Section 4.04(b), each Dragging Stockholder and each Drag-along Stockholder shall vote in favor of the Transfer and take all actions to approve such transaction and to waive any dissenters, appraisal or other similar rights.
(b)    Exercise. The Dragging Stockholders shall exercise their rights pursuant to this Section 3.03 by delivering a notice (the “Drag-along Notice”) to each Drag-along Stockholder no later than

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thirty (30) days prior to the closing date of such Drag-along Sale. The Drag-along Notice shall set forth:
(i)    the total number of Company Shares to be sold in the Drag-along Sale to the Third Party Purchaser if the Drag-along Sale is structured as a Transfer of Company Shares and the percentage of the outstanding Company Shares represented by such Company Shares;
(ii)    the identity of the Third Party Purchaser;
(iii)    the proposed date and time of the closing, if known, of the Drag-along Sale;
(iv)    the per Company Share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and
(v)    a copy of any form of agreement proposed to be executed in connection therewith.
(c)    Amount of Company Shares Transferred. If the Drag-along Sale is structured as a Transfer of Company Shares, then, subject to Section 3.03(d) and Section 3.05, each Drag-along Participating Stockholder shall Transfer the amount of Company Shares equal to the product of (i) the total amount of Company Shares to be sold to the Third Party Purchaser as stated in the Drag-along Notice, and (ii) a fraction (1) the numerator of which is equal to the amount of Company Shares then held by such Drag-along Participating Stockholder, and (2) the denominator of which is equal to the amount of Company Shares then held in aggregate by the Drag-along Participating Stockholders.
(d)    Consideration; Representations. Subject to the provisions of this Section 3.03(d) and Section 3.05, the consideration to be received by each Drag-along Participating Stockholder in the Drag-along Sale shall be the same form and amount of consideration per Company Share (or, if Third Party Purchaser gives any Drag-along Participating Stockholder an option as to the form and amount of consideration to be received, the same option shall be given to each Drag-along Participating Stockholder) and the terms and conditions of such Transfer shall be the same for all Drag-along Participating Stockholders. However, notwithstanding anything in this Agreement to the contrary, in no event shall any Drag-along Stockholder be required to: (i) accept any consideration in a Drag-along Sale other than cash or freely marketable publicly traded securities; (ii) enter into any non-compete, non-solicitation or similar agreements in connection with such Drag-along Sale; or (iii) make any representations, warranties or indemnities other than with respect to such Drag-along Stockholder’s ownership of its Company Shares and its power and right to enter into and consummate such Drag-along Sale; provided, however, that each Drag-along Stockholder may be required to participate in any indemnities with respect to representations related to the Company made to the Third Party Purchaser on a pro rata basis with the other Drag-along Participating Stockholders based on the aggregate consideration received by such Drag-along Participating Stockholder (except with respect to representations and warranties or covenants or indemnities as to any specific Drag-along Participating Stockholder for which only such Drag-along Participating Stockholder shall be responsible), so long as the aggregate indemnification obligations and liability for fraud or intentional misrepresentation on the part of the Company of any Drag-along Stockholder in connection with such

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Drag-along Sale do not exceed the actual amount of proceeds received by such Drag-along Stockholder in such Drag-along Sale and in no event shall any Drag-along Participating Stockholder be liable to a Third Party Purchaser for any fraud or intentional misrepresentation on the part of any other Drag-along Participating Stockholder.
(e)    Expenses. The fees and expenses of each Dragging Stockholder incurred in connection with a Drag-along Sale and for the benefit of all Drag-along Participating Stockholders (it being understood that costs incurred by or on behalf of a Dragging Stockholder for its sole benefit will not be considered to be for the benefit of all Drag-along Participating Stockholders), to the extent not paid or reimbursed by the Company or the Third Party Purchaser, shall be shared on a pro rata basis by each Drag-along Participating Stockholder based on the aggregate consideration received by such Drag-along Participating Stockholder in the Drag-along Sale; provided, that no Drag-along Stockholder shall be obligated to make or reimburse any out-of-pocket expenditure prior to the consummation of the Drag-along Sale.
(f)    Cooperation. Each Stockholder shall take all actions as may be reasonably necessary to consummate the Drag-along Sale, including entering into agreements and delivering certificates, assignments and instruments, in each case, consistent with the agreements being entered into and the certificates, as applicable, being delivered by each Dragging Stockholder and the terms of this Section 3.03.
(g)    Timing of Closing. The Dragging Stockholders shall have one hundred and eighty (180) days following the date of the Drag-along Notice in which to consummate the Drag-along Sale, on the terms set forth in the Drag-along Notice and the terms of this Section 3.03 (which one hundred and eighty (180) day period may be extended for a reasonable time not to exceed an additional ninety (90) days to the extent reasonably necessary to obtain any required approvals or consents). If at the end of such period the Dragging Stockholders have not completed the Drag-along Sale, then the Dragging Stockholders may not thereafter effect a Transfer of Company Shares pursuant to this Section 3.03 without again sending a new Drag-along Notice and complying with the provisions of this Section 3.03.
Section 3.04    Tag-along Rights.

(a)    Tag-along Rights. If at any time one or more Initial Stockholder Parties (the “Selling Stockholders”) propose to Transfer any of their Company Shares to a Third Party Purchaser (the “Proposed Transferee”), and if such Selling Stockholders cannot or have not elected to exercise the rights of Dragging Stockholders set forth in Section 3.03 in connection with such Transfer (a “Tag-along Sale”), then each SVC Party and each other Stockholder (each, a “Tag-along Stockholder” and the Selling Stockholders, the Tag-along Stockholders and any other stockholders of the Company participating in such Tag-along Sale, collectively, the “Tag-along Participating Stockholders”) shall be permitted to participate in such Tag-along Sale with respect to the Company Shares owned by such Tag-along Stockholder on the terms and conditions set forth in this Section 3.04.

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(b)    Notice. The Selling Stockholders shall deliver to the Company and each Tag-along Stockholder a notice (a “Sale Notice”) of the proposed Tag-along Sale no later than twenty (20) Business Days prior to the closing date of such Tag-along Sale. The Sale Notice shall set forth:
(i)    the total number of Company Shares the Proposed Transferee has offered to acquire and the percentage of the outstanding Company Shares represented by such Company Shares;
(ii)    the number of Company Shares that the Selling Stockholders propose to Transfer in the Tag-along Sale and the percentage of the outstanding Company Shares owned by the Selling Stockholders represented by such Company Shares;
(iii)    the identity of the Proposed Transferee;
(iv)    the proposed date and time of the closing, if known, of the Tag-along Sale;
(v)    the per Company Share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and
(vi)    a copy of any form of agreement proposed to be executed in connection therewith.
(c)    Exercise. Each Tag-along Stockholder shall exercise its right to participate in a Tag-along Sale by delivering to the Selling Stockholders a notice (a “Tag-along Notice”) stating its election to do so and specifying the number of its Company Shares it desires to Transfer in such Tag-along Sale (up to the maximum number it is permitted to Transfer pursuant to this Section 3.04) no later than twenty (20) days after receipt of the Sale Notice (the “Tag-along Period”). The election by a Tag-along Stockholder set forth in its Tag-along Notice shall be irrevocable except as provided in this Section 3.04(c), and such Tag-along Stockholder shall be bound and obligated, and entitled, to Transfer such Company Shares in the proposed Tag-along Sale on and subject to the terms and conditions set forth in this Section 3.04. Each Tag-along Stockholder shall have the right to Transfer in a Tag-along Sale up to the same percentage of its Company Shares as the percentage of the Company Shares held by the Selling Stockholders being Transferred in such Tag-along Sale. For the avoidance of doubt, if the aggregate number of Company Shares that the Tag-along Participating Stockholders have elected to Transfer in the Tag-along Sale exceeds the number of Company Shares that the Proposed Transferee is willing to acquire, then the number of Company Shares that each Tag-along Participating Stockholder will Transfer in the Tag-along Sale shall be proportionately reduced until the aggregate number of Company Shares that the Tag-along Participating Stockholders will Transfer in such Tag-along Sale equals the number of Company Shares that the Proposed Transferee is willing to acquire; provided, that in no event will the number of Company Shares that the Tag-along Stockholder is permitted to sell in the Tag-along Sale be reduced to less than the same percentage of such Tag-along Stockholder’s Company Shares as the percentage of the Company Shares held by the Selling Stockholders being Transferred in such Tag-along Sale. Notwithstanding the foregoing, if the terms of, or agreements for, a Tag-along Sale materially change from those provided in the Sale Notice or if the percentage of the Company Shares owned by the Selling Stockholders to be Transferred in the Tag-along Sale shall change from the percentage set forth in

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the Sale Notice, the Selling Stockholders shall deliver to each Tag-along Stockholder (whether or not such Tag-along Stockholder has previously sent a timely Tag-along Notice) an updated Sale Notice reflecting such changes and each Tag-along Stockholder shall have the right, exercisable within ten (10) Business Days, to elect to participate in, change its participation in or withdraw its participation in such Tag-along Sale.
(d)    Transfer. A Tag-along Stockholder who does not deliver a timely Tag-along Notice in compliance with Section 3.04(c) shall be deemed to have waived its rights to participate in such Transfer and the Selling Stockholders shall (subject to the rights of any other Tag-along Stockholders who have provided a timely Tag-along Notice) thereafter be free to Transfer to the Proposed Transferee its Company Shares at a per Company Share price that is not greater than one hundred and two percent (102%) of the per Company Share price set forth in the Sale Notice and on other terms and conditions which are not materially more favorable in the aggregate to the Selling Stockholders than those set forth in the Sale Notice without any further obligation to the non-accepting Tag-along Stockholders.
(e)    Consideration; Representations. Subject to the provisions of this Section 3.04(e) and Section 3.05, the consideration to be received by a Tag-along Stockholder in the Tag-along Sale shall be the same form and amount of consideration per Company Share to be received by the Selling Stockholders (or, if the Selling Stockholders are given an option as to the form and amount of consideration to be received, the same option shall be given to each Tag-along Stockholder) and the terms and conditions of such Transfer shall be the same as those upon which each Selling Stockholder Transfers its Company Shares. Each Tag-along Stockholder shall make or provide the same representations, warranties, covenants, indemnities and agreements as each Selling Stockholder makes or provides in connection with the Tag-along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Stockholders or any other Tag-along Participating Stockholder, a Tag-along Stockholder shall only make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that (i) the Selling Stockholders shall use commercially reasonable efforts to cause all representations, warranties, covenants and indemnities to be made by each Tag-along Participating Stockholder to be several and not joint obligations of the Tag-along Participating Stockholders and (ii) unless otherwise agreed by each Tag-along Stockholder, any indemnification obligation in respect of breaches of representations, warranties and covenants (other than those that pertain to an individual Tag-along Participating Stockholder, which shall be the sole obligation of such Tag-along Participating Stockholder) shall be borne on a pro rata basis by each Tag-along Participating Stockholder based on the aggregate consideration received by such Tag-along Participating Stockholder in such Tag-along Sale; provided, that in no event shall (x) the amount of the indemnification obligation and liability for fraud or intentional misrepresentation on the part of the Company of a Tag-along Stockholder exceed the aggregate proceeds received by such Tag-along Stockholder in such Tag-along Sale; (y) any Tag-along Stockholder be required to enter into any non-compete, non-solicitation or similar agreements in connection with such Tag-along Sale and (z) in no event shall any Tag-along Stockholder be liable for any fraud or intentional misrepresentation by any other stockholder of the Company.

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(f)    Expenses. The fees and expenses of the Selling Stockholders incurred in connection with a Tag-along Sale and for the benefit of all Tag-along Participating Stockholders (it being understood that costs incurred by or on behalf of the Selling Stockholders for their sole benefit will not be considered to be for the benefit of all Tag-along Participating Stockholders), to the extent not paid or reimbursed by the Company or the Proposed Transferee, shall be shared by each Tag-along Participating Stockholder on a pro rata basis, based on the aggregate consideration received by such Tag-along Participating Stockholder; provided, that no Tag-along Stockholder shall be obligated to make or reimburse any out-of-pocket expenditure prior to the consummation of the Tag-along Sale.
(g)    Cooperation. Each Tag-along Stockholder shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including entering into agreements and delivering certificates, assignments, and instruments, in each case consistent with the agreements being entered into and the certificates, as applicable, being delivered by the Selling Stockholders and the terms of this Section 3.04.
(h)    Timing of Closing. The Selling Stockholders shall have ninety (90) days following the expiration of the Tag-along Period in which to consummate such Tag-along Sale to the Proposed Transferee, on and subject to the terms and conditions set forth in the Sale Notice and this Section 3.04 (which ninety (90) day period may be extended for a reasonable time not to exceed an additional ninety (90) days to the extent reasonably necessary to obtain any required approvals and consents). If at the end of such period the Selling Stockholders have not completed such Transfer, then the Selling Stockholders may not thereafter effect a Transfer of Company Shares subject to this Section 3.04 without again fully complying with the provisions of this Section 3.04.
Section 3.05    Multiple Classes of Shares. If at any time the Company has more than one class of Company Shares which may impact the application of the provisions of Section 3.03 or Section 3.04 in connection with a Drag-along Sale or a Tag-along Sale, respectively, including in connection with the consideration to be paid by the Third Party Purchaser for any class of Company Shares, the Directors and the Drag-along Participating Stockholders and Tag-along Participating Stockholders shall use reasonable best efforts to cooperate to apply Section 3.03 or Section 3.04, as applicable, in good faith in a reasonable and equitable manner in consideration of the capital structure of the Company, in order to carry out the intent of such provisions; provided, that there shall be no minority or other similar discount for less than a controlling interest or for nonvoting Company Shares, and no premium for voting Company Shares or a controlling interest, in the Company.

Section 3.06    Call Rights.

(a)    Subject to Section 3.06(g), the Company shall have the right (a “Call Right”), exercised by notice (the “Call Notice”) given to the SVC Parties at any time prior to the one year anniversary of a Termination Event, to purchase all, but not less than all, of the Company Shares then owned by the SVC Parties (the “Call Shares”). The Call Notice shall include a valuation (without any reduction for minority interests) of the Call Shares as of the date of the Termination Event from a Third Party Valuation Firm (the “Call Price”), together with reasonable supporting information.

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(b)    Upon receipt of the Call Notice, the SVC Parties shall have ten (10) Business Days (the “Call Exercise Period”), to elect, by delivering notice to the Company, that the SVC Parties will (i) sell the Call Shares at the Call Price (the “Call Acceptance Notice”) or (ii) provide the Company with a valuation of the Call Shares (without any reduction for minority interests) as of the date of the Termination Event from an alternate Third Party Valuation Firm (a “Call Alternative Value”), together with reasonable supporting information, within thirty (30) days after the end of the Call Exercise Period (such notice, a “Call Alternative Value Notice”).
(c)    If the SVC Parties provide a Call Acceptance Notice during the Call Exercise Period, the SVC Parties shall sell, and the Company shall purchase, all, but not less than all, of the Call Shares at the Call Price. If the SVC Parties fail to provide a Call Acceptance Notice or a Call Alternative Value Notice during the Call Exercise Period, or if they deliver a Call Alternative Value Notice but do not thereafter provide the Call Alternative Value when and as required by Section 3.06(d)(i), then they will be deemed to have delivered a Call Acceptance Notice.
(d)    If the SVC Parties provide a Call Alternative Value Notice during the Call Exercise Period, the following provisions will apply:
(i)    The Call Alternative Value Notice shall specify the Third Party Valuation Firm (the “SVC Valuation Firm”) selected by the SVC Parties to provide the Call Alternative Value, which Third Party Valuation Firm shall be required to deliver to the SVC Parties and the Company within thirty (30) days after the end of the Call Exercise Period its determination of the Call Alternative Value, together with reasonable supporting information. The Company shall provide the SVC Valuation Firm such additional information related to the Call Shares and the Company as the SVC Valuation Firm may reasonably request in connection with its determination. The SVC Parties shall bear the costs of the SVC Valuation Firm.
(ii)    If the Call Alternative Value is at least ninety percent (90%) and not more than one hundred and ten percent (110%) of the Call Price, then the SVC Parties shall be deemed to have delivered a Call Acceptance Notice and the SVC Parties shall sell, and the Company shall purchase, all, but not less than all, of the Call Shares at the average of the Call Price and the Call Alternative Value.
(iii)    If the Call Alternative Value is less than ninety percent (90%) or greater than one hundred and ten percent (110%) of the Call Price, then the Company and the SVC Parties shall jointly appoint a Joint Valuation Firm to determine the value of the Call Shares, which shall be instructed to provide the SVC Parties and the Company with its determination of the value of the Call Shares (without any reduction for minority interests) as of the date of the Termination Event (the “Determined Call Price”), together with reasonable supporting information, within thirty (30) days of its appointment. The Joint Valuation Firm shall be provided with the prior valuations of the Call Shares obtained by the SVC Parties and the Company, but shall not be obligated to base its determination on such valuations. The Company shall also provide the Joint Valuation Firm such additional information related to the Call Shares and the Company as the Joint Valuation Firm may reasonably request in connection with its determination. The cost of the Joint Valuation Firm will be borne fifty percent (50%) by the SVC Parties and fifty percent (50%) by the Company or as they

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may otherwise agree. The Joint Valuation Firm shall act as an expert and not an arbitrator and the decision of the Joint Valuation Firm as to the Determined Call Price, absent manifest error, shall be final and non-appealable. Upon delivery of the Determined Call Price, the Company shall purchase, and the SVC Parties shall sell, all, but not less than all, of the Call Shares at the Determined Call Price, subject to Section 3.06(d)(iv).
(iv)    If the Determined Call Price is more than one hundred and ten percent (110%) of the Call Price, the Company shall have ten (10) days following delivery of the Determined Call Price (the “Call Withdrawal Period”) to withdraw the Call Notice by notice given to the SVC Parties; provided, that the Company shall reimburse the Electing SVC Parties for the costs of the SVC Valuation Firm and Joint Valuation Firm incurred by them in connection with any ROFO Process that was terminated as provided in Section 3.06(g)(iii). If the Company does not withdraw the Call Notice in such ten (10) day period, then the Company shall purchase, and the SVC Parties shall sell, all, but not less than all, of the Call Shares at the Determined Call Price.
(e)    The closing of the purchase and sale of the Call Shares pursuant to this Section 3.06 shall occur on a date that is not later than ninety (90) days after the purchase price for the Call Shares has been finally determined pursuant to this Section 3.06 or as otherwise agreed in writing by the SVC Parties and the Company. At the closing of the purchase and sale of the Call Shares to the Company pursuant to this Section 3.06, the Company shall deliver to the SVC Parties the purchase price for the Call Shares as determined pursuant to this Section 3.06 by wire transfer of immediately available funds and the SVC Parties shall deliver to the Company the certificate(s) representing the Call Shares, if any, (or an affidavit of loss with respect to such certificates) accompanied by stock powers and all necessary stock transfer taxes paid and stamps affixed, if necessary.
(f)    If the Company withdraws the Call Notice in accordance with Section 3.06(d)(iv), the SVC Parties may during the one hundred and twenty (120) day period immediately following the date that they receive the notice from the Company that it is withdrawing the Call Notice (the “Waived Call Transfer Period”), Transfer all of the Call Shares to any Third Party Purchaser at a price not less than ninety eight percent (98%) of the lesser of the Call Price, the average of the Call Price and the Call Alternative Value or the Determined Call Price and the provisions of Section 3.02(i) and Section 3.02(j) shall apply mutatis mutandis during the Waived Call Transfer Period.
(g)    Notwithstanding anything in this Agreement to the contrary, but subject to Section 4.04(b), (i) the Company may not exercise the Call Right at any time during the pendency of a Drag-along Sale, a Tag-along Sale or a transaction which is reasonably likely to result in a Change of Control; (ii) if a Termination Event has occurred, the SVC Parties may not thereafter send an SVC Offer Notice until a date that is not less than ninety (90) days following the date of the Termination Event or after such ninety (90) day period if the Company has then delivered a Call Notice pursuant to this Section 3.06 unless and until such Call Notice is withdrawn pursuant to Section 3.06(d)(iv); (iii) if as of the date a Termination Event occurs, the process with respect to an outstanding SVC Offer Notice is then pending pursuant to Section 3.02 (a “ROFO Process”), then (A) the ROFO Process shall be suspended for ninety (90) days following the Termination Event, and terminated if the Company sends a Call Notice within such ninety (90) day period; (B) if the Company fails to send a Call Notice in such ninety (90) day period, then as of the ninety-first (91st) day following

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the Termination Event, at the Electing SVC Parties’ option, the ROFO Process shall resume with any applicable time periods extended to reflect such suspension; and (C) if the Company sends a Call Notice within such ninety (90) period following the Termination Event and thereafter withdraws the Call Notice in accordance with Section 3.06(d)(iv), the SVC Parties shall have the right following such withdrawal to send another SVC Offer Notice to the Company even if the SVC Parties have previously sent an SVC Offer Notice in that calendar year; and (iv) if a ROFO Process is reinstated pursuant to clause (iii) of this Section 3.06(g) or the SVC Parties send an SVC Offer Notice permitted by clause (ii) of this Section 3.06(g), the Company shall not thereafter have the right to send a Call Notice unless and until the applicable ROFO Process has been completed in accordance with Section 3.02 and the Call Right will only be exercisable with respect to the remaining Company Shares owned by the SVC Parties after the ROFO Process has been completed. For the avoidance of doubt, nothing in this Section 3.06 limits the right of the SVC Parties to Transfer any or all of their Call Shares at any time pursuant to Section 3.03 or Section 3.04.
(h)    The Company may assign the Call Right in whole or in part to any Stockholder.
Section 3.07    Put Rights.

(a)    At any time that a Put Event then exists, each REIT Party shall have the right (a “Put Right”) exercised by notice to the Company (the “Put Notice”) to require the Company to purchase from such REIT Party (the “Electing Put Party”), such number of the Company Shares owned by such REIT Party as is necessary to cause the Company Shares owned by such REIT Party to not exceed the Company Shares that such REIT Party may own pursuant to the limit in Section 4.04(b) (such number of Company Shares to be purchased, the “Put Shares”) and shall include a valuation (without any reduction for minority interests) of the Put Shares as of the date of the Put Notice from a Third Party Valuation Firm (the “Put Price”), together with reasonable supporting information. Upon request of the Electing Put Party, the Company shall provide the Third Party Valuation Firm appointed by the Electing Put Party to determine the Put Price with such information related to the Put Shares and the Company as such Third Party Valuation Firm may reasonably request in connection with its determination. The Electing Put Party shall bear the costs of such Third Party Valuation Firm.
(b)    Upon receipt of the Put Notice, the Company shall within three (3) Business Days purchase all of the Put Shares at the Put Price, subject to the remaining provisions of this Section 3.07.
(c)    Without limiting the obligation of the Company to purchase the Put Shares pursuant to Section 3.07(b), the Company shall have ten (10) Business Days following receipt of the Put Notice (the “Put Exercise Period”), to elect, by delivering notice to the Electing Put Party, that the Company will provide the Electing Put Party with a valuation of the Put Shares (without any reduction for minority interests) as of the date of the Put Notice from an alternate Third Party Valuation Firm (a “Put Alternative Value”), together with reasonable supporting information, within thirty (30) days after the end of the Put Exercise Period (such notice, a “Put Alternative Value Notice”).

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(d)    If the Company provides a Put Alternative Value Notice during the Put Exercise Period, the following provisions will apply:
(i)    The Put Alternative Value Notice shall specify the Third Party Valuation Firm (the “Company Put Valuation Firm”) selected by the Company to provide the Put Alternative Value, which Third Party Valuation Firm shall be required to deliver to the Electing Put Party and the Company within thirty (30) days after the end of the Put Exercise Period its determination of the Put Alternative Value, together with reasonable supporting information. The Company shall provide the Company Put Valuation Firm such additional information related to the Put Shares and the Company as the Company Put Valuation Firm may reasonably request in connection with its determination. The Company shall bear the costs of the Company Put Valuation Firm.
(ii)    If the Put Alternative Value is at least ninety percent (90%) and not more than one hundred and ten percent (110%) of the Put Price, then the purchase price for the Put Shares shall be adjusted to the average of the Put Price and the Put Alternative Value.
(iii)    If the Put Alternative Value is less than ninety percent (90%) or greater than one hundred and ten percent (110%) of the Put Price, then the Company and the Electing Put Party shall jointly appoint a Joint Valuation Firm to determine the value of the Put Shares, which shall be instructed to provide the Electing Put Party and the Company with its determination of the value of the Put Shares (without any reduction for minority interests) as of the date of the Put Notice (the “Determined Put Price”), together with reasonable supporting information, within thirty (30) days of its appointment. The Joint Valuation Firm shall be provided with the prior valuations of the Put Shares obtained by the Electing Put Party and the Company, but shall not be obligated to base its determination on such valuations. The Company shall also provide the Joint Valuation Firm such additional information related to the Put Shares and the Company as the Joint Valuation Firm may reasonably request in connection with its determination. The cost of the Joint Valuation Firm will be borne fifty percent (50%) by the Electing Put Party and fifty percent (50%) by the Company or as they may otherwise agree. The Joint Valuation Firm shall act as an expert and not an arbitrator and the decision of the Joint Valuation Firm as to the Determined Put Price, absent manifest error, shall be final and non-appealable. Upon delivery of the Determined Put Price, the purchase price for the Put Shares shall be adjusted to the Determined Put Price.
(e)    If the final purchase price determined for the Put Shares pursuant to this Section 3.07 (the “Final Price”) is greater than the Put Price, the Company shall promptly, and in any event within ten (10) Business Days, pay to the Electing Put Party the difference between the Put Price and the Final Price by wire transfer of immediately available funds. If the Final Price is less than the Put Price, the Electing Put Party shall promptly, and in any event within ten (10) Business Days, pay to the Company the difference between the Final Price and the Put Price by wire transfer of immediately available funds.
(f)    At the closing of the purchase and sale of the Put Shares pursuant to this Section 3.07, the Company shall deliver to the Electing Put Party the purchase price for the Put Shares as determined pursuant to this Section 3.07 by wire transfer of immediately available funds and the Electing Put Party shall deliver to the Company the certificate(s) representing the Put Shares, if

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any, (or an affidavit of loss with respect to such certificates) accompanied by stock powers and all necessary stock transfer taxes paid and stamps affixed, if necessary.
(g)    For the avoidance of doubt, the rights of the REIT Parties under this Section 3.07 are in addition to any other rights or remedies of the REIT Parties at equity or under Applicable Law as a result of the occurrence of a Put Event.
(h)    The Company may assign its right (but not its obligation) to purchase the Put Shares, in whole or in part, to any Stockholder.
ARTICLE IV
OTHER ACTIVITIES; RELATED PARTY TRANSACTIONS; CONFIDENTIALITY; PRE-EMPTIVE RIGHTS; REIT COMPLIANCE

Section 4.01    Other Business Activities. Each Stockholder may engage independently or with others in other business ventures of every nature and description including the ownership, operation, management, syndication and development of a business which is competitive with the Company or any of its Subsidiaries or their respective businesses, and neither the Stockholders nor the Company or its Subsidiaries shall have any rights in and to such independent ventures or the income or profits derived therefrom.

Section 4.02    Confidentiality.

(a)    Confidentiality. Each SVC Party shall use commercially reasonable efforts to keep confidential any information (including any budgets, business plans and analyses) concerning the Company or its Subsidiaries, including their assets, business, operations, financial condition or prospects (“Information”) received by it solely in its capacity as a Stockholder; provided, that nothing herein shall prevent such SVC Party from disclosing such Information: (i) upon the order of any court or administrative agency or the request or demand of any regulatory agency or authority having jurisdiction over such Stockholder; (ii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests; (iii) as may be appropriate or required under Applicable Law, including the rules and regulations of the U.S. Securities and Exchange Commission, The Nasdaq Stock Market LLC or the Financial Industry Regulatory Authority Inc.; (iv) subject to the provisions of this Section 4.02, to those Persons who have a need to know such Information in connection with the conduct of such SVC Party’s business, including its officers, trustees, directors, attorneys, accountants, and other representatives and agents; (v) in connection with any Proceeding based upon or in connection with the subject matter of this Agreement or the transactions contemplated hereby; (vi) to any other Stockholder; or (vii) to any potential Third Party Purchaser in connection with a proposed Transfer of Company Shares by such SVC Party as long as such Third Party Purchaser agrees to be bound by the provisions of this Section 4.02 as if an SVC Party; provided, that in the case of clauses (i) or (ii) of this Section 4.02 such SVC Party provides prior notice to the Company of the proposed disclosure as far in advance of such disclosure as practicable and uses reasonable efforts to insure that any Information so disclosed is accorded confidential treatment to the extent requested by the Company at the Company’s expense.

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(b)    Exceptions. The restrictions of Section 4.02(a) shall not apply to Information that: (i) is or becomes generally available to the public other than as a result of a disclosure by an SVC Party in violation of this Agreement; (ii) is or becomes available to an SVC Party on a nonconfidential basis prior to its disclosure to the receiving Person; (iii) is or has been independently developed or conceived by an SVC Party without use of any Information; or (iv) becomes available to the receiving Person on a nonconfidential basis from a source other than an SVC Party; provided, that such source is not known by the receiving Person to be bound by a confidentiality agreement with the Company or such Subsidiary.

Section 4.03    Certain Pre-emptive Rights for Additional Equity.

(a)    Issuance of Additional Company Shares. The Company hereby grants to each Stockholder (each, a “Pre-emptive Stockholder”) the right to purchase a pro rata portion of any Company Shares (other than Excluded Shares) proposed to be issued or sold after the date hereof by the Company to any Person (“Additional Company Shares”). The Company shall not permit any Subsidiary to not be a wholly-owned Subsidiary of the Company, except as a result of the issuance or sale by such Subsidiary of Excluded Shares.
(b)    Additional Issuance Notices. If the Company desires to issue Additional Company Shares, the Company shall give notice (an “Issuance Notice”) of the proposed issuance or sale to each Pre-emptive Stockholder within seven (7) days following any meeting of the Directors at which any such issuance or sale is approved. The Issuance Notice shall be accompanied by a written offer to purchase such Additional Company Shares from each prospective purchaser of such Additional Company Shares (each, a “Pre-emptive Purchaser”) and shall set forth the material terms and conditions of the proposed issuance or sale, including:
(i)    The identity of each Pre-emptive Purchaser, if known, and the aggregate amount and a description of the Additional Company Shares proposed to be issued and the percentage of the Company Shares that such issuance would represent;
(ii)    the proposed issuance date, which subject to Section 4.03(g), shall be at least thirty (30) days from the date of the Issuance Notice;
(iii)    the proposed purchase price per Company Share of the Additional Company Shares and the form of such purchase price if other than cash; and
(iv)    if the consideration to be paid by any Pre-emptive Purchaser includes non-cash consideration, the Directors’ good faith determination of the fair market value thereof.
The Issuance Notice shall also be accompanied by a statement of the Company Shares ownership of each stockholder of the Company and a calculation in reasonable detail as to each Pre-emptive Stockholder’s pro rata share of the Additional Company Shares.

(c)    Exercise of Pre-emptive Rights. Each Pre-emptive Stockholder shall for a period of twenty (20) days following the receipt of an Issuance Notice (the “Pre-emptive Exercise Period”) have

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the right to elect irrevocably to purchase all or any portion of its pro rata share of the Additional Company Shares, at the purchase price set forth in the Issuance Notice, by delivering notice to the Company (a “Pre-emptive Acceptance Notice”) specifying the number of Additional Company Shares it desires to purchase. The delivery of a Pre-emptive Acceptance Notice by a Pre-emptive Stockholder shall be a binding and irrevocable subscription by such Pre-emptive Stockholder for the number of Additional Company Shares described in its Pre-emptive Acceptance Notice in accordance with the terms of this Section 4.03. The failure of a Pre-emptive Stockholder to deliver an Acceptance Notice by the end of the Pre-emptive Exercise Period shall constitute a waiver of its rights under this Section 4.03 with respect to the purchase of such Additional Company Shares, but shall not affect its rights with respect to any future issuances or sales of Additional Company Shares.
(d)    Over-allotment. No later than seven (7) days following the expiration of the Pre-emptive Exercise Period, the Company shall notify each Pre-emptive Stockholder in writing of the number of Additional Company Shares that each Pre-emptive Stockholder has agreed to purchase (including, for the avoidance of doubt, where such number is zero) (the “Over-allotment Notice”). Each Pre-emptive Stockholder exercising its rights to purchase its pro rata share of the Additional Company Shares in full (an “Exercising Pre-emptive Stockholder”) shall have a right of over-allotment such that if any other Pre-emptive Stockholder has failed to exercise its right under this Section 4.03, or any other stockholder of the Company having pre-emptive rights to purchase Company Shares in such transaction has failed, to purchase its pro rata share of the Additional Company Shares in full (each, a “Non-Exercising Pre-emptive Stockholder”), such Exercising Pre-emptive Stockholder may purchase its pro rata share (computed on the basis of the Exercising Pre-emptive Stockholders and other stockholders of the Company who choose to purchase in the over-allotment in proportion to their pro rata share of the Additional Company Shares, and otherwise so that one hundred percent (100%) of the over-allotment may be subscribed for and purchased by the Exercising Pre-emptive Stockholders and such other stockholders) of such Non-Exercising Pre-emptive Stockholders’ unsubscribed for allotment, by giving notice to the Company within ten (10) Business Days of receipt of the Over-allotment Notice (the “Over-allotment Exercise Period”).
(e)    Sale of Additional Shares. Any Additional Company Shares not subscribed for by a Pre-emptive Stockholder pursuant to Section 4.03(c) and Section 4.03(d) may be sold by the Company following the expiration of the Pre-emptive Exercise Period and, if applicable, the Over-allotment Exercise Period, to the Pre-emptive Purchasers on terms no less favorable to the Company than those set forth in the Issuance Notice and, for the avoidance of doubt, at a price at least equal to or higher than the purchase price described in the Issuance Notice; provided, such sale is completed no later than sixty (60) days following the expiration of the Pre-emptive Exercise Period and, if applicable, the Over-allotment Exercise Period (subject to the extension of such sixty (60) day period for a reasonable time not to exceed an additional sixty (60) days to the extent reasonably necessary to obtain any third party approvals). If the Company has not sold all of the remaining Additional Company Shares to the Pre-emptive Purchasers by such date, the Company shall not thereafter issue or sell any such Additional Company Shares without first again offering such Additional Company Shares to the Pre-emptive Stockholders in accordance with the procedures set forth in this Section 4.03 and no Pre-emptive Stockholder shall be obligated to complete the purchase of the Additional Company Shares that it subscribed for pursuant to Section 4.03(c) and Section 4.03(d).

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(f)    Additional Company Shares Sale Closing. Except as provided in Section 4.03(g), the closing of any purchase by any Pre-emptive Stockholder shall be consummated substantially contemporaneously with the consummation of the sale to the Pre-emptive Purchasers. The Company shall deliver the Additional Company Shares to be purchased by a Pre-emptive Stockholder in accordance with this Section 4.03 free and clear of any liens (other than those arising hereunder and those attributable to the actions of the purchasers thereof), and the Company shall represent and warrant to such Pre-emptive Stockholder that such Additional Company Shares shall be, upon issuance thereof to such Pre-emptive Stockholder and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. The Company, in the discretion of its Directors, may deliver to each purchasing Pre-emptive Stockholder certificates evidencing the Additional Company Shares. Each purchasing Pre-emptive Stockholder shall deliver to the Company the purchase price for the Additional Company Shares purchased by it by wire transfer of immediately available funds. Each party to the purchase and sale of Additional Company Shares pursuant to this Section 4.03 shall take all such other actions as may be reasonably necessary to consummate the purchase and sale including, without limitation, entering into such additional agreements as may be necessary or appropriate. Notwithstanding anything to the contrary contained in this Agreement, the Directors in their discretion may at any time prior to the closing of the issuance and sale of any Additional Company Shares, upon five (5) Business Days’ notice to the Pre-emptive Stockholders, cancel the issuance and sale of such Additional Company Shares in their entirety, in which event the Company shall not thereafter issue any Additional Company Shares without first again offering such Additional Company Shares to the Pre-emptive Stockholders in accordance with the procedures set forth in this Section 4.03.
(g)    Delay. Notwithstanding anything to the contrary set forth in this Section 4.03, if approved by the Directors, the Company may, in lieu of concurrently offering any Additional Company Shares to all Stockholders, initially offer, sell and issue Additional Company Shares to only certain Stockholders so long as promptly, but in any event, within five (5) Business Days thereafter, the Company provides an Issue Notice (which Issue Notice shall include the material details of the prior issuance of Additional Company Shares pursuant to this Section 4.03) to each Pre-emptive Stockholder and complies with the provisions of this Section 4.03(g) with respect to all Pre-emptive Stockholders by offering to such Pre-emptive Stockholders their share of such Additional Company Shares (as otherwise determined pursuant to Section 4.03(a) prior to any sales and issuances permitted by this Section 4.03(g)); provided, that (i) prior to the Company complying with the provisions of this Section 4.03(g), no Additional Company Shares issued pursuant to this Section 4.03(g) shall be entitled to vote on any matter presented to the stockholders of the Company and the Company shall not declare or pay any dividends or other distributions with respect to the Additional Company Shares issued to the Stockholders pursuant to this Section 4.03(g) and (ii) in no event shall any Pre-emptive Stockholder be required to acquire any Additional Company Shares from any other Stockholder in connection with its exercise of its rights under this Section 4.03.
Section 4.04    REIT Compliance.

(a)    Adverse Regulatory Event. In the event of an Adverse Regulatory Event arising from or in connection with this Agreement or a REIT Party’s ownership of Company Shares, the Company and the Stockholders shall work together in good faith to eliminate the impact of such Adverse Regulatory Event, including entering into such amendments to this Agreement as may be necessary or appropriate or to permit such REIT Party to effect the Transfer of its Company Shares.

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For purposes of this Agreement, the term “Adverse Regulatory Event” means any time that an Applicable Law imposes upon a REIT Party (or could impose upon a REIT Party in its reasonable opinion) any material threat to such REIT Party’s or any of its Affiliates’ status as a “real estate investment trust” under the Code.
(b)    Ownership of Company Shares. Notwithstanding anything in this Agreement to the contrary, neither the Company nor any Stockholder shall have any authority to take, and none shall take, any action which shall cause any REIT Party to own (directly, indirectly, or constructively) at any time more than thirty-four percent (34%) in aggregate of the vote or value of the then outstanding Company Shares (as determined under each of Sections 856(d)(3) (inclusive of Section 856(d)(5)), 856(d)(9)(F), and 856(l)(2) of the Code).
ARTICLE V
FINANCIAL INFORMATION; ACCESS RIGHTS

Section 5.01    Financial Information. In addition to, and without limiting any rights that the SVC Parties may have with respect to the inspection of the books and records of the Company under Applicable Law, the Company shall furnish to each SVC Party, the following information:

(a)    as soon as available, and in any event within forty-five (45) days following the end of each Fiscal Year, the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such Fiscal Year and the audited consolidated statements of income, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries for such Fiscal Year, accompanied by the certification of independent certified public accountants of recognized national standing selected by the Directors, to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years and fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the dates thereof and the results of its operations and changes in its cash flows and stockholders’ equity for the periods covered thereby;
(b)    as soon as available, and in any event within thirty (30) days following the end of each fiscal quarter, the unaudited consolidated balance sheet of the Company and its Subsidiaries at the end of such quarter and the unaudited consolidated statements of income, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries for such quarter, all in reasonable detail and all prepared in accordance with GAAP, consistently applied and certified by the Company’s Chief Financial Officer;
(c)    draft financial statements related to the Fiscal Year and each fiscal quarter shall be provided within thirty (30) days and twenty (20) days, respectively, following the end of the period in question; and
(d)    to the extent the Company or any of its Subsidiaries is required by Applicable Law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any

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annual reports, quarterly reports and other periodic reports actually prepared by the Company or Subsidiary promptly following filing or submission thereof.
Section 5.02    Access Rights.

(b)    The Company shall: (i) afford to the SVC Parties and their officers, trustees, directors, employees, attorneys, accountants and other representatives and agents, during normal business hours and upon reasonable notice, reasonable access to its officers, employees, auditors, and books and records; and (ii) afford such SVC Parties and other Persons the opportunity to consult with its officers and senior management from time to time regarding the Company’s affairs, finances and accounts as the SVC Parties, or such other Persons on behalf of the SVC Parties, may reasonably request upon reasonable notice, including presenting to such SVC Parties and such other Persons customary management presentations regarding the Company’s affairs, finances, accounts and related matters at the request of SVC.
(c)    The rights set forth in Section 5.02(a) above shall not and are not intended to limit any rights which the SVC Parties may have to inspect or audit the books and records of the Company, or to inspect its properties or discuss its affairs, finances and accounts, under Applicable Law or any other agreement to which SVC or any of its Affiliates on the one hand, and the Company or any of its Affiliates on the other hand, are a party.
(d)    Notwithstanding anything to the contrary herein, the information and access rights provided to the SVC Parties shall be expressly subject to the confidentiality and use restrictions set forth in Section 4.02.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES

Section 6.01    Representations and Warranties. Each Stockholder and the Company, severally and not jointly, represent and warrant to each other party that:

(a)    It has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other agreements and documents contemplated hereby, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action of such Stockholder or the Company, as applicable. It has duly executed and delivered this Agreement.
(b)    This Agreement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority.

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(c)    The Company and the Initial Stockholders represent and warrant that the execution, delivery and performance by each of them of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of the Organizational Documents or the governing documents of any of the Company’s Subsidiaries or of any Initial Stockholder, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law applicable to them, or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which any of them is a party or is otherwise bound other than those which have been obtained, except, with respect to the foregoing clauses (ii) and (iii), where such conflict, violation, default or failure to obtain consent would not reasonably be expected to have a material adverse effect on the Company or its Subsidiaries, taken as a whole.
(d)    SVC represents and warrants that the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of its governing documents, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law applicable to it, or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which such party is a party or is otherwise bound other than those which have been obtained, except, with respect to the foregoing clauses (ii) and (iii), where such conflict, violation, default or failure to obtain consent would not reasonably be expected to have a material adverse effect on SVC or its Subsidiaries, taken as a whole.
(e)    Except for this Agreement, the Registration Rights Agreement and the Organizational Documents, such party has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any party with respect to the Company Shares, including agreements or arrangements with respect to the acquisition or disposition of the Company Shares or any interest therein or the voting of the Company Shares (whether or not such agreements and arrangements are with the Company or any other stockholder of the Company).
ARTICLE VII
TERM AND TERMINATION

Section 7.01    Termination. This Agreement shall terminate upon the earliest of:

(a)    the consummation of a Public Offering resulting in a market value of the Company Common Stock held by public stockholders who are otherwise Third Party Purchasers of at least twenty million ($20,000,000) dollars;
(b)    the consummation of a Change of Control;
(c)    the date on which the SVC Parties no longer hold any Company Shares;
(d)    the dissolution, liquidation, or winding up of the Company; or

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(e)    upon the unanimous written consent of all SVC Parties and the Company.
Section 7.02    Effect of Termination.

(a)    The termination of this Agreement shall terminate all further rights and obligations of the Stockholders under this Agreement, except that such termination shall not affect:
(i)    the existence of the Company;
(ii)    the obligation of any party to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination;
(iii)    the rights which any Stockholder may have by operation of Applicable Law as a stockholder of the Company; or
(iv)    provisions of this Agreement which by their terms are intended or are stated to survive termination of this Agreement.
(b)    The following provisions shall survive the termination of this Agreement:
(i)     Section 4.02, Section 7.02 and Article VIII; and
(ii)    Section 3.07 and Section 4.04, but only so long as a REIT Party owns Company Shares; provided, that the obligations of an Initial Stockholder Party under such Sections shall terminate at such time as such Initial Stockholder Party neither owns or controls any Company Shares.
ARTICLE VIII
MISCELLANEOUS

Section 8.01    Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement or the transactions and matters contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 8.02    Release of Liability; Waiver of Fiduciary Duties. Subject to Section.7.02, if any Stockholder shall Transfer all of the Company Shares held by such Stockholder in compliance with the provisions of this Agreement without retaining any interest therein, then such Stockholder shall cease to be a party to this Agreement in its capacity as a Stockholder and shall be relieved and have no further liability arising hereunder in its capacity as a Stockholder for events occurring from and after the date of such Transfer. To the maximum extent permitted by Applicable Law, each Stockholder and its successors and assigns and, as applicable, its shareholders, stockholders, beneficial interest owners, members, partners, trustees, directors, officers, employees and agents, waives any and all fiduciary duties any Stockholder may now or in the future have to any other

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Stockholder, in each case in its capacity as a stockholder of the Company, in connection with this Agreement or the transactions and matters contemplated by this Agreement.

Section 8.03    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) when received if mailed by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth on Exhibit A hereto (or at such other address in the United States for a party as shall be specified in a notice given in accordance with this Section 8.03).

Section 8.04    Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (i) to Articles, Sections and Exhibits mean the Articles and Sections of, and the Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 8.05    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.06    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.07    Entire Agreement. This Agreement, the Registration Rights Agreement and the Organizational Documents constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the

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event of any inconsistency or conflict between this Agreement and the Organizational Documents, the Stockholders and the Company shall, to the extent permitted by Applicable Law, amend, consent to or waive provisions of each such Organizational Document to comply with the terms of this Agreement. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that neither the Company nor any SVC Party is a party to the Equityholders Agreement or has any obligations or rights under the Equityholders Agreement and that the provisions of this Agreement shall supersede in their entirety any inconsistent provisions contained in the Organizational Documents, including the Equityholders Agreement, as it relates to the Company and the SVC Parties and their rights and obligations hereunder.

Section 8.08    Assignment; Successors. Except as expressly set forth in this Agreement, this Agreement and the rights, interests and obligations of the parties hereunder may not be assigned, transferred or delegated. This Agreement and the rights, interests and obligations of a party hereunder may be assigned, transferred or delegated by the party to a Person who succeeds to all or substantially all the assets of such party, which successor or Person agrees in a writing delivered to the other parties hereto to be subject to and bound by all interests and obligations set forth in this Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns, including Permitted Transferees who acquire Company Shares in accordance with the terms of this Agreement.

Section 8.09    No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and, except as expressly set forth in this Agreement, nothing herein is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.10    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.11    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Maryland.

Section 8.12    Venue. Each party hereto agrees that it shall bring any Proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the courts of the State of Maryland and the Federal courts of the United States, in each case, located in the City of Baltimore (the “Chosen Courts”). Solely in connection with claims arising under this Agreement or the transactions contemplated hereby, each party hereto irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) agrees not to commence any such Proceeding except in such courts, (iii) waives, to the fullest extent

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it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Chosen Courts, (iv) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding and (v) agrees that service of process upon such party in any such Proceeding shall be effective if notice is given in accordance with Section 8.03. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Applicable Law. A final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Notwithstanding anything herein to the contrary, if a demand for arbitration of a Dispute is made pursuant to Section 8.13, this Section 8.12 shall not pre-empt resolution of the Dispute pursuant to Section 8.13.

Section 8.13    Dispute Resolution.

(a)    Disputes. Any disputes, claims or controversies arising out of or relating to this Agreement, the Organizational Documents or the transactions contemplated hereby, including any disputes, claims or controversies brought by or on behalf of a party hereto, a direct or indirect parent of a party, or any holder of equity interests (which, for purposes of this Section 8.13, shall mean any holder of record or any beneficial owner of equity interests, or any former holder of record or beneficial owner of equity interests) of a party, either on its own behalf, on behalf of a party or on behalf of any series or class of equity interests of a party or holders of any equity interests of a party against a party or any of their respective trustees, directors, members, officers, managers (including The RMR Group LLC or its parent and their respective successor), agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance, application or enforcement of this Agreement, including the agreements set forth in this Section 8.13, or the governing documents of a party (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) then in effect, except as those Rules may be modified in this Section 8.13. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the trustees, directors, officers or managers of a party and class actions by a holder of equity interests against those Persons and a party. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.
(b)    Selection of Arbitrators. There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of a demand for arbitration. Such arbitrators may be affiliated or interested persons of such parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to

33

timely select an arbitrator, then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date the AAA provides such list to select one (1) of the three (3) arbitrators proposed by the AAA. If the party (or parties) fail(s) to select the second (2nd)arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by the AAA to be the second (2nd) arbitrator; and, if they should fail to select the second (2nd) arbitrator by such time, the AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator. If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.
(c)    Location of Arbitration. Any arbitration hearing shall be held in Boston, Massachusetts, unless otherwise agreed by the parties, but the seat of arbitration shall be Maryland.
(d)    Scope of Discovery. There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators. For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.
(e)    Arbitration Award. In rendering an award or decision (an “Award”), the arbitrators shall be required to follow the laws of the State of Maryland, without regard to principles of conflicts of law. Any arbitration proceedings or Award rendered hereunder, and the validity, effect and interpretation of the agreements set forth in this Section 8.13 shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. An Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of the law on which it is based. Any monetary Award shall be made and payable in U.S. dollars free of any tax, deduction or offset. Subject to Section 8.13(f), each party against which an Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of such Award or such other date as such Award may provide.
(f)    Costs. Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties thereto, to the maximum extent permitted by Applicable Law of the State of Maryland, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an Award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s Award to the claimant or the claimant’s attorneys. Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.

34

(g)    Appeals. Notwithstanding any language to the contrary in this Agreement, any Award, including, but not limited to, any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”). An Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 8.13(g) shall apply to any appeal pursuant to this Section 8.13 and the appeal tribunal shall not render an Award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.
(h)    Final Judgment. Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 8.13(g), an Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon an Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any Award made, except for actions relating to enforcement of the agreements set forth in this Section 8.13 or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.
(i)    Intended Beneficiaries. This Section 8.13 is intended to benefit and be enforceable by the parties hereto and their respective shareholders, stockholders, members, beneficial interest owners, direct and indirect parents, trustees, directors, officers, managers (including The RMR Group LLC or its parent and their respective successor), members, agents or employees and their respective successors and assigns and shall be binding on the parties, and such Persons and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such Persons may have by contract or otherwise.
Section 8.14    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Stockholder, the Company and each transferee of Company Shares agrees, at the request of the Company or any Stockholder, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 8.15    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.16    No Liability. NO TRUSTEE, OFFICER, DIRECTOR, SHAREHOLDER, MEMBER, EMPLOYEE OR AGENT OF ANY PARTY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH PARTY. ALL PERSONS DEALING WITH SUCH PARTY IN ANY WAY, SHALL LOOK

35

ONLY TO THE ASSETS OF SUCH PARTY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by, as applicable, their respective officers thereunto duly authorized.
THE COMPANY:
Sonesta Holdco Corporation

By:
    Carlos R. Flores
    President and Chief Executive OfficerSVC:
Service Properties Trust

By:
    John G. Murray
    President and Chief Executive Officer
THE INITIAL STOCKHOLDERS:

Adam D. Portnoy
Diane Portnoy 2019 Revocable Trust
    By: Diane Portnoy, Trustee

By:	Adam D. Portnoy, as her Attorney-In-Fact

36

Exhibit A

NOTICE ADDRESSES
If to Sonesta Holdco Corporation:             Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attention:  Jennifer B. Clark, Secretary
Email: jclark@rmrgroup.com

with a copy to (which shall not constitute notice):	Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square Wilmington, Delaware 19899 Attention: Faiz Ahmad Email: faiz.ahmad@skadden.com
If to Service Properties Trust:             Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1632
Attention:  Jennifer B. Clark, Secretary
Email: jclark@rmrgroup.com

If to Adam D. Portnoy:                 Adam D. Portnoy
198 Commonwealth Avenue
Boston, Massachusetts 02116
Email: aportnoy@rmrgroup.com

If to the Diane Portnoy 2019 Revocable Trust:     Diane Portnoy
c/o Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attention: Warren M. Heilbronner                                    Email: wheilbronner@sullivanlaw.com

with a copy to (which shall not constitute notice):     Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attention: Lindsey A. Getz
                            Email: lgetz@sullivanlaw.com

A-1

EXHIBIT B
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT (the “Joinder Agreement”), dated as of __________, is entered into by _________________, [a ___________ organized under the laws of _____________ ] / [an individual residing at ] (the “New Stockholder”). All capitalized terms not defined in this Joinder Agreement shall have the meaning ascribed to such terms in that certain Stockholders Agreement dated as of February 27, 2020 by and among the individuals and entities named and listed therein as “Stockholders” and Sonesta Holdco Corporation, a Maryland corporation (the “Company”), as it may be amended from time to time (the “Stockholders Agreement”).
WHEREAS, the New Stockholder desires to acquire Company Shares [in a Transfer from [SVC / an Initial Stockholder]] and in connection therewith become a party to the Stockholders Agreement; and
WHEREAS, the New Stockholder shall become a party to the Stockholders Agreement, and in furtherance of the foregoing, the New Stockholder shall execute and deliver this Joinder Agreement to the Company and each Stockholder.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Stockholder hereby agrees as follows:
1.Agreement to be Bound. The New Stockholder hereby agrees that, upon execution of this Joinder Agreement, the New Stockholder shall become a party to the Stockholders Agreement as [an SVC Party / Initial Stockholder Party], and shall be fully bound by, subject to, and have all of the benefits and burdens of all of the covenants, terms and conditions of the Stockholders Agreement as [an SVC Party / Initial Stockholder Party] thereunder.
2.    Successors and Assigns. This Joinder Agreement shall bind and inure to the benefit of and be enforceable by the Company and each Stockholder, and their respective permitted successors, heirs and assigns.
3.    Counterparts. This Joinder Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
4.    Notices. All notices, demands or other communications to the New Stockholder shall be directed to the respective United States address set forth next to the New Stockholder’s name on the signature page hereto.
5.    Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the law (other than the law governing conflict of law questions) of the State of Maryland.
6.    Descriptive Headings. The descriptive headings of this Joinder Agreement are for convenience of reference only and do not constitute a part of this Joinder Agreement.
IN WITNESS WHEREOF, the New Stockholder has executed this Joinder Agreement as of the date first above written.
[____________________]

B-1

[By:                        ]
    [Name]
    [Title]

Address:
_____________________________
_____________________________
_____________________________

Accepted and agreed to:

THE COMPANY:
Sonesta Holdco Corporation

By:
Name:
Title:

B-2

SCHEDULE 1
CONTRIBUTED ENTITIES

Entity Name	Property
Auburn Hills Suites LLC, a Maryland limited liability company	Sonesta ES Suites Auburn Hills Detroit 2050 Featherstone Road Auburn Hills, MI
Hill Country Galleria Hotel LLC, a Texas limited liability company	Sonesta Bee Cave Austin Hotel 12525 Bee Cave Parkway Bee Cave, TX
Schaumburg Suites LLC, a Maryland limited liability company	Sonesta ES Suites Chicago – Schaumburg 901 East Woodfield Office Ct Schaumburg, IL

SCHEDULE 2
EXISTING PROPERTIES

NON-SALE PROPERTIES:
Owner	Hotel	Landlord	Manager
Cambridge TRS, Inc.	Sonesta Hilton Head 130 Shipyard Drive Hilton Head, SC	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Royal Sonesta Cambridge 40 Edwin H. Land Boulevard Cambridge, MA 02142	HPT Cambridge LLC	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Royal Sonesta Harbor Court Baltimore 550 Light Street Baltimore, MD	Harbor Court Associates, LLC	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta Hotel Philadelphia 1800 Market Street Philadelphia, PA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Royal Sonesta Houston Hotel 2222 West Loop South Houston, TX	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Royal Sonesta New Orleans 300 Bourbon Street New Orleans, LA	Royal Sonesta, Inc.	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta Fort Lauderdale 999 North Fort Lauderdale Beach Boulevard Fort Lauderdale, FL	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta Silicon Valley 1820 Barber Lane Milpitas, CA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Royal Sonesta Chase Park Plaza 212-232 Kingshighway Boulevard St. Louis, MO	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
HPT Clift TRS LLC	The Clift Royal Sonesta Hotel 495 Geary Street San Francisco, CA	HPT Geary Properties Trust	Sonesta Clift LLC
Cambridge TRS, Inc.	The Sonesta Irvine 17941 Von Karman Avenue Irvine, CA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
HPT Wacker Drive TRS LLC	The Royal Sonesta Chicago 71 East Wacker Drive Chicago, IL	HPT IHG-2 Properties Trust	Sonesta Chicago LLC
Cambridge TRS, Inc.	Sonesta Suites Scottsdale 7300 East Gainey Suites Drive Scottsdale, AZ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Orlando 8480 International Drive Orlando, FL	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation

SALE PROPERTIES:
Owner	Hotel	Landlord	Manager
Cambridge TRS, Inc.	Sonesta Gwinnett Place 1775 Pleasant Hill Road Duluth, GA	HPT Cambridge LLC	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Atlanta 760 Mt. Vernon Highway N.E. Atlanta, GA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Burlington 11 Old Concord Road Burlington, MA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Andover 4 Technology Drive Andover, MA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Parsippany 61 Interpace Parkway Parsippany, NJ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Somerset 260 Davidson Avenue Somerset, NJ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Princeton 4375 U.S. Route 1 South Princeton, NJ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Malvern 20 Morehall Road Malvern, PA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Dublin 435 Metro Place South Dublin, OH	HPTMI Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Flagstaff 3440 Country Club Drive Flagstaff, AZ	HPTMI Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Houston 5190 Hidalgo Street Houston, TX	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Columbia 8844 Columbia 100 Parkway Columbia, MD	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Charlotte 7925 Forest Pine Drive Charlotte, NC	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites St. Louis 1855 Craigshire Road St. Louis, MO	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Tucson 6477 East Speedway Boulevard Tucson, AZ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Colorado Springs 3880 North Academy Boulevard Colorado Springs, CO	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Minneapolis 3040 Eagandale Place Eagan, MN	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation

Cambridge TRS, Inc.	Sonesta ES Suites Omaha 6990 Dodge Street Omaha, NE	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Princeton 4225 US Highway 1 South Brunswick – Princeton, NJ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Somers Point 900 Mays Landing Road Somers Point, NJ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Cincinnati 2670 Kemper Road Sharonville, OH	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Oklahoma City 4361 West Reno Avenue Oklahoma City, OK	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Burlington 35 Hurricane Lane Williston, VT	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Cleveland Airport 17525 Rosbough Drive Middleburg Heights, OH	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Westlake 30100 Clemens Road Westlake, OH	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Birmingham 3 Greenhill Pkwy at U.S. Highway 280 Birmingham, AL	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Montgomery 1200 Hilmar Court Montgomery, AL	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Wilmington – Newark 240 Chapman Road Newark, DE	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Jacksonville 8365 Dix Ellis Trail Jacksonville, FL	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Ann Arbor 800 Victors Way Ann Arbor, MI	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites St. Louis – Chesterfield 15431 Conway Road Chesterfield, MO	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Cincinnati – Blue Ash 11401 Reed Hartman Highway Blue Ash, OH	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Cincinnati – Sharonville West 11689 Chester Road Cincinnati, OH	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation

Cambridge TRS, Inc.	Sonesta ES Suites Providence – Airport 500 Kilvert Street Warwick, RI	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Memphis 6141 Old Poplar Pike Memphis, TN	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Houston – NASA Clear Lake 525 Bay Area Boulevard Houston, TX	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Portland – Vancouver 8005 NE Parkway Drive Vancouver, WA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Atlanta – Perimeter Center East 1901 Savoy Drive Atlanta, GA	HPT IHG-3 Properties LLC	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Chicago – Lombard 2001 South Highland Avenue Lombard, IL	HPT IHG-3 Properties LLC	Sonesta International Hotels Corporation

SCHEDULE 3
ADJUSTED INVESTED CAPITAL

Owner	Hotel	Invested Capital as of the Effective Time
Cambridge TRS, Inc.	Sonesta Hilton Head 130 Shipyard Drive Hilton Head, SC	$49,183,633
Cambridge TRS, Inc.	Royal Sonesta Cambridge 40 Edwin H. Land Boulevard Cambridge, MA 02142	$126,959,764
Cambridge TRS, Inc.	Royal Sonesta Harbor Court Baltimore 550 Light Street Baltimore, MD	$19,055,410
Cambridge TRS, Inc.	Sonesta Hotel Philadelphia 1800 Market Street Philadelphia, PA	$53,048,590
Cambridge TRS, Inc.	Royal Sonesta Houston Hotel 2222 West Loop South Houston, TX	$32,995,868
Cambridge TRS, Inc.	Royal Sonesta New Orleans 300 Bourbon Street New Orleans, LA	$175,587,184
Cambridge TRS, Inc.	Sonesta Fort Lauderdale 999 North Fort Lauderdale Beach Boulevard Fort Lauderdale, FL	$42,173,235
Cambridge TRS, Inc.	Sonesta Silicon Valley 1820 Barber Lane Milpitas, CA	$44,911,454
Cambridge TRS, Inc.	Royal Sonesta Chase Park Plaza 212-232 Kingshighway Boulevard St. Louis, MO	$64,693,612
HPT Clift TRS LLC	The Clift Royal Sonesta Hotel 495 Geary Street San Francisco, CA	$129,855,252
Cambridge TRS, Inc.	The Sonesta Irvine 17941 Von Karman Avenue Irvine, CA	$28,949,774
HPT Wacker Drive TRS LLC	The Royal Sonesta Chicago 71 East Wacker Drive Chicago, IL	$49,663,055
Cambridge TRS, Inc.	Sonesta Suites Scottsdale 7300 East Gainey Suites Drive Scottsdale, AZ	$23,500,000
Cambridge TRS, Inc.	Sonesta ES Suites Orlando 8480 International Drive Orlando, FL	$22,083,200

SCHEDULE 4
SONESTA HOLDCO SUBSIDIARIES
(See attached organizational chart)

SCHEDULE 5
SONESTA HOLDCO DISCLOSURE SCHEDULE

Section 4.1(2)(c): Capitalization

•	Equityholders Agreement, dated as of June 3, 2019, among the stockholders and companies named therein.